Exhibit 10.2

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

dated as of December 31, 2010

by and among

GREAT LAKES DREDGE & DOCK COMPANY, LLC,

L.W. MATTESON, INC.

and

LAWRENCE W. MATTESON

and

LARRY W. MATTESON

- i -

4.19	Employee Benefit Plans	36
4.20	Employment and Labor Matters	38
4.21	Taxes	39
4.22	Suppliers; Customers	40
4.23	Government Contracts	41

ARTICLE V Representations and Warranties of Purchaser		44

5.1	Due Incorporation	44
5.2	Authority	44
5.3	No Violations	44
5.4	Disclaimer	44
5.5	Litigation	44
5.6	Brokers	45

ARTICLE VI Indemnification		45

6.1	Indemnification by Seller	45
6.2	Indemnification by Purchaser	45
6.3	Claim Procedure/Notice of Claim	46
6.4	Survival of Representations, Warranties and Covenants; Determination of Adverse Consequences	48
6.5	Limitations on Indemnification Obligations	48
6.6	Set-Off	50

ARTICLE VII Employee Matters		50

7.1	Employees to be Hired by Purchaser	50
7.2	Workers’ Compensation, Medical Claims and Retirees	52

ARTICLE VIII Certain Other Agreements		52

8.1	Post Closing Access to Record	52
8.2	Consents Not Obtained at Closing	53
8.3	Novation of Government Contracts	53
8.4	Performance of Government Contracts Pending Novation	55
8.5	Failure to Obtain Consent	55
8.6	Avoidance of Double Withholding Taxes	55
8.7	Bulk Sale Waiver and Indemnity	56
8.8	Post-Closing Confidentiality	56
8.9	Non-Competition; Non-Solicitation	56
8.10	Use of L.W. Matteson Name	58
8.11	Shareholders’ Guarantee	58
8.12	Tax Allocation	58
8.13	Seller’s Insurance	58
8.14	Property on Adjacent Parcel	59

ARTICLE IX Miscellaneous		59

9.1	Cost and Expenses	59
9.2	Entire Agreement	59

- ii -

9.3	Counterparts	59
9.4	Assignment, Successors and Assigns	59
9.5	Severability	60
9.6	Headings	60
9.7	Risk of Loss	60
9.8	Governing Law	60
9.9	Press Releases and Public Announcements	60
9.10	U.S. Dollars	60
9.11	Notices	60
9.12	SUBMISSION TO JURISDICTION; VENUE	62
9.13	WAIVER OF JURY TRIAL	62
9.14	Waiver	62
9.15	No Third-Party Beneficiary	62
9.16	Enforcement Costs	62

- iii -

Exhibit Index

Exhibit	Description	Section Reference

A	Form of Set-Off Indemnity Escrow Agreement	6.6

- v -

Disclosure Schedule Index

Section 4.1(a) -	Foreign Qualifications
Section 4.1(b) -	Capitalization
Section 4.3 -	Required Consents and Approvals
Section 4.4 -	Brokers
Section 4.6 -	Related Party Transactions
Section 4.7(c)(i) -	Seller Personal Property
Section 4.8 -	Condition of Assets
Section 4.9(a) -	Facilities
Section 4.9(b) -	Owned Real Property
Section 4.9(c) -	Leasehold Interests
Section 4.10(a) -	Vessels and Marine Assets
Section 4.10(b) -	Chartered Vessels
Section 4.10(c) -	Deficiencies with regard to Marine Assets and Chartered Vessels
Section 4.10(d) -	Exceptions to U.S. documentation with coastwise trade endorsements
Section 4.10(g) -	Pending Maritime Claims
Section 4.10(h) -	List of Vessels Under Construction
Section 4.10(i) -	List of Marine Personnel
Section 4.10(j) -	List of Actual or Alleged Violations
Section 4.11 -	Litigation and Compliance with Laws
Section 4.12 -	Intellectual Property
Section 4.13 -	Contracts
Section 4.14(f) -	Financial Statements; Backlog
Section 4.14(g) -	Financial Statements; Non-Recurring Contracts
Section 4.14(h) -	Financial Statements; Capital Expenditures
Section 4.14(i) -	Financial Statements; Indebtedness
Section 4.15 -	Changes Since the Interim Balance Sheet Date
Section 4.16 -	Insurance
Section 4.17 -	Licenses and Permits
Section 4.18(b) -	Environmental Matters; Hazardous Materials—Properties
Section 4.18(d) -	Environmental Matters; Storage Tanks
Section 4.19 -	Employee Benefits
Section 4.19(d) -	Certain Benefit Plan Matters
Section 4.20 -	Employee and Labor Matters
Section 4.21 -	Tax Matters
Section 4.22(a) -	Suppliers
Section 4.22(b) -	Customers
Section 4.23(a) -	Government Contracts and Subcontracts
Section 4.23(i) -	Government Contracts - Technical Data
Section 4.23(k) -	Government Contracts - Liquidated Damages
Section 4.23(p) -	Certain Government Contracts

- vi -

Schedule Index

Schedule 1.1 -	Certain Permitted Liens
Schedule 2.1 -	Certain Retained Assets
Schedule 2.3(b) -	Illustrative Calculation of Earnout Payments
Schedule 2.7 -	Certain Retained Liabilities
Schedule 2.9 -	Purchase Price Allocation Schedule
Schedule 3.2(f) -	Certain Required Consents and Approvals

- vii -

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is made and entered into as of December 31, 2010 (this “Agreement”) by and among GREAT LAKES DREDGE & DOCK COMPANY, LLC, a Delaware limited liability company (“Purchaser”), L.W. MATTESON, INC., an Iowa corporation (“Seller”), and LAWRENCE W. MATTESON and LARRY W. MATTESON (each a “Shareholder” and together with Seller, the “Seller Parties”).

RECITALS:

A.      Seller is engaged in the dredging business, including inland lake and river dredging, inland levee and construction dredging, environmental restoration and habitat improvement (the “Business”).

B.      Seller desires to sell the Business and substantially all of its assets and properties and transfer certain specified liabilities and Purchaser desires to acquire the Business and substantially all of the assets and properties, and assume certain specified liabilities, of Seller, on the terms and subject to the conditions hereinafter set forth.

C.      The Shareholders, together, own, beneficially and of record, all of the outstanding capital stock of Seller in the amounts set forth on Section 4.1(b) of the Disclosure Schedule.

D.      In addition, Mr. Lawrence W. Matteson owns certain assets and property used by Seller in the Business, which he will convey to Purchaser in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing recitals, the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

1.1     Previously Defined Terms. Each term defined in the first paragraph and Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

1.2     Definitions. Whenever used herein, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context clearly requires otherwise:

“Accounts Receivable” - As defined in clause (i) of the definition of Purchased Assets.

“ACH” means Automated Clearing House.

“Adverse Consequences” means all Proceedings, claims, demands, Orders, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, interest, Liens, losses, expenses and fees, including all reasonable accounting, consultant and attorneys’ fees and court costs, costs of expert witnesses and other expenses of Proceedings; provided, that Adverse Consequences shall not include punitive or exemplary damages except to the extent asserted against an Indemnified Party by a third party.

“Affiliate” means (a) with respect to an individual, (i) the members of the immediate family (including parents, siblings and children) of the individual, (ii) the individual’s spouse, and (iii) any Business Entity that directly or indirectly, through one or more intermediaries is Controlled by, or is under common Control with, any of the foregoing individuals, or (b) with respect to any Person other than an individual, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such Person. The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Each Shareholder shall be deemed an Affiliate of Seller.

“Affiliate Receivables” means all accounts, notes, contract or other receivables owed to Seller by a Shareholder or any other Affiliate of Seller or either Shareholder, including any and all receivables owed to Seller by MMS.

“Audited Financial Statements” means the audited balance sheets of Seller as of December 31, 2009, December 31, 2008, and December 31, 2007 and the related audited statements of income, shareholders’ equity and cash flows for the years then ended, together with the report thereon of McGladrey & Pullen or CPA Associates, as applicable, Seller’s independent certified public accountants.

“Backlog” means work not yet started and remaining work in progress under Contracts of the Business transferred to Purchaser with respect to services to be performed by Purchaser subsequent to the Closing Date, as determined on a percentage of completion basis as of the Closing Date.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in Chicago, Illinois are authorized or required to be closed.

“Business EBITDA” means, for any Earnout Period, the income of the Business before interest, income taxes, depreciation and amortization for such Earnout Period, calculated in accordance with GAAP and based on the same accounting principles and procedures applied in the preparation of the Most Recent Audited Financial Statements; provided, however, that the parties hereto acknowledge and agree as follows:

(a)      Business EBITDA shall not include the following:

  (i)     any income, gains, losses or expenses from any other business of Purchaser, including any business of Purchaser that Purchaser may from or after the Closing combine with the Business (provided, however, that Purchaser shall use commercially reasonable efforts to ensure that Business EBITDA shall continue to be determinable notwithstanding any such combination of business with the Business);

  (ii)     any gain or loss on the sale of equipment, Marine Assets or investments; or

  (iii)    any transaction costs or fees incurred by Purchaser or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement;

(b)        for any vessels or other equipment utilized by the Business, which are owned or leased by Purchaser but do not constitute Purchased Assets, the Business EBITDA shall be reduced by an amount equal to the customary rate charged internally by Purchaser for the use of such vessels or other equipment on a project or contract of Purchaser (provided that such rate shall be reduced by any depreciation component otherwise included therein);

(c)        for any personnel of Purchaser utilized by the Business, the Business EBITDA shall be reduced by an amount reflecting the fully-loaded cost for such personnel and the time spent for the Business (except to the extent the cost of any such personnel already has been deducted in the calculation of Business EBITDA);

(d)        for any contract awarded to the Business after the Closing primarily due to the Business then being owned by Purchaser (e.g., due to Purchaser’s greater bonding capacity), or any contract or additional work delegated or assigned after Closing by Purchaser to the Business, the Business EBITDA shall be reduced by any amount equal to any direct costs incurred by Purchaser in connection therewith (and not otherwise already charged against Business EBITDA);

(e)        for any project on which the majority of the dredges used by the Business are not dredges that Purchaser acquired from Seller in connection with the transactions contemplated hereby, the Business EBITDA shall be reduced by an amount equal to twenty-five percent (25%) of the net margin realized on such project in such Earnout Period; and

(f)         for each EBITDA Period, the Business EBITDA shall be reduced by an overhead charge in an amount equal to 0.4% of the revenues of the Business for such Earnout Period.

“Business EBITDA Shortfall” means, for any Earnout Period, the amount, if any, by which $9,000,000 exceeds the Business EBITDA for such Earnout Period.

“Business Entity” means any Person other than an individual or a Governmental Authority.

“Cash Purchase Price” means an amount equal to Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000).

“CERCLA” - As defined in clause (i) of the definition of Hazardous Material.

“Closing Accounts Receivable” means all Accounts Receivable outstanding as of the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any Information concerning the Business or Purchased Assets, other than information that (i) is already part of the public domain, (ii) becomes publicly known through no wrongful act or omission of any Seller Party or (iii) is required to be disclosed under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a demand or information request from an executive or administrative agency or other Governmental Authority; provided, however, the applicable Seller Party shall promptly notify Purchaser of the existence, terms and circumstances surrounding such demand or request, and shall reasonably cooperate with Purchaser (at the sole cost and expense of Purchaser) in taking legally available steps to resist or narrow such demand or request.

“Contract Bid” means any outstanding bid, quotation or proposal by Seller that if accepted or awarded could lead to a Government Contract.

“Contracts” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, arrangement or undertaking, written or oral, or other document or instrument to which or by which such Person is a party or otherwise subject or bound or to which or by which any asset, property or right of such Person is subject or bound.

“Current Assets” means Seller’s Accounts Receivable, costs and estimated earnings in excess of billings on uncompleted Contracts of the Business, deposits and Prepaids; provided, that Current Assets do not include any Retained Assets.

“Current Liabilities” means those liabilities that constitute accounts payable, accrued expenses, accrued but unpaid employee compensation and benefits (including accrued vacation, holiday or leave time), billings in excess of costs and estimated earnings on uncompleted Contracts of the Business; provided, that Current Liabilities do not include the note payable to the City of Decatur, any claims payable or other Retained Liabilities.

“Disclosure Schedule” means the letter dated as of even date herewith delivered to Purchaser by Seller simultaneously with the execution and delivery of this Agreement.

“Employment and Non-Compete Agreement” means the employment and non-compete agreements entered into on the Closing Date between Purchaser and each of Larry W. Matteson and Jon G. Nieman.

“Environmental Laws” means any and all Laws, permits, approvals, authorizations, Orders and other requirements having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to: (i) emissions, discharges, spills, releases or threatened releases of Hazardous Materials; (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Materials; (iii) the regulation of storage tanks; or (iv) otherwise relating to pollution or the protection of human health, safety or the environment, including the following statutes as now written and amended, and as amended hereafter, including any and all regulations promulgated thereunder and any and all state and local counterparts: CERCLA, the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. §6901 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. §300f et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b), (m) or (o) of the Code.

“Final Net Working Capital” means the Net Working Capital as reflected on the Final Closing Balance Sheet.

“Financial Statements” means the Audited Financial Statements and the Interim Financial Statements.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Geographical Area” means North America, Central America, South America, the Caribbean, the Middle East, Africa, India, Australia, and Asia.

“Government Contract” means any Contract between Seller and any Governmental Authority.

“Government Subcontract” means any Contract between Seller and any prime contractor or upper-tier subcontractor relating to a Contract between such Person and any Governmental Authority.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions.

“Hazardous Material” means (i) all substances, wastes, pollutants, contaminants and materials (collectively, “Substances”) regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as these statutes’ implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S. C. Section 136 et seq; the Atomic Energy Act, 42 U.S.C. Section 22011 et seq; and the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq; (ii) all Substances with respect to which any Governmental Authority otherwise requires environmental investigation, monitoring, reporting, or remediation; (iii) petroleum and petroleum products and by products including crude oil and any fractions thereof; (iv) natural gas, synthetic gas, and any mixtures thereof; and (v) radon, radioactive substances, asbestos, urea formaldehyde, and polychlorinated biphenyls (“PCBs”).

“Indebtedness” means any (a) obligations relating to indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement obligations related to banker’s acceptances, surety bonds or letters of credit, whether or not matured), (b) obligations evidenced by a note, bond, debenture or similar instrument, (c) capital lease obligations, (d) letter of credit arrangements, (e) obligations in respect of futures contracts, forward contracts, swaps, options, hedging or similar arrangements and (f) obligations of the types referred to in the preceding clauses (a) through (e) of any other Person guaranteed by the Seller or secured by a Lien on any assets of the Seller.

“Interim Balance Sheet” means the balance sheet included in the Interim Financial Statements.

“Interim Balance Sheet Date” means September 30, 2010.

“Interim Financial Statements” means the unaudited balance sheet of Seller as of the Interim Balance Sheet Date and the related unaudited statements of income and cash flows for the portion of the fiscal year then ended.

“Inventory” - As defined in clause (iii) of the definition of Purchased Assets.

“IRS” means the Internal Revenue Service.

“Law” means any law, statute, code, regulation, ordinance, rule, Order, or governmental requirement enacted, promulgated, entered into, agreed, imposed or enforced by any Governmental Authority.

“Leasehold Interests” - See clause (v) of definition of Purchased Assets.

“Liabilities” means any obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, right of any third party, easement, encroachment or other encumbrance.

“Material Adverse Change” means a change that is or could reasonably be expected to be materially adverse to (a) the results of operations, financial condition, business, rights, properties, assets or liabilities of Seller, the Business or the Purchased Assets, taken as a whole (b) Seller’s relations with its management, employees, creditors, suppliers, customers, regulators, insurers or others having material business relationships with Seller or the Business, or (c) the ability of Seller or Purchaser to consummate the transactions contemplated hereby or perform its obligations hereunder; provided, that none of the following shall be deemed to constitute, either alone or in combination, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (i) any adverse change or development relating to the United States financial, banking or securities markets, (ii) conditions resulting from the announcement of the transactions contemplated hereby or (iii) national or international political or social conditions.

“MMS” means Matteson Marine Services, Inc., an Iowa corporation.

“Most Recent Audited Balance Sheet” means Seller’s audited balance sheet as of December 31, 2009.

“Most Recent Audited Balance Sheet Date” means December 31, 2009.

“Most Recent Audited Financial Statements” means Seller’s audited financial statements as of, and for the year ended, December 31, 2009.

“Mr. Matteson” means Lawrence W. Matteson.

“Net Working Capital” means the Current Assets minus the Current Liabilities, which shall be calculated in accordance with GAAP and based on the same accounting principles and procedures applied in the preparation of the Most Recent Audited Financial Statements.

“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by, or settlement agreement with, a Governmental Authority.

“Ordinary Course” means the ordinary course of business of Seller, consistent with past practice and custom (including with respect to quantity and frequency).

“Past Due Rate” means an interest rate equal to nine percent (9%) per annum.

“PCBs” - As defined in clause (v) of the definition of Hazardous Material.

“Permitted Liens” means (a) liens for Taxes not yet due and payable or for Taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books and records of Seller, (b) landlord and lessor liens existing under the terms and conditions of leases of real or personal property, but not any such lien that has arisen or exists as a result of a default or breach by Seller of any obligation thereunder or the failure of any condition thereunder to be satisfied, (c) carrier’s, warehousemen’s, mechanic’s, materialmen’s or similar liens arising in the Ordinary Course securing amounts not yet due and payable, and (d) liens described on Schedule 1.1.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

“Prepaids” - As defined in clause (ii) of the definition of Purchased Assets.

“Proceeding” means any action, complaint, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court, tribunal or other Governmental Authority or any arbitrator or arbitration panel.

“Purchased Assets” means the Business and all assets, rights and properties owned by (a) Seller (other than the Retained Assets) and (b) Mr. Matteson (but only to the extent constituting Shareholder Assets and in any event excluding any real property), in each case, on the Closing Date, whether or not carried and reflected on the books of Seller, wherever located, including the following:

  (i)       all accounts, notes, contract or other receivables of Seller, other than Affiliate Receivables (collectively, “Accounts Receivable”);

  (ii)      all deposits and advances, prepaid expenses and other prepaid items of Seller, to the extent the foregoing are transferable to Purchaser and the full amount thereof is realizable by Purchaser after the Closing, but not including any prepaid Taxes and licenses (collectively, “Prepaids”);

  (iii)     all inventories of Seller, including all inventories of parts and supplies (collectively, “Inventory”);

  (iv)     all Marine Assets (and all drawings, records and logs relating thereto) and other tangible assets, including vehicles, trucks, tractors, trailers and other transportation equipment, machinery, equipment, tools, strapping, pallets, spare parts, operating supplies, fuel, furniture and office equipment, fixtures, construction-in-progress, telephone systems, telecopiers, photocopiers and computer hardware, of Seller, including all tangible assets listed in Section 4.7(c)(i) of the Disclosure Schedule and Sections 4.10(a) and (b) of the Disclosure Schedule;

  (v)      all of Seller’s right, title and interest in and to the Facilities, including the real property leases described in Section 4.9(c) of the Disclosure Schedule and the leasehold improvements situated on the leased real property which is the subject of each such lease (collectively, the “Leasehold Interests”), other than the Owned Real Property;

  (vi)     all of Seller’s right, title and interest in, to or under the (A) Contracts described in Section 4.13 of the Disclosure Schedule (other than the Contracts set forth on Schedule 2.1) and (B) any executory Contracts of Seller which relate to the Business and are not required to be listed in the Disclosure Schedule pursuant to Section 4.13 of this Agreement;

  (vii)    all of Seller’s right, title and interest in and to the following intellectual property: trade names (including “L.W. Matteson” and “Matteson Dredging”), trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications; copyrights, copyright registrations, copyright applications; patent rights (including issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors’ certificates); domain names; licenses with respect to any of the foregoing; trade secrets, proprietary manufacturing information and know-how; computer software, inventions, inventors’ notes, drawings and designs; customer and vendor lists and the goodwill associated with any of the foregoing, including any of the foregoing described in Section 4.12 of the Disclosure Schedule;

  (viii)   all Permits to the extent transferable or assignable to Purchaser;

  (ix)     all of Seller’s right, title and interest in choses in action, claims and causes of action or rights of recovery or set-off of every kind and character, including under warranties, guarantees and indemnitees;

  (x)      all of Seller’s files, papers, documents and records, including credit, sales and accounting records, price sheets, catalogues and sales literature, books, processes, advertising material, stationery, office supplies, forms, catalogues, manuals, correspondence, logs, employment records and any other information reduced to writing;

  (xi)     a copy of Seller’s general ledgers and books of original entry;

  (xii)    all of Seller’s right, title and interest in, to or under restrictive covenants and obligations of its present and former employees, agents, representatives, independent contractors and others;

  (xiii)   the Shareholder Assets;

  (xiv)   the Business of Seller as a going concern; and

  (xv)    all other assets owned and used by Seller in the conduct of the Business, other than the Retained Assets.

“Registered Vessel” means each Vessel that is listed as a “Registered Vessel” on Section 4.10(a) of the Disclosure Schedule.

“Release” means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

“Retained Assets” means the following:

  (i)       all cash and cash equivalents and marketable securities of Seller;

  (ii)      Seller’s corporate seal, minute books and stock record books, the general ledgers and books of original entry, all Tax Returns and other Tax records, reports, data, files and documents;

  (iii)     all of Seller’s right, title and interest in and to the Owned Real Property;

  (iv)     all of Seller’s right, title and interest in choses of action, claims and causes of action or rights of recovery or set-off of every kind and character, including under warranties, guarantees and indemnitees, but only to the extent related to another Retained Asset or a Retained Liability;

  (v)      all Affiliate Receivables;

  (vi)     Seller’s rights under this Agreement;

  (vii)    all of Seller’s right, title and interest in any insurance policies, including those identified in Section 4.16 of the Disclosure Schedule, together with the right to make claims thereunder and to seek refunds of premiums paid on account thereof;

  (viii)   any funds or assets of any Benefit Plan sponsored or maintained by the Seller, except to the extent owned by Seller’s employees;

  (ix)     all of Seller’s rights, title and interest in prepaid Taxes, Tax refunds and credits;

  (x)      all of Seller’s right, title and interest in, to and under the assets identified on Schedule 2.1;

  (xi)     Seller’s rights under the Surety Contract;

  (xii)    Seller’s rights under the “Employment Contracts” listed in Section 4.19(a) of the Disclosure Schedule (the “Seller’s Employment Contracts”); and

  (xiii)   all of Seller’s rights to project modification proceeds, but only for work completed by Seller prior to the Closing Date on projects completed prior to the Closing Date and not assigned to Purchaser.

“Security Agreement” means the Equipment Security Agreement entered into on the Closing Date between Purchaser and Seller pursuant to which Purchaser grants to Seller a security interest in certain of the Purchased Assets as security for the payment of the Seller Note.

“Seller Government Contract” means any Contract Bid or Government Contract.

“Seller Government Subcontract” means any Subcontract Bid or Government Subcontract.

“Seller’s Employment Contracts” has the meaning assigned thereto in clause (xii) of the definition of “Retained Assets”.

“Seller’s Knowledge” means the actual knowledge of either Shareholder, Jon G. Nieman or Brad Callison, each after due inquiry and investigation (including a reasonable review of such person’s applicable files and, where appropriate, conferring with legal counsel and financial advisors).

“Set-Off Indemnity Escrow Agreement” means an Escrow Agreement among Purchaser, Seller and a nationally recognized bank or trust company selected by Purchaser and reasonably satisfactory to Seller, substantially in the form of Exhibit A or with such changes thereto as are required by the escrow agent and reasonably acceptable to Purchaser and Seller, which shall be entered into if and when contemplated by Section 6.6.

“Shareholder Assets” means those assets identified on Section 4.10(a) of the Disclosure Schedule that have “Lawrence” under the heading “Asset ID” therefor.

“Shareholder Assets Purchase Price” means $750,000.

“Shareholder Consulting and Non-Compete Agreement” means the Consulting and Non-Compete Agreement entered into on the Closing Date between Mr. Matteson and Purchaser.

“Subcontract Bid” means any outstanding bid, quotation or proposal by Seller that if accepted or awarded could lead to a Government Subcontract.

“Substances” - As defined in clause (i) of the definition of Hazardous Material.

“Surety Contract” means the General Agreement of Indemnity dated as of February 16, 1998 between Seller and Travelers Casualty and Surety Company of America, as amended.

“Target Net Working Capital” means Three Million Three Hundred Fifty Thousand Dollars ($3,350,000).

“Tax Return” means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

“Taxes” means all taxes, charges, fees, duties (including custom duties), levies or other assessments, including income, gross or net receipts, gross or net proceeds, capital gains, profits, gaming, capital, estimated, alternative or add-on minimum, registration, natural resources, premium, ad valorem, turnover, real or personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

“USCG” means the United States Coast Guard.

“VDR” means the virtual data room made available to Purchaser and its counsel by or on behalf of Seller for purposes of facilitating the transactions contemplated hereby.

1.3     Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term	Section
Adjustment Report	2.5(b)
Agreement	Introduction
Aggregate Purchase Price	2.2
Assignment of Lease	3.2(i)
Assumed Liabilities	2.7(a)

Assumption Agreement	3.2(c)
Benefit Plans	4.19(b)
Burlington Lease	3.2(h)
Business	Recitals
Chartered Vessels	4.10(b)
Claim Notice	6.3(a)
Claimed Amount	6.3(a)
Closing	3.1(a)
Closing Date	3.1(a)
Controlling Party	6.3(d)
Crew	4.10(i)
Critical Representations	6.4(b)
Earnout Payment	2.3(b)(i)
Earnout Period	2.3(b)(i)
Effective Time	3.1(b)
Estimated Cash Purchase Price	2.4(b)
Estimated Net Working Capital	2.4(a)
Facilities	4.9(a)
Final Closing Balance Sheet	2.5(d)
Finally Determined	6.6
Final Net Working Capital Calculation	2.5(a)
Indemnified Party	6.3(a)
Indemnifying Party	6.3(a)
Independent Accounting Firm	2.5(c)
Interim Period	8.4(a)
Lower Limit	2.5(c)
Marine Assets	4.10(a)
Net Business EBITDA	2.3(b)(ii)
Non-controlling Party	6.3(c)
Novation Agreement	8.3(b)
Objection Notice	6.3(b)
Owned Real Property	4.9(b)
Permits	4.17
Preferred Bidder Status	4.23(p)
Properties	4.9(c)
Purchase Price Allocation Schedule	2.9
Purchaser	Introduction
Purchaser Indemnitees	6.1
Request	8.3(b)
Response	6.3(b)
Restricted Person	8.9(e)
Restrictive Covenant	8.9(e)
Retained Liabilities	2.7(b)
Seller	Introduction
Seller Bill of Sale and Assignment Agreement	3.2(a)

Seller Indemnitees	6.2
Seller Marine Assets	4.10(a)
Seller Note	2.3(a)(i)
Seller Vessels	4.10(a)
Seller Party	Introduction
Settlement Date	2.5(d)
Shared Insurance Proceeds	6.5(e)
Shareholder Bill of Sale and Assignment Agreement	3.2(b)
Shareholder Marine Assets	4.10(a)
Shareholder Vessels	4.10(a)
Statute of Limitation Representations	6.4(b)
Subcontract Agreement	3.2(o)
Transfer Taxes	2.8
Transferred Employees	7.1(a)
Upper Limit	2.5(c)
Vessels	4.10(a)

1.4     Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to “hereof”, “herein”, “hereby” and similar terms shall refer to this entire Agreement, (d) all references in this Agreement to Articles, Sections and Exhibits shall mean and refer to Articles, Sections and Exhibits of this Agreement, (e) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person), (g) the term “including” shall be deemed to mean “including, without limitation” and “including, but not limited to” and (h) references to “have been made available to Purchaser,” “have been delivered to Purchaser,” or “have been provided to Purchaser” (and with any correlative word or phrase) means was made available to Purchaser by Seller in the VDR or have been otherwise given to Purchaser and its representatives.

ARTICLE II

Purchase and Sale, Purchase Price,

Allocation and Other Related Matters

2.1     Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date, (a) Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall acquire and assume from Seller, the Purchased Assets (other than the Shareholder Assets) and the Assumed Liabilities, free and clear of any Liens, other than Permitted Liens and (b) Mr. Matteson shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall assume from Mr. Matteson, the Shareholder Assets, free and clear of any Liens, other than Permitted Liens. Notwithstanding anything herein to the contrary, the Retained Assets will be retained by Seller and not sold, assigned, conveyed, transferred or delivered to Purchaser hereunder.

2.2     Purchase Price. The aggregate purchase price payable by Purchaser for the Purchased Assets shall be (i) Forty-Five Million Dollars ($45,000,000) (the “Base Purchase Price”), as adjusted, up or down, by the difference between the Final Net Working Capital and the Target Net Working Capital plus (ii) the assumption by Purchaser at the Closing of the Assumed Liabilities plus (iii) the Earnout Payments, if any, in accordance with Section 2.3(b) (collectively, the “Aggregate Purchase Price”).

2.3     Payment of the Aggregate Purchase Price.

(a)      Payment of Base Purchase Price. At the Closing, Purchaser shall pay the Base Purchase Price as follows:

  (i)     delivery by Purchaser to Seller of an executed secured promissory note in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Seller Note”);

  (ii)    delivery by Purchaser to Seller in accordance with Section 2.4(b) of an amount equal to (A) the Estimated Cash Purchase Price minus (B) the Shareholder Assets Purchase Price; and

  (iii)   delivery by Purchaser to Mr. Matteson in accordance with Section 2.4(b) of an amount equal to the Shareholder Assets Purchase Price.

(b)      Earnout. Purchaser shall pay the Earnout Payments, if any, to Seller on the following terms and conditions:

  (i)     for each of (i) calendar year 2011, (ii) calendar year 2012 and (iii) calendar year 2013 (each, an “Earnout Period”), Purchaser shall make a cash payment (each, an “Earnout Payment”) to Seller based on the Business EBITDA for that Earnout Period;

  (ii)    for each Earnout Period, (A) if the Business EBITDA for such Earnout Period (minus any unapplied Business EBITDA Shortfall for the preceding Earnout Periods) (the “Net Business EBITDA”) exceeds Nine Million Dollars ($9,000,000) but is equal to or less than Twelve Million Dollars ($12,000,000), the Earnout Payment shall be an amount equal to the product of (I) the amount by which the Net Business EBITDA for such Earnout Period exceeds Nine Million Dollars ($9,000,000) multiplied by (II) fifteen percent (15%), and (B) if the Net Business EBITDA for such Earnout Period is greater than Twelve Million Dollars ($12,000,000), the Earnout Payment shall be in an amount equal to the sum of (I) Four Hundred Fifty Thousand Dollars ($450,000) plus (II) the product of (x) the amount by which the Net Business EBITDA for such Earnout Period exceeds Twelve Million Dollars ($12,000,000) multiplied by (y) twenty-five percent (25%);

  (iii)   no Earnout Payment will be paid to Seller for an Earnout Period in the event the Net Business EBITDA for such Earnout Period does not exceed Nine Million Dollars ($9,000,000);

  (iv)   the Earnout Payments, if any, are subject to set-off in accordance with Section 6.6;

  (v)    for each Earnout Period, Purchaser shall make the Earnout Payment promptly, and in no event later than the earlier of (A) the fifteenth (15th) day following Purchaser’s public announcement of its financial results for such Earnout Period and (B) March 30 following such Earnout Period; and

  (vi)   Purchaser shall provide Seller with all supporting documentation reasonably requested by Seller for purposes of verifying Purchaser’s calculation of any Earnout Payment. In the event Purchaser and Seller disagree as to the amount of an Earnout Payment, such dispute shall be resolved in accordance with the procedures described in Section 2.5(c). An illustrative calculation of “Earnout Payment” is attached hereto as Schedule 2.3(b).

(c)      It is expressly acknowledged and understood by the parties hereto that the inclusion of the Earnout Payment(s) as part of this Agreement is a principal term hereof and the opportunity to achieve the same constitutes substantial consideration for Seller’s and the Shareholders’ willingness to execute this Agreement and consummate the transactions contemplated herein. In light of the foregoing, during the Earnout Periods, Purchaser shall (i) not intentionally divert any material business opportunity relating to the Business to other business units of Purchaser primarily for the purpose of frustrating the Seller’s achievement of the Earnout Payments; (ii) not operate the Business in a manner intended to thwart or prevent the earning of the Earnout Payment(s); and (iii) maintain books and records necessary to properly account for the Business EBITDA, even if the Business is combined by Purchaser with another division or operating unit.

(d)      All payments to be made pursuant to this Section 2.3 shall be made by ACH to accounts designated by Seller, which accounts will be designated by Seller in writing at least five (5) Business Days prior to the date of the required payment Any amounts required to be paid pursuant to Section 2.6(b) which are not paid when due will accrue interest at the Past Due Rate until paid in full.

2.4      Determination of Estimated Net Working Capital; Purchase Price Adjustment.

(a)      Not later than five (5) Business Days prior to the Closing, Seller shall provide to Purchaser (i) an estimated balance sheet of Seller prepared in accordance with the books and records of the Seller as of the Closing, (ii) Seller’s good faith calculation of the Net Working Capital as of the date of, and based on, such balance sheet (the “Estimated Net Working Capital”), (iii) a statement identifying any adjustments to the Cash Purchase Price pursuant to Section 2.4(b) as a result of Estimated Net Working Capital exceeding or being less than the Target Net Working Capital, and (iv) reasonable access during normal business hours and without undue disruption of the Business to the appropriate Seller personnel and all supporting financial statements, work sheets and other documentation used to determine the Estimated Net Working Capital that are reasonably requested by Purchaser. As promptly as practicable but not later than one (1) Business Day prior to the Closing, Purchaser will identify any adjustments that it reasonably believes are required to such statements delivered by Seller. If Seller disputes any such adjustments, Purchaser and Seller will use all commercially reasonable efforts to resolve such dispute, after which Seller will re-deliver to Purchaser the statements with such adjustments as the parties have agreed are appropriate.

(b)     On the Closing Date, (i) Purchaser shall pay to Seller an amount equal to (A) the Cash Purchase Price plus (B) the amount by which the Estimated Net Working Capital exceeds the Target Net Working Capital or minus (C) the amount by which the Target Net Working Capital exceeds the Estimated Net Working Capital (the “Estimated Cash Purchase Price”) minus (D) the Shareholder Assets Purchase Price and (ii) Purchaser shall pay to Mr. Matteson an amount equal to the Shareholder Assets Purchase Price, in each case in accordance with the payment procedures set forth in Section 2.6(c). No adjustment to the Cash Purchase Price will be made in the event Estimated Net Working Capital is equal to the Target Net Working Capital.

2.5     Closing Date Balance Sheet.

(a)     Within ninety (90) days after the Closing, Purchaser shall provide to Seller (i) a balance sheet of the Business based upon the Purchased Assets and Assumed Liabilities as of the Closing Date and prepared in accordance with the same accounting principles and procedures applied in the preparation of the Most Recent Audited Financial Statements (the “Final Closing Balance Sheet”); and (ii) Purchaser’s good faith calculation of the Net Working Capital as reflected on the Final Closing Balance Sheet (the “Final Net Working Capital Calculation”). At the election of Purchaser, any Closing Accounts Receivable which remain uncollected at the end of such ninety (90) day period may be treated as a reduction to Net Working Capital in the Final Net Working Capital Calculation, but (A) only to the extent such uncollected Closing Accounts Receivable are in excess of any reserves for doubtful accounts included in the Final Net Working Capital and (B) only if Purchaser promptly thereafter conveys to Seller all of its rights in and to such uncollected Closing Accounts Receivable, without representation or warranty (other than a representation and warranty that such uncollected Closing Accounts Receivable are free and clear of Liens, other than Permitted Liens). In the event Purchaser elects not to reduce the Final Net Working Capital by the amount of any such Closing Accounts Receivable that remained uncollected at the end of such ninety (90) day period and such Closing Accounts Receivable remains uncollected on the one year anniversary of the Closing Date, Seller shall pay to Purchaser the amount of such uncollected Closing Accounts Receivable immediately upon Purchaser’s conveyance to Seller of all of Purchaser’s rights therein, without representation or warranty (other than a representation and warranty that such uncollected Closing Accounts Receivable are free and clear of Liens, other than Permitted Liens). Following the Closing, Purchaser agrees to use commercially reasonable efforts to collect the Closing Accounts Receivable, and agrees to provide Seller with written notice of uncollected Closing Accounts Receivable sixty (60) days after Closing. For purposes of the Final Net Working Capital Calculation, the amount of the Closing Accounts Receivable shall not be reduced to the extent of any amount of such Closing Accounts Receivable compromised, settled or adjusted by Purchaser without the prior written consent of Seller, which consent shall not unreasonably be withheld. The parties hereto agree that “commercially reasonable efforts” shall not require Purchaser to commence any Proceeding, or retain any third parties (e.g., collection agencies or attorneys), to seek collection of the Closing Accounts Receivable. Purchaser shall provide to Seller and its agents and representatives access to the appropriate Purchaser personnel and all supporting financial statements, work sheets and other documentation used to make the Final Net Working Capital Calculation that are reasonably requested by Seller, but only at reasonable times during normal business hours and with reasonable prior notice to Purchaser.

(b)     Within thirty (30) days after the Final Closing Balance Sheet and the Final Net Working Capital Calculation are received by Seller pursuant to Section 2.5(a), Seller shall complete its examination thereof and shall deliver to Purchaser either (i) a written acknowledgement accepting the Final Closing Balance Sheet and the Final Net Working Capital Calculation; or (ii) a written report setting forth in reasonable detail any proposed adjustments to the Final Closing Balance Sheet and the Final Net Working Capital Calculation (“Adjustment Report”). If Seller fails to respond to Purchaser within such thirty (30) day period, Seller shall be deemed to have accepted and agreed to the Final Closing Balance Sheet and the Final Net Working Capital Calculation as delivered pursuant to Section 2.5(a).

(c)     In the event Seller and Purchaser fail to agree on any of Seller’s proposed adjustments contained in the Adjustment Report within thirty (30) days after Purchaser receives the Adjustment Report, then Seller and Purchaser agree that a mutually acceptable nationally recognized independent accounting firm or other mutually acceptable nationally recognized financial services provider (“Independent Accounting Firm”) shall be jointly retained to make the final determination with respect to the correctness of the proposed adjustments in the Adjustment Report in light of the terms and provisions of this Agreement. Each of Purchaser, on the one hand, and Seller, on the other hand, shall submit an affidavit to the other evidencing no conflict or material prior professional or business relationship with the selected Independent Accounting Firm, and such firm shall so certify to Purchaser and Seller that no such conflict or relationship exists. Purchaser and Seller shall use their commercially reasonable efforts to select the Independent Accounting Firm within ten (10) days of the expiration of such period and to cause the Independent Accounting Firm to resolve all disagreements as soon as practicable, but in any event within sixty (60) days after submission of the dispute to the Independent Accounting Firm. The Independent Accounting Firm shall limit itself only to the specific items under dispute between the parties, and the decision of the Independent Accounting Firm shall be final and binding on Seller and Purchaser. Each party (and its respective representatives and advisors) shall be entitled to make a presentation to the Independent Accounting Firm (which may include submission of back-up materials and workpapers) in support of its position in the dispute. The parties hereto agree that, if the Independent Accounting Firm assigns to any item a value greater than the greatest value for such item claimed by either Purchaser or Seller (the “Upper Limit”) or less than the smallest value for such item claimed by Purchaser or Seller (the “Lower Limit”), the Determination for such item shall be adjusted to the Upper Limit or the Lower Limit, as applicable, and not beyond. Seller and Purchaser shall each pay one-half of the Independent Accounting Firm’s fees and expenses in connection with this Section 2.5(c).

(d)     The terms “Final Closing Balance Sheet” and “Final Net Working Capital”) as those terms have been hereinbefore and will be hereinafter used, shall mean the Final Closing Balance Sheet and corresponding Final Net Working Capital delivered pursuant to Section 2.5(a), as adjusted, if at all, pursuant to this Section 2.5. The date on which the Final Closing Balance Sheet and Final Net Working Capital Calculation are finally determined pursuant to this Section 2.5 shall hereinafter be referred to as the “Settlement Date.”

2.6     Purchase Price Settlement.

(a)     In the event the Final Net Working Capital is less than the Estimated Net Working Capital, then Seller shall pay to Purchaser within five (5) days after the Settlement Date an amount equal to such deficiency.

(b)     In the event the Final Net Working Capital is more than the Estimated Net Working Capital, then Purchaser shall pay to Seller within five (5) days after the Settlement Date an amount equal to such excess.

(c)     Any payment required pursuant to Section 2.6(a) or (b) shall be made by ACH for credit to the recipient at a bank account designated by such recipient in writing. Any amounts required to be paid pursuant to this Section 2.6 which are not paid when due will accrue interest at the Past Due Rate until paid in full.

2.7     Assumed Liabilities.

(a)     As additional consideration for the purchase of the Purchased Assets, Purchaser shall, at the Closing, by its execution and delivery of the Assumption Agreement, assume, agree to perform, and pay and discharge as and when due, only the following obligations and liabilities of Seller relating to the Business (collectively, the “Assumed Liabilities”):

  (i)    the obligations and liabilities of Seller reflected or reserved for on the Final Closing Balance Sheet as Current Liabilities (other than Retained Liabilities), including accounts payable, accrued expenses, and billings in excess of costs and estimated earnings, but only to the extent of the monetary amount of such obligations or liabilities so reflected;

  (ii)   the obligations and liabilities of Seller arising after the Closing Date under (A) Contracts described in Section 4.13 of the Disclosure Schedule (other than the Contracts set forth on Schedule 2.1); and (B) any executory Contracts which relate to the Business and are not required to be listed in the Disclosure Schedule pursuant to Section 4.13(a); provided, however, Purchaser is not assuming (x) any Liabilities of Seller in respect of a breach of or default under any such Contracts and (y) any Liabilities of Seller under any Contract (written or oral) with MMS; and

  (iii)  any Liability for Transfer Taxes allocated to Purchaser under Section 2.8.

(b)     Purchaser shall not assume or pay any, and Seller shall continue to be responsible for each, Liability of Seller whether or not relating to the Business, not expressly assumed by Purchaser in Section 2.7(a) (collectively, the “Retained Liabilities”). Specifically, without limiting the foregoing, the Retained Liabilities shall include the following:

  (i)    any Indebtedness of Seller, including the note payable to the City of Decatur;

  (ii)     any Liability arising out of or relating to the Retained Assets;

  (iii)    any Liability (whether direct or as a result of transferee liability, joint and several liability, contractual liability) of Seller for Taxes (including all income Taxes incurred on, after, or before the Closing Date) that are unrelated to the Purchased Assets, the Business, or the Transferred Employees (whether accrued or payable on, after, or before the Closing Date and whether or not reserved for on the Final Closing Balance Sheet) and any Liability (whether direct or as a result of transferee liability, joint and several liability, contractual liability) for Taxes (excluding Transfer Taxes) for periods (or portions thereof) ending on the Closing Date (including, for the avoidance of doubt, any Taxes allocated to such periods (or portions thereof) pursuant to Section 8.12) that are related to the Purchased Assets, the Business, or the Transferred Employees (whether accrued or payable on, after, or before the Closing Date and whether or not reserved for on the Final Closing Balance Sheet);

  (iv)   any Liability for Transfer Taxes allocated to Seller under Section 2.8;

  (v)    all Seller’s income Taxes resulting from the transactions contemplated by this Agreement;

  (vi)   all Liabilities and obligations relating to current or former employees, directors, agents, consultants or other independent contractors relating to services performed, benefit accruals or claims accrued or incurred prior to the Closing Date, including (A) any and all amounts owed to any current or former employee under any deferred compensation arrangement (including amounts owed to Jon G. Nieman) and (B) any Liabilities arising out of Seller’s participation in or under any multiemployer plan, including any withdrawal liability thereunder;

  (vii)   all Liabilities of Seller (other than Assumed Liabilities) arising out of any Proceeding or Order related to the Business, the Purchased Assets or Seller arising out of events, transactions, facts, acts or omissions which occurred prior to the Closing, including personal injury or property damage, product liability or strict liability, in all cases, whether or not disclosed in the Disclosure Schedule (including any subsequent Proceeding or Order related to any pending matters);

  (viii)  any Liabilities of Seller (other than Assumed Liabilities) related to the Business or the Purchased Assets of any kind or nature, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events, transactions, facts, acts or omissions which occurred prior to the Closing, in all cases, whether or not disclosed in the Disclosure Schedule or in the Financial Statements;

  (ix)    any Liabilities arising out of or related to any Contract to which Seller is a party or bound (including any Government Contract or Government Subcontract) to the extent such Liability results from, arises out of, or is caused by any act of (or failure to act by) Seller prior to the Closing, including a breach of or default under any such Contracts prior to the Closing or any Liability of Purchaser to any Person (including any Governmental Authority) resulting from any obligation of Purchaser to guarantee, indemnify, or assume the liabilities of Seller’s performance of any such Contract under the terms of any consent or Novation Agreement;

  (x)    any Liability (other than Assumed Liabilities referenced in Section 2.7(a)(ii)) arising from guarantees, warranty claims or other Contract terms with respect to services rendered by Seller on or prior to the Closing Date;

  (xi)    any accrued insurance charges or insurance claims, retroactive insurance rate adjustments or insurance premiums payable for pre-Closing periods;

  (xii)   any amounts payable to a Shareholder or any Affiliate of such Shareholder;

  (xiii)  any Liabilities of the Seller of any kind or nature, whether known or unknown, absolute, accrued, contingent or otherwise, arising out of events, transactions, facts, acts or omissions which occur subsequent to the Closing;

  (xiv)  any Liability under the Surety Contract;

  (xv)   any Liability under any Seller’s Employment Contract; and

  (xvi)  all Liabilities listed on Schedule 2.7 attached hereto.

2.8      Transfer Taxes. Any and all transfer, sales, use, purchase, value added, excise, real property, personal property, intangible stamp, or similar Taxes (collectively, “Transfer Taxes”) imposed on, or resulting from, the transfer (as contemplated by this Agreement or the documents delivered in accordance with Article III) of any Purchased Assets (including those Transfer Taxes imposed on Purchaser or the Purchased Assets), regardless of when payable, shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Seller and Purchaser shall cooperate with each other in good faith, and take such commercially reasonable actions as are available, to reduce or eliminate any Transfer Taxes. Unless applicable law requires that Seller file and pay a Transfer Tax or the parties otherwise agree, Purchaser shall prepare and timely file any Tax Returns required to be filed with respect to Transfer Taxes and shall timely pay any Taxes due and owing with respect to such Tax Returns, subject to receipt from Seller of its share of such Taxes.

2.9      Allocation. Purchaser and Seller agree to allocate the Aggregate Purchase Price (and Assumed Liabilities and other relevant items) among the Purchased Assets (including the Backlog) in accordance with Schedule 2.9 (the “Purchase Price Allocation Schedule”). For this purpose, the parties agree that the Cash Purchase Price and the Assumed Liabilities shall be allocated first to the Class II assets (as defined under Section 1060 of the Code), then Class III, then Class IV, etc., in an amount not in excess of the fair market value of each respective class

(except Class VII shall not be so limited) and then the Seller Note and finally, the Earnout, if any, shall be allocated to any remaining asset classes, provided, however, that $541,000 of the Cash Purchase Price shall be allocated to the covenants-not-to-compete under this Agreement and any ancillary agreements. The parties hereto agree for all Tax reporting purposes to report the transactions in accordance with the Purchase Price Allocation Schedule and to not take any position during the course of any audit or other proceeding inconsistent with such schedule unless required by a determination of the applicable Governmental Authority that is final. The parties hereto shall make appropriate adjustments to the Purchase Price Allocation Schedule to reflect changes in the Aggregate Purchase Price.

ARTICLE III

Closing and Closing Date Deliveries

3.1     Closing.

(a)      Closing. The term “Closing” as used herein shall refer to the actual conveyance, transfer, assignment and delivery of the Purchased Assets to Purchaser in exchange for the consideration delivered to Seller pursuant to Section 2.3(a). The Closing shall take place at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m. local time on the date hereof, or at such other place and time or on such other date (or by exchange of facsimile or PDF signatures) as is mutually agreed to in writing by Seller and Purchaser (“Closing Date”).

(b)      Effective Time. The Closing shall be deemed effective as of 12:01 a.m. on the Closing Date (the “Effective Time”).

3.2     Closing Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser:

(a)      a Bill of Sale and Assignment Agreement (the “Seller Bill of Sale and Assignment Agreement”), as executed by Seller; and all such other bills of sale, lease assignments, trademark assignments, copyright assignments, patent assignments, employee work product assignments, contract assignments, vehicle and vessel titles (and any other appropriate vessel title transfer documentation) and other documents and instruments of sale, assignment, conveyance and transfer, as Purchaser may deem reasonably necessary or desirable;

(b)      a Bill of Sale and Assignment Agreement (the “Shareholder Bill of Sale and Assignment Agreement”), as executed by Mr. Matteson with respect to the Shareholder Assets; and all such other bills of sale, contract assignments, vehicle and vessel titles (and any other appropriate vessel title transfer documentation) and other documents and instruments of sale, assignment, conveyance and transfer, as Purchaser may deem reasonably necessary or desirable;

(c)      the Assumption Agreement (the “Assumption Agreement”), as executed by Seller reflecting the assumption by Purchaser of the liabilities set forth in Section 2.7(a);

(d)      a certificate of the Secretary or an Assistant Secretary of Seller certifying as to: (i) the articles of incorporation of Seller, as certified by the Secretary of State of the State of Iowa not earlier than thirty (30) days prior to the Closing Date; (ii) the by-laws, as amended, of Seller; (iii) resolutions of the Board of Directors of Seller and the Shareholders authorizing and approving the execution, delivery and performance by Seller of this Agreement and any agreements, instruments, certificates or other documents executed by Seller pursuant to this Agreement; and (iv) the incumbency and signatures of the officers of Seller;

(e)      a certificate of the Secretary of State of the State of Iowa and in each other state set forth in Section 4.1(a) of the Disclosure Schedule, in each case as of a date not earlier than thirty (30) days prior to the Closing Date, as to the good standing and foreign qualification in each such state;

(f)      the consents, authorizations, approvals and novations of the Governmental Authorities and other Persons set forth in Schedule 3.2(f), together with any and all other consents, authorizations and approvals of other Persons under additional Contracts identified in Section 4.3 of the Disclosure Schedule that have been obtained by Seller as of the Closing;

(g)     with respect to the Little Rock Lease, a Landlord Consent and Estoppel Certificate, as executed by the landlord of such Leasehold Interest;

(h)      a lease for Seller’s corporate headquarters and primary operating facility located in Burlington, Iowa (the “Burlington Lease”), as executed by Seller as “landlord” thereunder;

(i)      an assignment of lease (the “Assignment of Lease”), as executed by Seller, reflecting the assignment to Purchaser of that certain Lease Agreement, dated January 1, 2007, between W.B. Isgrig & Sons, Inc. and Seller (the “Little Rock Lease”);

(j)      each Employment and Non-Compete Agreement as executed by Larry W. Matteson and Jon G. Nieman, respectively;

(k)     the Shareholder Consulting and Non-Compete Agreement as executed by Mr. Matteson;

(l)      a certificate, duly completed and executed by Seller pursuant to Section 1.1445-2(b)(2) of the Treasury regulations promulgated under the Code, certifying that such Seller is not a “foreign person” within the meaning of Section 1445 of the Code;

(m)    for each Registered Vessel, copies of all current Coast Guard Certificates of Documentation on such Registered Vessel, and Title Abstracts for each Registered Vessel issued by the USCG no more than five (5) calendar days prior to the Closing Date;

(n)     all documents necessary to amend Seller’s name to not include “L.W. Matteson,” “Matteson Dredging” or any derivative thereof or any other similar name, which shall be duly executed and in a form that Purchaser may file in the State of Iowa and in each other state in which Seller is qualified to transact business;

(o)      a subcontract between Seller and Purchaser, as executed by Seller, pending novation and consent of Government Contracts and Government Subcontracts (the “Subcontract Agreement”);

(p)      a certificate, in form and substance reasonably satisfactory to Purchaser, pursuant to which Mr. Matteson represents and warrants to Purchaser that all Shareholder Assets are owned by Mr. Matteson and he has good and valid title to all such Shareholder Assets free and clear of any Liens other than Permitted Liens;

(q)      evidence, in form reasonably satisfactory to Purchaser, of the renewal of the Little Rock Lease for a twelve-month term ending on December 31, 2011; and

(r)       such other documents as Purchaser may reasonably request to carry out the purposes of this Agreement.

3.3     Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller:

(a)      the Seller Note and the Security Agreement, each as executed by Purchaser together with all UCC financing statements contemplated thereby;

(b)      the payments to be delivered by Purchaser pursuant to Section 2.3(a)(ii) and Section 2.3(a)(iii);

(c)      a certificate of the Secretary or an Assistant Secretary of Purchaser certifying as to: (i) the certificate of formation of Purchaser, as certified by the Secretary of State of the State of Delaware not earlier than thirty (30) days prior to the Closing Date; (ii) the limited liability company agreement of Purchaser; (iii) the resolutions of the Board of Directors of Purchaser authorizing and approving the execution, delivery and performance by Purchaser of this Agreement and any agreements, instruments, certificates or other documents executed by Purchaser pursuant to this Agreement; and (iv) the incumbency and signatures of the officers of Purchaser;

(d)      a certificate of the Secretary of State of the State of Delaware, as of a date not earlier than thirty (30) days prior to the Closing Date, as to the good standing of Purchaser;

(e)      the Assumption Agreement as executed by Purchaser;

(f)       the Seller Bill of Sale and Assignment Agreement as executed by Purchaser;

(g)      the Shareholder Bill of Sale and Assignment Agreement as executed by Purchaser;

(h)      the Burlington Lease as executed by Purchaser;

(i)       the Assignment of Lease as executed by Purchaser;

(j)       the Employment and Non-Compete Agreements as executed by Purchaser;

(k)      the Shareholder Consulting and Non-Compete Agreement as executed by Purchaser;

(l)       the Subcontract Agreement as executed by Purchaser; and

(m)     such other documents as Seller may reasonably request to carry out the purposes of this Agreement.

3.4     Cooperation. Seller and Purchaser shall, on written request, on and after the Closing Date, reasonably cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required by the parties to consummate or otherwise implement the transactions contemplated by this Agreement, in each case without materially increasing such party’s legal or economic burden.

ARTICLE IV

Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows, in each case as of the date hereof (or, if made as of a specified date, as of such date). Any information set forth in a particular section or subsection of the Disclosure Schedule shall be deemed to be disclosed in each other section or subsection of the Disclosure Schedule to which the relevance of such information is reasonably apparent from the nature of the information or disclosure.

4.1     Due Incorporation.

(a)      Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa. Seller is not required to be qualified as a foreign corporation in any jurisdiction, other than in the States set forth in Section 4.1(a) of the Disclosure Schedule and Seller is so qualified and in good standing therein. Seller has all requisite corporate power and authority to carry on the Business and to own and use the assets and properties owned and used by it.

(b)      Each Shareholder owns, beneficially and of record, the number of shares of capital stock of Seller set forth opposite such Shareholder’s name in Section 4.1(b) of the Disclosure Schedule, which are all of the issued and outstanding shares of capital stock of Seller. Shareholders own, beneficially and of record, all of the issued and outstanding shares of capital stock of MMS.

(c)      Seller does not own, directly or indirectly, any capital stock of, or other equity interests in, any corporation, partnership, limited liability company, joint venture or other entity.

4.2     Authority.

(a)      Seller has the corporate right and power to enter into, and perform its obligations under this Agreement and each other agreement delivered in connection herewith to which it is a party; and has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and each such other agreement and the consummation of the sale of the Purchased Assets and other transactions contemplated by this Agreement; and this Agreement has been duly authorized, executed and delivered by Seller and is binding upon, and enforceable against, Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)      Each Shareholder has the legal capacity, right and power to enter into, and perform his obligations under this Agreement and each other agreement delivered in connection herewith to which he is a party; and this Agreement has been duly executed and delivered by such Shareholder and is binding upon, and enforceable against, such Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

4.3      No Violations and Consents.

(a)      Neither the execution, delivery and performance of this Agreement by Seller or either Shareholder nor the consummation of the sale of the Purchased Assets, does or will, after the giving of notice, or the lapse of time, or otherwise, (i) conflict with, result in a breach of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any Law or Order to which Seller is a party or by which Seller or any of the Purchased Assets is subject or bound; or (ii) result in the creation of any Lien or other material adverse interest upon any of the Purchased Assets.

(b)      Except as set forth in Section 4.3 of the Disclosure Schedule, (i) no consent, authorization or approval of, filing or registration with or giving of notice to, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by Seller or either Shareholder of this Agreement or the consummation of the transactions contemplated hereby and (ii) neither the execution, delivery and performance of this Agreement by Seller or either Shareholder nor the consummation of the sale of the Purchased Assets, does or will, after the giving of notice, or the lapse of time, or otherwise, (A) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon, or refuse to perform, or take any other action under, any Contract or plan to which Seller is a party; or (B) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any Contract or plan to which Seller is a party.

4.4     Brokers. Except as set forth in Section 4.4 of the Disclosure Schedule, neither this Agreement nor the sale of the Purchased Assets was induced or procured through any Person acting on behalf of, or representing the Shareholders or Seller or any of its Affiliates as broker, finder, investment banker, financial advisor or in any similar capacity.

4.5     Required Assets. All of the rights, properties and assets utilized or required by Seller in connection with owning and operating the Business as currently conducted are (a) either owned by Seller or licensed or leased to Seller under one of the Contracts conveyed to Purchaser under this Agreement; and (b) included in the Purchased Assets (other than the Retained Assets). Seller does not have any rights, properties or assets other than the Purchased Assets or the Retained Assets.

4.6     Related Party Transactions. Except as set forth in Section 4.6 of the Disclosure Schedule, neither Seller or any of its Shareholders or Affiliates nor any of their respective directors, officers or management employees (a) owns five percent (5%) or more of any class of securities of, or has an equity interest of five percent (5%) or more in, any Person which has any business relationship (as charterer, lessor, supplier, customer, consultant or otherwise) with the Business; or (b) owns, or has any interest in, any right, property or asset which is utilized or required by Seller in connection with owning or operating the Business.

4.7     Title to Purchased Assets.

(a)

  (i)       On the Interim Balance Sheet Date, Seller had, and on the date hereof Seller has, good and valid title to all of the Purchased Assets (other than the Shareholder Assets) existing on such date free and clear of any Liens, other than Permitted Liens and Liens contemplated by this Agreement to be released upon the Closing.

  (ii)      On the Interim Balance Sheet Date, Mr. Matteson had, and on the date hereof Mr. Matteson has, good and valid title to all of the Shareholder Assets existing on such date free and clear of any Liens, other than Permitted Liens and Liens contemplated by this Agreement to be released upon the Closing.

(b)

  (i)       At the Closing, Seller shall sell, assign, convey, transfer and deliver to Purchaser good and valid title to all of the Purchased Assets (other than the Shareholder Assets) free and clear of any Liens, other than Permitted Liens.

  (ii)      At the Closing, Mr. Matteson shall sell, assign, convey, transfer and deliver to Purchaser good and valid title to all of the Shareholder Assets free and clear of any Liens, other than Permitted Liens.

(c)

  (i)       Set forth as Section 4.7(c)(i) of the Disclosure Schedule is a correct and complete list of all of Seller’s personal property utilized or required by Seller in connection with owning or operating the Business as of December 24, 2010, other than any item of such personal property having a cost basis of less than $10,000.

  (ii)      Mr. Matteson does not own any property utilized or required by Seller in connection with owning or operating the Business, other than the Shareholder Assets and other than any such property that is personal in nature and not material to the Business.

4.8     Condition of Assets. To Seller’s Knowledge, except as set forth in Section 4.8 of the Disclosure Schedule, all of the equipment, machinery, tools and other tangible personal property included in the Purchased Assets (other than the Marine Assets, as to the condition of which Seller represents in Section 4.10(c)), including the Shareholder Assets, are in good operating condition and repair, ordinary wear and tear excepted, and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of the Business or materially adversely affect the resale value thereof. Purchaser acknowledges and agrees that Seller shall have no obligation hereunder, including under Section 6.1, to complete or pay for the repairs, maintenance and deficiencies described in Section 4.8 of the Disclosure Schedule.

4.9     Real Estate.

(a)      Section 4.9(a) of the Disclosure Schedule sets forth a correct and complete list of each location at or from which Seller conducts the Business (the “Facilities”).

(b)      Section 4.9(b) of the Disclosure Schedule sets forth a correct and complete list of each parcel of real property owned by Seller (together with all buildings, fixtures and improvements erected thereon and all easements and other rights and interests appurtenant thereto, including the straddle crane attached to the Burlington, Iowa property owned by Seller, the “Owned Real Property”), showing the record title holder and legal address with respect to such Owned Real Property. Except as set forth in Section 4.9(b) of the Disclosure Schedule, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof. Seller owns each parcel of Owned Real Property free and clear of all Liens, other than Permitted Liens.

(c)      Section 4.9(c) of the Disclosure Schedule sets forth a correct and complete list of all Leasehold Interests (collectively referred to as the “Leased Real Properties” and together with the Owned Real Property, the “Properties”) leased by Seller. With respect to each Leasehold Interest, except as set forth in Section 4.9(c) of the Disclosure Schedule: (i) Seller has a valid and assignable interest or estate in such Leasehold Interest, free and clear of all Liens other than Permitted Liens; (ii) such Leasehold Interest is in full force and effect, valid and enforceable by and against Seller and, to Seller’s Knowledge, the lessor or landlord thereof in accordance with its terms; (iii) such Leasehold Interest constitutes the entire agreement to which Seller is a party with respect to the leasing or use of the subject Leased Real Property; (iv) except for Permitted Liens, Seller has not assigned, sublet, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the interest or estate created thereby; (v) to Seller’s Knowledge, all facilities located on or comprising the Properties have received all permits required in connection with the operation thereof and Seller has not received any written notice of any material violation of applicable Laws with respect thereto; and (vi) Seller has not received any notice of default pursuant to a Leasehold Interest, no rentals are past due and no condition exists that is or could be a default by any party under a Leasehold Interest.

(d)      There are no claims, governmental investigations, litigation or proceedings which are pending or, to the Seller’s Knowledge, threatened in writing against the Properties or Seller with respect to the Properties. No condemnation or eminent domain proceedings have been initiated by service of process on Seller which relate to the Properties, and no such proceedings are, to Seller’s Knowledge, threatened in writing or have been filed by any Governmental Authority with respect to the Properties.

(e)      Seller is not in default under and has not breached, and the Properties do not violate, and no event has occurred or is continuing which with notice or the passage of time, or both, would constitute a default by the Seller under any covenants, restrictions, rights-of-way, licenses, agreements or easements affecting title to or relating to the use of the Properties, and no such covenants, restriction, right-of-way, license, agreement or easement prohibits in any material way the right of Seller to operate the Business at the Properties, nor has Seller received any written notice or have any Knowledge of any fence dispute, boundary dispute, boundary line question, water dispute or drainage dispute concerning or affecting the Properties.

4.10    Marine Assets.

(a)

  (i)       Section 4.10(a) of the Disclosure Schedule sets forth a correct and complete list of all vessels (the “Seller Vessels”) and all material vessel-related equipment, parts, and supplies owned by Seller (collectively with the Seller Vessels, the “Seller Marine Assets”). Section 4.10(a) of the Disclosure Schedule sets forth a correct and complete list of all vessels (the “Shareholder Vessels”, and together with the Seller Vessels, the “Vessels”) and all material vessel-related equipment, parts, and supplies owned by Mr. Matteson (collectively with the Shareholder Vessels, the “Shareholder Marine Assets”, and together with the Seller Marine Assets, the “Marine Assets”). Except as set forth in Section 4.10(a) of the Disclosure Schedule, neither Seller nor Mr. Matteson has chartered or otherwise granted to any Person the right to use, control or dispose of any such Marine Assets.

  (ii)      Seller owns, and has good and valid title to, all Seller Marine Assets free and clear of all Liens other than Permitted Liens.

  (iii)     Mr. Matteson owns, and has good and valid title to, the Shareholder Marine Assets free and clear of all Liens other than Permitted Liens.

  (iv)     Seller has provided Purchaser with copies of all mortgages, claims of lien, and related documents related to the Vessels and other Marine Assets. Section 4.10(a) of the Disclosure Schedule identifies each Vessel under the heading “Registered Vessels” that is properly documented under the laws of the United States and the owner thereof.

(b)     Section 4.10(b) of the Disclosure Schedule sets forth a correct and complete list of all vessels over which Seller may exercise control by charter or other specified agreement (the “Chartered Vessels”). Except as set forth in Section 4.10(b) of the Disclosure Schedule, the Seller has not sub-chartered or otherwise granted to any Person the right to use, control or dispose of any such Chartered Vessels. With respect to such Chartered Vessels, (i) Seller has not received any written notice that it is in default of any charter or other specified agreement and, to Seller’s Knowledge, there are no circumstances that would constitute, as of the Closing Date or with the passage of time or the giving of notice, a default of any such charter or other specified agreement; (ii) Seller has the right to assign and transfer its interests in such Chartered Vessels and any required consents or approvals of the owners or owners pro hac vice of such Chartered Vessels has been obtained as set forth in Section 4.10(b) of the Disclosure Schedule; and (iii) Seller is in compliance with all terms and conditions of any charters or other agreements related to such Chartered Vessels and is not in default under any such charters or other agreements.

(c)      To Seller’s Knowledge, except as otherwise set forth in Section 4.10(c) of the Disclosure Schedule, all the Vessels, Chartered Vessels, and other Marine Assets are in class, in good working order, with all applicable surveys, inspections, drydock and/or underwater examinations up to date, with all required certificates and approvals current, valid, and up to date. Purchaser acknowledges and agrees that Seller shall have no obligation hereunder, including under Section 6.1, to complete or pay for the repairs, maintenance and deficiencies described in Section 4.10(c) of the Disclosure Schedule. Seller has provided to Purchaser copies of all current surveys, inspections, condition reports, and other documents related to the physical condition of the Vessels, Chartered Vessels, and other Marine Assets.

(d)      Except as otherwise set forth in Section 4.10(d) of the Disclosure Schedule, all Vessels (i) were built in the United States, (ii) are properly documented under the flag of the United States in the name of Seller with valid United States coastwise trade endorsements or are exempt from documentation but would otherwise be eligible for documentation and coastwise trade endorsements, and (iii) are not, or would not be, subject to loss or revocation of United States documentation or coastwise trade privileges pursuant to 46 U.S.C. § 12132 or otherwise.

(e)

  (i)       Seller is, and has been at all times that it has held any ownership interest in the Seller Vessels, or any of them, a citizen of the United States as defined by 46 U.S.C. § 50501 and eligible to own vessels in the United States coastwise trade pursuant to 46 U.S.C. § 12103.

  (ii)      Mr. Matteson is, and has been at all times that he has held any ownership interest in the Shareholder Vessels, or any of them, a citizen of the United States as defined by 46 U.S.C. § 50501 and eligible to own vessels in the United States coastwise trade pursuant to 46 U.S.C. § 12103.

(f)      All Vessels, Chartered Vessels, and other Marine Assets are insured against risk of loss and/or property damage by policies of hull insurance as listed in Section 4.16 of the Disclosure Schedule. All Vessels, Chartered Vessels, and other Marine Assets are insured against risk of claims arising from torts, salvage, collision, allusion, personal injury, death, or otherwise under policies of marine protection and indemnity insurance as listed in Section 4.16 of the Disclosure Schedule. Seller has delivered to Purchaser complete and correct copies of all policies of hull and machinery insurance, protection and indemnity insurance, and any other forms of insurance covering such Vessels, Chartered Vessels, and other Marine Assets.

(g)      Section 4.10(g) of the Disclosure Schedule sets forth a correct and complete listing of all pending claims against Seller and/or Mr. Matteson or any of the Vessels, Chartered Vessels, or other Marine Assets by any Person, and all pending claims by Seller and/or Mr. Matteson or any of the Vessels, Chartered Vessels, or other Marine Assets against any Person, including against its or his insurers, whether or not submitted for payment or resolution. For purposes of this subsection, the term “pending claims” shall include all actual or, to Seller’s Knowledge, potential claims.

(h)      Section 4.10(h) of the Disclosure Schedule sets forth a correct and complete list of all vessels under construction, directly or indirectly on behalf of Seller, or over which Seller exercises any control or in which Seller has any financial or executive interest, and Section 4.10(h) of the Disclosure Schedule further sets forth the most recent status of such vessels under construction and the current delivery schedule for such vessels under construction. With regard to all such vessels under construction, Seller has delivered to Purchaser complete and correct copies of all vessel construction contracts, specifications, progress reports, financing documents, refund guarantees, vessel supervisor subcontracts, contracts for owner-furnished equipment, and all other material related documents.

(i)       Section 4.10(i) of the Disclosure Schedule sets forth a correct and complete listing of all personnel employed by Seller on the Vessels or Chartered Vessels as officers, seamen or otherwise (all such persons, collectively, “Crew”), and to Seller’s Knowledge, the licenses or merchant marine credentials held by such Crew, and any employment contracts, collective bargaining agreements, or other arrangements under which such Crew are employed on the Vessels or Chartered Vessels.

(j)       Except as disclosed in Section 4.10(j) of the Disclosure Schedule, there is no pending or, to Seller’s Knowledge, threatened violation of Law, condition of class or condition of relevant bonds and certificates of financial responsibility related to the use or operation of any of the Vessels, Chartered Vessels, other Marine Assets or Crew.

4.11   Litigation and Compliance with Laws.

(a)      Except as set forth in Section 4.11 of the Disclosure Schedule, there is no Proceeding pending or, to Seller’s Knowledge, threatened against or affecting Seller, Shareholders or the Business, or any of the Purchased Assets or Seller’s right to own the Purchased Assets or operate the Business; and, to Seller’s Knowledge, there are no facts or contemplated events which may reasonably be expected to give rise to any such Proceeding. Seller is not subject to any Order.

(b)      There are no Proceedings pending or, to Seller’s Knowledge, threatened against Seller or Shareholders with respect to this Agreement, or in connection with the transactions contemplated hereby.

(c)      Except as disclosed in Section 4.11 of the Disclosure Schedule, Seller has owned and operated the Business and the Purchased Assets, and owns and operates the Business and the Purchased Assets, in compliance with all applicable Laws. Seller has no Liability with respect to any violation of any applicable Law, including any remediation required by, or penalties or other amounts payable to, the USCG. Without limiting the generality of the foregoing, all of the violations referenced in the USCG Notices of Violation dated October 7, 2009, March 17, 2010 and April 13, 2010 received by Seller have been corrected to the satisfaction of the USCG.

4.12    Intellectual Property.

(a)      Section 4.12 of the Disclosure Schedule sets forth the correct and complete schedule of all material trade names, trademarks, trademark registrations, trademark applications, domain names, servicemarks, servicemark registrations, servicemark applications; copyrights, copyright registrations, copyright applications; patent rights (including issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors’ certificates) owned by Seller and any licenses or sublicenses with respect to the foregoing which are utilized or required in the conduct of the Business (other than shrink-wrapped software with a replacement cost and/or annual license fee of less than a total cost of Ten Thousand Dollars ($10,000)). All registrations listed in Section 4.12 of the Disclosure Schedule are in good standing, valid, subsisting and in full force and effect in accordance with their terms. Except as set forth in Section 4.12 of the Disclosure Schedule, no licenses, sublicenses, covenants or agreements have been granted or entered into by Seller in respect of any of such trade names, trademarks, servicemarks, copyrights or patents or any applications therefor.

(b)      There are no patents, trademarks, trade names, servicemarks or copyrights necessary for the conduct of the Business as presently operated, except those included in the Purchased Assets.

(c)      To Seller’s Knowledge, there is not now and has not been during the past three (3) years any infringement, misuse or misappropriation by Seller of any patent, trademark, trade name, servicemark, copyright or trade secret and which is owned or licensed by any third party, and there is not now any pending or, to Seller’s Knowledge, threatened Proceeding against Seller for infringement, misuse or misappropriation of any patent, trademark, trade name, servicemark, copyright or trade secret of any third party.

(d)      There is no pending or threatened Proceeding by Seller against others for infringement, misuse or misappropriation of any patent, trademark, trade name, servicemark, copyright or trade secret owned or licensed by Seller and which is utilized or required in the conduct of the Business.

(e)      No Shareholder, officer, director or Affiliate of Seller owns, directly or indirectly, in whole or in part, any invention, patent, proprietary right, trademark, servicemark, trade name, brand name or copyright or application therefor (i) which Seller is presently using in the conduct of the Business; and (ii) the use of which is necessary for the conduct of the Business.

4.13     Contracts.

(a)       Section 4.13 of the Disclosure Schedule contains a correct and complete list of all personal property leases and all other Contracts, to which Seller is a party and relating to the Purchased Assets or operation of the Business, except Contracts which have a term of one (1) year or less and involve payment by or to Seller of $25,000 or less.

(b)       All Contracts to be transferred, assigned or conveyed to Purchaser under this Agreement are valid, binding and enforceable by and against Seller and, to Seller’s Knowledge, the other parties thereto in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)       Neither Seller nor, to Seller’s Knowledge, any other Person is in breach of, or default under, any Contract to be conveyed to Purchaser under this Agreement, and no event or action has occurred, is pending, or, to Seller’s Knowledge, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach by Seller, or to Seller’s Knowledge, any other Person, or a default by Seller, or, to Seller’s Knowledge, any other Person, under any Contract to be conveyed to Purchaser under this Agreement.

4.14     Financial Statements and Related Matters.

(a)       Seller has delivered to Purchaser correct and complete copies of the Financial Statements. The Financial Statements were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial position and results of operations of Seller at the dates and for the periods indicated therein; provided, however, that the Interim Financial Statements do not contain all notes required under GAAP for audited financial statements and are subject to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material).

(b)       Seller maintains and complies in all material respects with a system of accounting controls sufficient to provide reasonable assurances that: (i) its business is operated in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of Seller’s financial statements in conformity with GAAP, and to maintain accountability for items therein; (iii) access to properties and assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at regular intervals and appropriate actions are taken with respect to any differences.

(c)       Except to the extent reflected or reserved for on the Interim Balance Sheet or included as a Current Liability in the Estimated Net Working Capital, Seller does not have any Liabilities, other than (a) Liabilities under Contracts entered into in the Ordinary Course of Business (which, to the extent required by Section 4.13, are identified on Section 4.13 of the Disclosure Schedule), (b) Liabilities incurred since the Interim Balance Sheet Date in the Ordinary Course and not otherwise in contravention of this Agreement and (c) Retained Liabilities.

(d)      All of the Accounts Receivable which are reflected in the Interim Balance Sheet (other than the Affiliate Receivables) were acquired by Seller in the Ordinary Course; and all of the Accounts Receivable which have been or will be acquired by Seller since the Interim Balance Sheet Date (other than the Affiliate Receivables) were or will be acquired in the Ordinary Course. Each of such Accounts Receivable (other than the Affiliate Receivables) arose or will arise from bona fide sales of goods or services in the Ordinary Course to Persons that are not Affiliates of Seller or either Shareholder.

(e)      The determination of the Estimated Net Working Capital hereunder, including the calculation of costs and estimated earnings in excess of billings on uncompleted Contracts of the Business and the calculation of billings in excess of costs and estimated earnings on uncompleted Contracts of the Business, will be prepared in accordance with GAAP consistently applied and will be based on the same accounting principles and procedures applied in the preparation of the Most Recent Audited Financial Statements.

(f)       A correct and complete list of the Backlog in respect of all firm service orders and Contracts for the delivery of services by Seller pending as of the date hereof is set forth on Section 4.14(f) of the Disclosure Schedule. All Contracts related to any Backlog are valid, binding and enforceable by and against Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). No event or action has occurred, is pending, or, to Seller’s Knowledge, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or default by Seller, or to Seller’s Knowledge, any other Person, under any Contract related to Backlog.

(g)       Except as set forth in Section 4.14(g) of the Disclosure Schedule, no Contracts included in the Backlog as of the Closing Date or reflected in the Most Recent Audited Financial Statements or the Interim Financial Statements were entered into as a result of, or arose from, the American Recovery and Reinvestment Act, the 8(a) Business Development Program as administered by the U.S. Small Business Administration or any other small or minority business awards.

(h)       Except as set forth in Section 4.14(h) of the Disclosure Schedule, (i) there is no scheduled, and Seller has not authorized any, capital expenditures for the Business and (ii) no capital expenditures are necessary for the operation of the Business as currently conducted.

(i)        As of the date hereof, Seller has no Indebtedness except as described in Section 4.14(i) of the Disclosure Schedule; and, as of the Closing, Seller will have no Indebtedness, except as described in Section 4.14(i) of the Disclosure Schedule.

4.15    Changes Since the Interim Balance Sheet Date. Since the Interim Balance Sheet Date, except as set forth in Section 4.15 of the Disclosure Schedule:

(a)       the Business has been conducted and carried on only in the Ordinary Course;

(b)       except for inventory and supplies purchased, sold or otherwise disposed of in the Ordinary Course, Seller has not purchased, sold, leased, mortgaged, pledged or otherwise acquired or disposed of any properties or assets of or for the Business in an aggregate amount exceeding $25,000;

(c)       Seller has not sustained or incurred any loss or damage (whether or not insured against) to its properties or assets on account of fire, flood, accident or other calamity which has interfered with or affected in any material respect, or may interfere with or affect in any material respect, the operation of the Business;

(d)       Seller has not made, or become committed to make, any payment, contribution or award under or into any bonus, pension, profit sharing, deferred compensation or similar plan, program or trust covering any employee of the Business, except as disclosed in Section 4.19 of the Disclosure Schedule;

(e)        there has been no Material Adverse Change and, to Seller’s Knowledge, no state of facts exists which would reasonably be expected to result in a Material Adverse Change;

(f)        Seller has not made any loans, advances or capital contributions to, or investments in, any other Person;

(g)       Seller has not changed any accounting systems, policies, principles or practices (including any change in depreciation or amortization policies or rates) used with respect to the Business, except as required by GAAP; or

(h)       Seller has not agreed to do any of the items set forth in Section 4.15(b), (d), (f) or (g).

4.16     Insurance. Section 4.16 of the Disclosure Schedule sets forth all policies of insurance which are maintained by Seller; and, to Seller’s Knowledge, all of such policies of insurance in full force and effect in accordance with their terms. Seller has not been refused any insurance with respect to the Purchased Assets or Business, and its coverage has not been limited in any material respect by any insurance carrier to which it has applied for any such insurance or with which it has carried.

4.17     Licenses and Permits. Section 4.17 of the Disclosure Schedule sets forth a complete and correct list of all licenses, franchises, permits, fuel permits, operating authorities, state operating licenses or registrations and other interstate or intrastate regulatory licenses and other governmental authorizations held by Seller relating to the Business (collectively, “Permits”). The Permits are valid and in effect and Seller has not received any written notice that any Governmental Authority intends to cancel, terminate or not renew any of the same. Seller holds all permits necessary for the conduct of the Business as heretofore conducted.

4.18     Environmental Matters.

(a)       During the five years prior to the date hereof, no Hazardous Materials have been used, transported, manufactured, processed, stored, treated or disposed, in, beneath or on the Owned Real Property except as necessary to the conduct of the Business and in compliance with applicable Environmental Laws.

(b)      Except as set forth in Section 4.18(b) of the Disclosure Schedule, during the five years prior to the date hereof, Seller has not transported, used, generated, treated, stored or disposed of Hazardous Materials on, into or beneath the surface of any of the Properties in violation of any applicable Environmental Laws. There has not occurred, nor is there presently occurring, a Release or threatened Release of any Hazardous Material on, into, from or beneath the surface of any of the Properties, and no part of the Properties or, to Seller’s Knowledge, no part of any parcels adjacent to the Properties, including the ground water located thereon, is presently contaminated by Hazardous Materials.

(c)      During the five years prior to the date hereof, Seller has not treated, transported or disposed, nor has it allowed or arranged for any third parties to treat, transport, or dispose, any Hazardous Materials, (i) to or at a site which, was not lawfully permitted to receive such Hazardous Material for such purpose, (ii) to or at a site which has been placed on the National Priorities List or its state equivalent, (iii) to or at a site which the United States Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent, or (iv) in violation of, or in a manner which gives rise to Liability under, any Environmental Laws. Seller has not received written notice that Seller is, a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any Environmental Law. Seller has not (A) received any written or oral request for information in connection with any federal or state environmental cleanup site or (B) undertaken (or been requested in writing to undertake) any response or remedial actions or cleanup action of any kind at the request of any Governmental Authority, or at the request of any other Person.

(d)      Except as identified in Section 4.18(d) of the Disclosure Schedule, there are no underground storage tanks, aboveground storage tanks, asbestos containing materials, or PCB containing capacitors, transformers or other equipment on any of the Owned Real Properties, and to Seller’s Knowledge, on any of the Leased Real Property. During the five (5) years prior to the date hereof, there has been no Release from any underground or aboveground storage tank or any PCB containing transformer, capacitor or equipment, other than in compliance with applicable Laws. To Seller’s Knowledge, none of the underground or aboveground storage tanks or the PCB containing capacitors, transformers or equipment identified in Section 4.18(d) of the Disclosure Schedule has within the last three (3) years been, and none now need to be, repaired or replaced in accordance with applicable Laws. Prior to the date hereof, Seller has pumped out the underground septic tank and remediated the drainage from the maintenance shed at its Burlington, Iowa facility, in each case in accordance with applicable law.

(e)      Seller has provided to Purchaser copies of (i) all environmental audits, assessments, or occupational health studies in the possession of Seller with respect to the Business or the Purchased Assets within the past three (3) years, (ii) the results of any groundwater, soil, air or asbestos monitoring undertaken with respect to any of the Properties, (iii) all citations issued with respect to the Business or the Purchased Assets within the past three years under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) and (iv) all

claims, Liabilities, litigation, notices of violation, administrative proceedings or Orders issued with respect to the Business within the past three (3) years under applicable Environmental Laws.

(f)       Seller does not (i) have pending or on file any application to treat, incinerate or dispose of PCBs or hold any permit, license or right to incinerate PCBs, (ii) engage (and it has not engaged) in the land filling of Hazardous Materials except in compliance with applicable Environmental Laws or (iii) engage (and it has not engaged) in any road oiling activities nor has it applied or used oil or Hazardous Materials for dust control or paving purposes.

(g)       Seller is in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all Permits required by applicable Environmental Laws, and Seller is currently in compliance with all such Permits. Seller has no remaining Liability with respect to the sinking of the vessel, the “Davy Crockett”, the discharge of oil or other Hazardous Materials as a result of such accident or any actions or omissions of Seller arising therefrom.

4.19    Employee Benefit Plans.

(a)       Except as set forth in Section 4.19 of the Disclosure Schedule, Seller does not maintain, sponsor, contribute to or have any liability or contingent liability with respect to:

(i)        any “employee welfare benefit plan” or “employee pension benefit plan” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, or a “multiemployer plan” (as defined in section 3(37) of ERISA);

(ii)       any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA); or

(iii)      any employment agreement.

(b)      A correct and complete copy of each of the plans, arrangements and agreements set forth in Section 4.19 of the Disclosure Schedule (collectively, the “Benefit Plans”), and all material contracts or agreements relating thereto, or to the funding thereof, including all material trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been provided to Purchaser. In the case of any Benefit Plan which is not in written form, Purchaser has been provided with a correct and complete description of such Benefit Plan as in effect on the date hereof. A correct and complete copy of the three (3) most recent annual reports, and the most recent summary plan description and IRS determination letter with respect to each such Benefit Plan, to the extent applicable, and the most recently prepared schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan has been provided to Purchaser.

(c)      As to all Benefit Plans, except as set forth in Section 4.19(c) of the Disclosure Schedule:

(i)       all Benefit Plans comply in all material respects and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no written notice issued by any Governmental Authority questioning or challenging such compliance;

(ii)      all Benefit Plans that are employee pension benefit plans (as defined in section 3(2) of ERISA) comply in form and in operation in all material respects with all applicable requirements of sections 401(a) and 501(a) of the Code; each such Benefit Plan has a current determination letter issued with respect thereto by the IRS or otherwise is relying on an opinion letter issued to the sponsor of the underlying prototype plan; and no event has occurred which will give rise to disqualification of any such Benefit Plan under such sections or to a Tax under section 511 of the Code;

(iii)      none of the assets of any Benefit Plan is invested in employer securities or employer real property;

(iv)      each of the Benefit Plans complies in all material respects with the requirements of section 409A of the Code;

(v)       all contributions and premiums required by law or the terms of a Benefit Plan to be paid prior to the Closing have been or will be timely made or paid in full prior to the Closing;

(vi)       there has been no act or omission which has given rise to fines, penalties, Taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which Seller or any ERISA Affiliate of Seller is liable;

(vii)      no action has been taken to correct any defects with respect to any Benefit Plan under any IRS correction procedure and to Seller’s Knowledge no such action is required;

(viii)     none of the payments contemplated by the Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof);

(ix)       neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event result in (A) any payment of severance or other compensation to any current or former employee of Seller or (B) result in the acceleration of the time of payment or vesting of any compensation or benefit;

(x)       there are no material actions, suits or claims (other than routine claims for benefits) pending or, to Seller’s Knowledge, threatened involving such Benefit Plans or the assets thereof, and, to Seller’s Knowledge, no facts exist which would give rise to any such actions, suits or claims (other than routine claims or benefits);

(xi)     no Benefit Plan is subject to Title IV of ERISA for the funding requirements of Section 412 of the Code; and no benefit plan is a multiemployer plan as described in Section 3(37) of ERISA;

(xii)     each Benefit Plan which constitutes a “group health plan” (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), has been operated in compliance in all material respects with applicable Law;

(xiii)    neither Seller nor any ERISA Affiliate of Seller has Liability under any Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title 1 of ERISA and section 4980B (or any predecessor section thereto) of the Code;

(xiv)    there has been no act or omission that would impair the right or ability of Seller or any ERISA Affiliate of Seller unilaterally to amend or terminate any Benefit Plan; and

(xv)     there are no pending claims against Seller under any workers compensation plan or policy or for long term disability.

(d)      Set forth in Section 4.19(d) of the Disclosure Schedule is a correct and complete list of each former employee of Seller currently receiving health care continuation coverage under a Seller plan.

4.20    Employment and Labor Matters.

(a)      Prior to the date hereof, Seller has provided to Purchaser a correct and complete list of all of its employees and their respective start dates, salary or wages.

(b)      Except as disclosed in Section 4.20 of the Disclosure Schedule, there is no labor trouble, dispute, grievance, controversy, strike or request for union representation pending or, to Seller’s Knowledge, threatened against Seller or affecting the Business.

(c)      Seller is in compliance with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There are no disputes pending or, to Sellers’ Knowledge, threatened, between Seller and any current or former employees, which controversies have resulted, or would reasonably be expected to result, in a Proceeding. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board, the labor relations board or comparable body of any state or foreign jurisdiction, or any Governmental Authority, and, to Seller’s Knowledge, none is threatened.

(d)      Except as set forth on Section 4.20 of the Disclosure Schedule, Seller is not a party to, or bound by, any collective bargaining agreement, employment contract or consulting agreement. Neither Seller, nor, to Sellers’ Knowledge, any employee of Seller is in violation of any material term of any employment contract, noncompetition agreement, collective bargaining agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Seller because of the nature of the business conducted or presently proposed to be conducted by Seller or to the use of proprietary information of others. No current employees of Seller have given written notice to Seller, nor, to Sellers’ Knowledge, does any such employee intend to, terminate his or her employment with Seller.

4.21    Taxes. Except as otherwise set forth on Section 4.21 of the Disclosure Schedule:

(a)      Seller has complied in all respects with all Laws relating to Taxes and all Tax Returns of Seller required to be filed have been duly and timely filed. All such Tax Returns are correct and complete. All Taxes due and payable with respect to any Tax Returns (whether or not shown as payable), or otherwise due and payable by Seller, have been timely paid to the appropriate Governmental Authority or otherwise have been adequately reserved for on the books and records of Seller. There are no existing liens for Taxes on any of the Purchased Assets, except for Permitted Liens. All applicable sales Taxes required to be paid by Seller were paid when the Purchased Assets were acquired. Seller has provided to Purchaser correct and complete copies of (i) all federal, state, local, and foreign income, franchise, sales and use and payroll Tax Returns filed by Seller (or its Affiliates) with respect to the Business, the Transferred Employees, or the Purchased Assets in the past three (3) years and (ii) all notices, correspondence, and similar material received by Seller (or its Affiliates) from any Governmental Authority with respect to any proposed adjustment, audit or examination with respect to Taxes.

(b)      Seller has, in accordance with applicable Laws, (i) withheld all required amounts from payments to employees and timely remitted such amounts to the proper Governmental Authorities, (ii) withheld all required amounts from payments to agents, contractors and nonresidents and timely remitted such amounts to the proper Governmental Authorities; (iii) timely paid all required employer contributions and premiums to the Governmental Authorities; and (iv) filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security Taxes and premiums, and unemployment Taxes and premiums.

(c)      None of the Purchased Assets is Tax exempt use property under Code Section 168(h). None of the Purchased Assets is property that Seller is required to treat as being owned by any other Person pursuant to the safe harbor lease provision of former Code Section 168(f)(8). None of the Purchased Assets constitutes stock in a corporate subsidiary or a joint venture, partnership, limited liability company interest, or other arrangement or contract which is taxed as a partnership for U.S. federal income Tax purposes.

(d)      Seller is not a foreign person within the meaning of Code Section 1445. Seller has no (and has not previously had any) permanent establishment in any foreign country and Seller does not engage (and has not previously engaged) in a trade or business within the meaning of the Code relating to the creation of a permanent establishment in any foreign country.

(e)       Neither the Code nor any other provision of Law requires Purchaser to withhold any portion of the Aggregate Purchase Price.

(f)       Seller has no obligation for Taxes pursuant to any contract that Purchaser is assuming as a result of the transactions contemplated by this Agreement. Seller has not extended any statute of limitations relating to Taxes for which Purchaser could be liable under this Agreement or pursuant to applicable Law. No Governmental Authority has made a written claim that Seller is obligated to pay Taxes in a jurisdiction in which Seller is not filing Tax Returns. No audits or other proceedings are ongoing or, to Seller’s Knowledge, threatened in writing with respect to any Taxes relating to the Business, the Purchased Assets, or the Transferred Employees for which Purchaser could have liability under this Agreement or under applicable Laws. There are no unpaid or proposed assessments for Taxes with respect to any of the Purchased Assets.

(g)       Seller has duly elected to be treated as an S corporation pursuant to Code Section 1362(a). This election was initially effective as of July 1, 1989.

4.22    Suppliers; Customers.

(a)       Suppliers. Section 4.22(a) of the Disclosure Schedule sets forth the ten (10) largest suppliers of Seller (based on dollar amounts paid by Seller for products or services supplied to Seller) for the year ended December 31, 2009 and the nine-month period ended September 30, 2010 (the “Material Suppliers”) and the amounts paid by Seller to such Material Suppliers during such periods. Except as set forth in Section 4.22(a) of the Disclosure Schedule, (i) all Material Suppliers continue to be suppliers of Seller; (ii) since the Most Recent Audited Balance Sheet Date, no Material Supplier has terminated its relationship with Seller or, to Seller’s Knowledge, threatened to do so; (iii) since the Most Recent Audited Balance Sheet Date, no Material Supplier has modified or, to Seller’s Knowledge, indicated that it intends to modify its relationship with Seller in a manner which would reasonably be expected to result in a Material Adverse Change; and (iv) Seller is not involved in any material claim, dispute or controversy with any Material Supplier. To Seller’s Knowledge, no Material Supplier has threatened to take any of the actions described in this Section 4.22(a) as a result of the transactions contemplated by this Agreement. To Seller’s Knowledge, since the Most Recent Audited Balance Sheet Date, there has been no other material adverse change in the relationship between Seller and any Material Supplier.

(b)       Customers. Section 4.22(b) of the Disclosure Schedule sets forth the ten (10) largest customers of Seller (based on dollar amounts of services purchased from Seller) for the year ended December 31, 2009 and the nine-month period ended September 30, 2010 (the “Material Customers”) and the amounts for which Seller invoiced such Material Customers during such periods. Except as set forth in Section 4.22(b) of the Disclosure Schedule, (i) all Material Customers continue to be customers of Seller, (ii) since the Most Recent Audited Balance Sheet Date, no Material Customer has terminated its relationship with Seller or, to Seller’s Knowledge, threatened to do so; (iii) since the Most Recent Audited Balance Sheet Date, no Material Customer has modified or, to Seller’s Knowledge, indicated that it intends to modify its relationship with Seller in a manner which would reasonably be expected to result in a Material Adverse Change; and (iv) Seller is not involved in any material claim, dispute or controversy with any Material Customer. To Seller’s Knowledge, no Material Customer has threatened to take any of the actions described in this Section 4.22(b) as a result of the transactions contemplated by this Agreement. To Seller’s Knowledge, since the Most Recent Audited Balance Sheet Date, there has been no other material adverse change in the relationship between Seller and any Material Customer.

4.23    Government Contracts. With respect to each Seller Government Contract and each Seller Government Subcontract:

(a)       Each such Seller Government Contract or Seller Government Subcontract (i) is set forth on Section 4.23(a) of the Disclosure Schedule, (ii) was, to Seller’s Knowledge, legally awarded and is in full force and effect, (iii) is binding on Seller and, to Seller’s Knowledge, the other parties thereto; and (iv) Seller has complied with the terms and conditions of such contracts, including all clauses, provisions and requirements incorporated expressly, by reference, or by operation of any Law.

(b)       Seller is not currently in, and the execution and delivery of this Agreement by Seller and the consummation of the Transactions by Seller will not result in any, violation, breach or default of any term or provision of any Seller Government Contract or Seller Government Subcontract. All representations and certifications with respect to any Seller Government Contract or Seller Government Subcontract made by Seller were current, accurate and complete when made, and Seller has complied with all such representations and certifications.

(c)       Seller is not in violation, breach or default of any provision of any Order or Law governing any Seller Government Contract or Seller Government Subcontract. No written allegation that Seller is in breach, violation or default of any Order or Law has been made to Seller and not withdrawn. Seller does not have credible evidence of a violation of Federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code; violation of the civil False Claims Act (31 U.S.C. 3729-3733); or significant overpayment(s) on any Seller Government Contract or Seller Government Subcontract, other than overpayments resulting from contract financing payments as defined in FAR 32.001.

(d)       Seller has not received a written cure notice, a written show cause notice or a written stop work notice, nor has Seller been notified or threatened in writing with termination for default or convenience under any Seller Government Contract or Seller Government Subcontract.

(e)       To Seller’s Knowledge, there are no material disputes between Seller and a Governmental Authority under any Seller Government Contract or between Seller and any prime contractor, subcontractor, vendor, or other third party arising under or relating to any Seller Government Contract or Seller Government Subcontract, and, to Seller’s Knowledge, there is no fact, event or circumstance likely to give rise to a material dispute under any Seller Government Contract or Seller Government Subcontract.

(f)      Seller has not been audited by any Governmental Authority, is not currently being audited by any Governmental Authority and no such audit, to Seller’s Knowledge, has been threatened by any Governmental Authority. No cost incurred by Seller pertaining to a Seller Government Contract or Seller Government Subcontract is or has been the subject of any audit or, to Seller’s Knowledge, investigation or has been disallowed in writing by any Governmental Authority.

(g)      Neither Seller nor, to Seller’s Knowledge, any of its officers, directors or principals (as defined in FAR 52.209-5), employees, consultants or agents has been suspended or debarred from eligibility to receive contracts or subcontracts with any Governmental Authority in connection with the conduct of the Business; and no such suspension or debarment has been initiated or, to Seller’s Knowledge, threatened. To Seller’s Knowledge, there exist no facts or circumstances that would warrant the institution of suspension, debarment, or finding of non-responsibility or ineligibility of Seller or any of its personnel, agents or consultants with respect to any Government Contract.

(h)      To Seller’s Knowledge, there is no ongoing or threatened Proceeding by any Governmental Authority relating to any Seller Government Contract or Seller Government Subcontract or the violation of any Law relating to any Seller Government Contract or Seller Government Subcontract. There are no outstanding written claims or requests for equitable adjustments or, to Seller’s Knowledge, threatened claims or threatened requests for adjustments, between Seller and any Governmental Authority and any prime contractor, subcontractor, vendor or other third party arising under or relating to any Seller Government Contract or Seller Government Subcontract and there are no facts that would give rise to any claims or requests for equitable adjustments by or against Seller arising under or relating to any Seller Government Contract or Seller Government Subcontract.

(i)       Except as set forth on Section 4.23(i) of the Disclosure Schedule, no Governmental Authority has any rights with respect to any technical data or computer software that are material to the Business.

(j)       No current operations of Seller are restricted by the Organizational Conflicts of Interest restrictions as set forth in Federal Acquisition Regulation Subpart 9.5. Neither any Governmental Authority nor any prime contractor or subcontractor has notified Seller in writing or, to Seller’s Knowledge, orally, that the Seller has an actual or potential organizational conflict of interest under any clause contained in any Seller Government Contract or Seller Government Subcontract relating to organizational conflicts of interest or is otherwise subject to any restrictions on its ability to compete for any future Government Contract.

(k)      Except as set forth on Section 4.23(k) of the Disclosure Schedule, there are no liquidated damages or indemnification or similar provisions or any obligations under any Seller Government Contract or Seller Government Subcontract.

(l)       None of Seller nor, to Seller’s Knowledge, any of its directors, officers, managers, employees, consultants or agents is or has been (except as to routine security investigations) under administrative, civil or criminal investigation, audit, indictment or information by any Governmental Authority or threatened with any administrative, civil or criminal investigation, audit, indictment or information by any Governmental Authority.

(m)      Seller has complied with all applicable cost accounting standards and cost principles of a Governmental Authority, and Seller has not received written notice from the sponsoring United States Government Agency Administrative Contracting Officer or any other Governmental Authority of any intent to suspend, disapprove or disallow any material costs.

(n)       To Seller’s Knowledge, all former U.S. government personnel that are employed by Seller comply with applicable Laws specifically related to post government employment.

(o)       Seller has complied with proprietary marking requirements of all Governmental Authorities for proposal submissions in response to solicitations and deliverable submissions under Seller Government Contracts and Seller Government Subcontracts.

(p)       Except as set forth in Section 4.23(p) of the Disclosure Schedule, there are no open Government Contracts or Government Subcontracts awarded to Seller where Seller represented to the applicable Government Authority or prime contractor that Seller was qualified as a “small business,” “small disadvantaged business,” “veteran owned business,” participant in the Section 8(a) Business Development program, or other preferential status (including participation in preferential status programs such as the Historically Underutilized Business Zone program) or other “set aside” status, or entitlement to an evaluation preference under the terms of the applicable solicitation) (collectively, a “Preferred Bidder Status”). Seller does not have any pending Contract Bids in connection with any Government Contract that has been set aside for, or which provided an evaluation preference based on, Preferred Bidder Status.

(q)       During the past five (5) years, Seller has not conducted or initiated any internal investigation or made a voluntary disclosure to a Governmental Authority, with respect to any alleged non-compliance with a Law, irregularity, misstatement or omission arising under or relating to a Seller Government Contract; and there exist no circumstances that require Seller to answer any of the questions in FAR 52.209-5 in the affirmative.

(r)       As of the Closing Date, Seller does not have any pending or open Contract Bids or Subcontract Bids.

ARTICLE V

Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller and the Shareholders as follows:

5.1      Due Incorporation. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

5.2      Authority. Purchaser has the limited liability company right and power to enter into, and perform its obligations under this Agreement and each other agreement delivered in connection herewith to which it is a party, and has taken all requisite limited liability company action to authorize the execution, delivery and performance of this Agreement and such other agreements and the consummation of the purchase of the Purchased Assets and other transactions contemplated by this Agreement; and this Agreement has been duly executed and delivered by Purchaser and is binding upon, and enforceable against, Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity.)

5.3      No Violations. Neither the execution, delivery or performance of this Agreement by Purchaser, nor the consummation of the purchase of the Purchased Assets or any other transaction contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time, or otherwise conflict with, result in a breach of, or constitute a default under, the certificate of formation or limited liability company agreement of Purchaser, or any Law or Order, or any Contract or plan to which Purchaser is a party. No consent, authorization or approval of, filing or registration with or giving of notice to, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement.

5.4      Disclaimer. The representations and warranties of Seller set forth in Article IV are the only representations and warranties made by Seller with respect to the Business and the Purchased Assets. Except as specifically set forth in this Agreement, Seller is selling the Purchased Assets to Purchaser “as is” and “where is” and with all faults. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE PURCHASED ASSETS, INCLUDING THE CONDITION OF THE PURCHASED ASSETS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE. Purchaser acknowledges that it has made its own determination as to the values of the Business and the Purchased Assets, and is not relying on any information (with the exception of representations and warranties of Seller contained in this Agreement or in the Disclosure Schedule) as to Seller’s past or present profitability or business prospects associated with the Purchased Assets.

5.5      Litigation. There is no Proceeding pending or, to Purchaser’s actual knowledge, threatened against or affecting Purchaser with respect to this Agreement, or in connection with the transactions contemplated hereby.

5.6      Brokers. Neither this Agreement nor the purchase of the Purchased Assets was induced or procured through any Person acting on behalf of, or representing, Purchaser or any of its Affiliates as broker, finder, investment banker, financial advisor or in any similar capacity.

ARTICLE VI

Indemnification

6.1      Indemnification by Seller. Subject to the provisions of this Article VI, Seller covenants and agrees after the Closing to indemnify and hold harmless Purchaser and its Affiliates, and their respective officers, directors, stockholders, employees and agents (collectively, the “Purchaser Indemnitees”), from and against any and all Adverse Consequences, together with interest on cash disbursements actually made with written notice to Seller in connection therewith at the Past Due Rate from the date of each such disbursement until paid by Seller, incurred or suffered by the Purchaser Indemnitees resulting from any of the following:

(a)      any inaccuracy in or breach of, or, with respect to a third-party claim, any alleged breach or inaccuracy of, any representation or warranty of Seller set forth in this Agreement (or the Disclosure Schedule) or in any transaction document or certificate delivered by Seller or Mr. Matteson at Closing in connection with this Agreement;

(b)      any breach of any covenant or agreement of Seller set forth herein or in any document or certificate delivered by Seller in connection with this Agreement or any breach by MMS of its obligations under Section 1(c) of the Lease;

(c)      any Retained Liabilities;

(d)      any Retained Assets;

(e)      any breach of an agreement or covenant of any Shareholder under such Shareholder’s Employment and Non-Compete Agreement or Shareholder Consulting and Non-Compete Agreement, as applicable; or

(f)      any litigation, non-compliance matters or outstanding insurance claims disclosed in Sections 4.10(g), 4.10(j), 4.11 or 4.11(c) of the Disclosure Schedule; the environmental non-compliance issues identified in the Phase I environmental reports obtained by Purchaser in connection with the transactions contemplated hereby and provided to Seller prior to the date hereof; the sinking of the Davy Crockett; the May 2008 break away of barges in Burlington, Iowa; and the sunk barges in the waterway at the Burlington site.

6.2     Indemnification by Purchaser. Subject to the provisions of this Article VI, Purchaser covenants and agrees after the Closing to indemnify and hold harmless Seller and the Shareholders (collectively, the “Seller Indemnitees”) from and against any and all Adverse Consequences, together with interest on cash disbursements actually made with written notice to Purchaser in connection therewith at the Past Due Rate from the date of each such disbursement until paid by Purchaser, incurred or suffered by the Seller Indemnitees resulting from any of the following:

(a)      any inaccuracy in or breach of, or, with respect to a third-party claim, any alleged breach or inaccuracy of, any representation or warranty of Purchaser set forth in this Agreement or in any transaction document or certificate delivered by Purchaser at Closing in connection with this Agreement;

(b)      any breach of any covenant or agreement of Purchaser set forth herein or in any document or certificate delivered by Purchaser in connection with this Agreement;

(c)      any Assumed Liability; or

(d)      any liability for Taxes allocable to Purchaser pursuant to Section 8.12.

6.3      Claim Procedure/Notice of Claim.

(a)      A party entitled, or seeking to assert rights, to indemnification under this Article VI (an “Indemnified Party”) shall give written notification (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) which contains (i) a reasonable description and the amount (the “Claimed Amount”), if then known, of any Adverse Consequences actually incurred or reasonably expected to be incurred by the Indemnified Party and (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Adverse Consequences and a reasonable explanation of the basis therefor and identifying the applicable Section under which indemnification is being sought.

(b)      Within thirty (30) days after receipt of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the “Response”) in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount or (ii) dispute that the Indemnified Party is entitled to receive any or all of the Claimed Amount and the basis for such dispute (in such an event, the Response shall be referred to as an “Objection Notice”). If no Response is delivered by the Indemnifying Party to the Indemnified Party within such 30-day period, the Indemnifying Party shall be deemed to have agreed that an amount equal to the entire Claimed Amount shall be payable to the Indemnified Party and such Claimed Amount shall, subject to Section 6.4(e), be promptly paid to Purchaser or Seller, as applicable.

(c)      In the event that the parties are unable to agree on whether Adverse Consequences exist or on the amount of such Adverse Consequences within the 30-day period after receipt of an Objection Notice, either Purchaser or Seller may (but are not required to do so) petition or file an action in a court of competent jurisdiction for resolution of such dispute.

(d)      In the event that the Indemnified Party is entitled, or is seeking to assert rights, to indemnification under this Article VI relating to a third-party claim, the Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any suit or other legal proceeding relating to such third-party claim. Such notification shall be given within twenty (20) days after receipt by the Indemnified Party of notice of such suit or proceeding, shall be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed Adverse Consequences, if then known;

provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any liability caused by or arising out of such failure. Within twenty (20) days after receipt of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any Adverse Consequences that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Adverse Consequences for which the Indemnified Party shall be indemnified pursuant to this Article VI, and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding (A) involving criminal liability, (B) in which any relief other than monetary damages is sought against the Indemnified Party, (C) in which increased statutory, enhanced or treble damages are sought based on willful misconduct or (D) with respect to which the Indemnified Party has reasonably determined that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct or defense of such third-party claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. In addition, notwithstanding anything to the contrary in the foregoing, in the event that an Indemnified Party in good faith determines that the conduct of the defense of any claim, suit or proceeding or any proposed settlement of any such claim, suit or proceeding by the Indemnifying Party could reasonably be expected to materially adversely affect the Indemnified Party’s Tax liability or the ability of the Indemnified Party to conduct its business (including relationships with Governmental Authorities, customers, suppliers or other Persons with whom the Indemnified Party conducts business), the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement or negotiations relating to any such claim, suit or proceeding at the sole cost of the Indemnifying Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party may control such defense at the Indemnifying Party’s expense. The party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense. The party controlling such defense (the “Controlling Party”) shall keep the Non-controlling Party reasonably advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party will be bound by the results obtained in good faith by the Indemnified Party with respect to such claim.

6.4     Survival of Representations, Warranties and Covenants; Determination of Adverse Consequences.

(a)      Except as set forth in Section 6.4(b), the representations and warranties of Seller and Purchaser contained in this Agreement and the certificates delivered pursuant to this Agreement shall survive until the date that is eighteen (18) months after the Closing Date, at which time such representations and warranties and any right to make an indemnification claim based thereon will terminate. All covenants and agreements contained in this Agreement and the documents and certificates delivered pursuant to this Agreement shall survive the Closing Date in accordance with their terms.

(b)      The representations and warranties of Seller contained Section 4.18 (Environmental Matters), Section 4.19 (Employee Benefit Plans) and Section 4.21 (Taxes) (collectively, the “Statute of Limitation Representations”), shall survive until the expiration of the applicable statute of limitations plus thirty (30) days, at which time such representations and warranties and any right to make an indemnification claim based thereon shall terminate. The representations and warranties of Seller contained in Section 4.1(b) (Capitalization), Section 4.2 (Authority), Section 4.3 (No Violation and Consents), Section 4.4 (Brokers), Section 4.7 (Title to Purchased Assets) and Sections 4.10(a)(ii) and (a)(iii), (d) and (e) (Marine Assets), and of Purchaser contained in Section 5.2 (Authorization), Section 5.3 (No Violation) and Section 5.6 (Brokers) (collectively, the “Critical Representations”), shall survive indefinitely.

(c)      Notwithstanding anything to the contrary in this Agreement, if an Indemnified Party in good faith delivers to an Indemnifying Party, before expiration of a representation or warranty, a Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice.

(d)      The representations, warranties and covenants of Seller shall not be affected or deemed waived by reason of any investigation made by or on behalf of Purchaser or by reason of any facts or circumstances that Purchaser (or any of its representatives) knew or should have known.

(e)      Purchaser shall have set-off rights as set forth in Section 6.6.

(f)       For all purposes under this Article VI, the qualification “in all material respects” as used in Section 4.19 shall be disregarded in each instance in which it appears and the applicable representations and warranties construed as if no such qualification was included.

6.5     Limitations on Indemnification Obligations.

(a)      Seller shall have no obligation to indemnify the Purchaser Indemnitees with respect to Adverse Consequences arising under Section 6.1(a) (other than the Critical Representations and the Statute of Limitation Representations) until the aggregate amount of all Adverse Consequences thereunder exceeds Three Hundred Fifty Thousand Dollars ($350,000), in which event Seller shall be obligated to indemnify the Purchaser Indemnitees for all Adverse Consequences including the amount under such threshold.

(b)      Seller shall have no obligation to indemnify the Purchaser Indemnitees with respect to Adverse Consequences arising under Section 6.1(a) (other than the Critical Representations and the Statute of Limitation Representations) in excess of Four Million Five Hundred Thousand Dollars $4,500,000.

(c)      Notwithstanding anything to the contrary in this Agreement, Purchaser Indemnitees’ rights to indemnification with respect to Adverse Consequences arising under Sections 6.1(b)-(f), the Critical Representations or the Statute of Limitation Representations, or based upon fraud, willful misconduct or intentional misrepresentation, shall not be subject to the limitations set forth in Sections 6.4, 6.5(a) and 6.5(b).

(d)      Any Adverse Consequences of an Indemnified Party shall be reduced by any Tax Benefit that the Indemnified Party or any of its Affiliates actually realizes as a result of incurring the Adverse Consequences. A “Tax Benefit” shall equal the actual reduction in income Taxes payable by the Indemnified Party and its Affiliates realized in the year that the Adverse Consequences would be taken into account for U.S. federal income tax purposes (computed after taking into account the income Tax consequences of receiving the indemnity payment). The Indemnifying Party shall indemnify and hold the Indemnified Party harmless from and against any subsequent disallowance or loss of a Tax Benefit that has resulted in a reduction to the Adverse Consequences payable by the Indemnifying Party under this Article VI.

(e)      In the event an Indemnified Party receives insurance proceeds with respect to Adverse Consequences for which the Indemnified Party has made an indemnification claim prior to the date on which the Indemnifying Party is required pursuant to this Article VI to pay such indemnification claim, the indemnification claim shall be reduced by an amount equal to fifty percent (50%) of the amount of such insurance proceeds received by the Indemnified Party (the “Shared Insurance Proceeds”). If such insurance proceeds are received by the Indemnified Party after the date on which the Indemnifying Party has satisfied such indemnification claim by payment or set-off, (a) if such indemnification claim was satisfied by set-off under the Seller Note and the Seller Note remains outstanding, the principal outstanding on the Seller Note shall be deemed automatically increased by the amount of the Shared Insurance Proceeds as of the date of Purchaser’s receipt of such insurance proceeds, or (b) if such indemnification claim was satisfied by set-off against an Earnout Payment or by the payment of money, the Indemnified Party shall, no later than ten (10) Business Days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to the Shared Insurance Proceeds.

(f)       The indemnification provided in this Article VI shall be the sole and exclusive remedy and recourse for monetary damages for any matter arising out of this Agreement, other than any matter arising out of fraud.

(g)      Any indemnity payments made pursuant to this Article VI shall be treated for all income Tax purposes by the parties hereto as an adjustment to the Aggregate Purchase Price.

(h)      Purchaser acknowledges and agrees that Seller shall have no obligation under this Article VI with respect to the repairs, maintenance and deficiencies described in Section 4.8 of the Disclosure Schedule or in Section 4.10(c) of the Disclosure Schedule.

6.6      Set-Off.    If Seller is obligated to indemnify Purchaser or any other Purchaser Indemnitee for any indemnification claim in accordance with Article VI, Purchaser may set-off the amount of such claim against any amounts payable by Purchaser to Seller under this Agreement, including the Earnout Payments or the Seller Note, as the same becomes due; provided, however, that Purchaser agrees that it shall seek satisfaction of any indemnification claim under Section 6.1(a) in the following order: first, by exhausting its set-off rights under the Seller Note; second, by exhausting its set-off rights against any Earnout Payments that have been earned but not yet paid at the time of such indemnification claim; third, by exhausting its set-off rights against any other payments due to Seller hereunder at the time of such indemnification claim; and finally, by recourse to Seller or either Shareholder (including any successors thereto or heirs or estates thereof). If Purchaser intends to set-off any amount hereunder, Purchaser shall provide not less than thirty (30) days’ prior written notice to Seller of its intention to do so, together with a reasonably detailed explanation of the basis therefor (a “Set-Off Notice”). If, within ten (10) days of its receipt of a Set-Off Notice, Seller provides Purchaser with written notice of Seller’s dispute with Purchaser’s right to make such set-off, Purchaser and Seller (and their respective representatives and advisors) shall meet (which may be accomplished telephonically) in good faith within five (5) days to attempt to resolve their dispute. If such dispute remains unresolved despite Purchaser’s good faith attempt to meet with Seller and resolve such dispute, Purchaser may set-off under this Section 6.6 only (a) with respect to those indemnifications claims that have been Finally Determined (as defined below), (b) as described in the following sentence or (c) with the prior written consent of Seller. In the event of a dispute with respect to any indemnification claim against Seller made in good faith pursuant to this Article VI, and the liability for and amount of Adverse Consequences therefor, Purchaser may, in its reasonable discretion, withhold any payments due to Seller under this Agreement, including the Earnout Payments or the Seller Note, up to the amount of the disputed amount, but only if Purchaser deposits such withheld amounts into escrow in accordance with a Set-Off Indemnity Escrow Agreement, provided that (i) if Seller refuses to execute and deliver the Set-Off Indemnity Escrow Agreement promptly upon written request by Purchaser, Purchaser shall be entitled to retain the withheld amount until the earlier of Seller’s execution and delivery of a Set-Off Indemnity Escrow Agreement or resolution of the dispute and (ii) in no event may Purchaser set-off against amounts payable under the Seller Note an aggregate amount in excess of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). For purposes of this Agreement, the term “Finally Determined” shall mean with respect to any indemnification claim made, and the Liability for and amount of Adverse Consequences therefor, when the parties to such claim have so determined by mutual agreement or, if disputed, when a judgment has been issued by a court having proper jurisdiction.

ARTICLE VII

Employee Matters

7.1      Employees to be Hired by Purchaser.

(a)      Purchaser will offer employment to all current active employees of Seller (other than Lawrence W. Matteson), which employment is to be effective as of the Effective Time. With respect to bargaining unit employees of Seller, the terms of their employment will be subject to Purchaser’s ability to negotiate or implement new or modified wages, hours and other terms and conditions of employment with the appropriate authorized collective bargaining representative at each applicable location. Until such time as new or modified wages, hours and terms and conditions are negotiated or implemented, such bargaining unit employees will continue to work under the existing wages, hours and other terms and conditions of employment set forth in the existing collective bargaining agreement at each such location. All employees of the Business who accept employment with Purchaser and commence such employment immediately after the Closing shall be referred to as the “Transferred Employees”. Seller shall terminate the employment of all Transferred Employees effective as of the Closing (or, in the case of Transferred Employees who are on disability or leave of absence, as soon as they are removed from disability status or return from leave).

(b)      Except as provided in this Section 7.1(b), Seller shall retain responsibility for all of the Benefit Plans. Seller shall retain responsibility for all Liability for any health care continuation coverage or notice requirement under Section 4980B of the Code and Part G of Subtitle B of Title 1 of ERISA arising on or before the Closing Date with respect to any Benefit Plan, and, after the Closing, Purchaser shall be responsible for any such health care continuation coverage or notice requirements arising after the Closing with respect to (i) any Transferred Employee, and (ii) to the extent Purchaser is required by applicable Law, any former employee of Seller currently receiving health care continuation coverage under a Seller plan

(c)      Seller shall be solely responsible for any severance claims or any other benefits, claims or causes of action asserted by any employee of the Business not hired by Purchaser at Closing. In addition, Seller agrees to indemnify and hold Purchaser harmless from and against any Adverse Consequences Purchaser suffers resulting from any claim by the Transferred Employees that the transaction gives rise to a right to receive severance payments or any such other benefits.

(d)      As of the Closing, Seller shall have paid any amounts due and payable to any Transferred Employees as of the Closing, including the payment of any accrued vacation, leave and/or bonus (or any portion thereof earned as of the Closing).

(e)      Transferred Employees (and, where applicable, their eligible dependents) shall be:

  (i)     eligible to participate in a group health plan (within the meaning of Section 5000(b) of the Code) as of the Closing Date without regard to or application of any pre-existing condition, exclusion or limitation;

  (ii)    given credit under a Welfare Plan (as defined in Section 3(1) of ERISA) adopted or maintained by Purchaser for their service with Seller for purposes of satisfying any waiting periods, evidence of insurability or good health requirements, or the application of any pre-existing condition limitations; and

  (iii)   given credit for past service with Seller for (x) eligibility and vesting purposes in Purchaser’s qualified plans that are Pension Plans (as defined in Section 3(2) of ERISA), except that Transferred Employees shall not receive such credit for satisfying the three-year vesting period for the profit-sharing portion of Purchaser’s 401(k) plan, and (y) determining entitlement to vacation.

(f)      Purchaser shall cause the appropriate tax-qualified defined contribution plan established or maintained by Purchaser to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from Transferred Employees with respect to any account balances distributed to them from Seller’s tax-qualified Benefit Plans. The distributions described herein shall comply with applicable Laws, and each party shall make all filings and take any actions required of such party under applicable Laws in connection therewith.

(g)      The provisions of this Section 7.1 are a covenant between Purchaser and Seller and shall not, in any manner, create any contractual right of employment for any employee of Seller or any Transferred Employee.

7.2      Workers’ Compensation, Medical Claims and Retirees.

(a)      Seller shall remain solely responsible for Liability arising from workers’ compensation claims, both medical and disability, or other government-mandated programs which are based on injuries occurring prior to Closing regardless of when such claims are filed. Purchaser shall be solely responsible for such claims of Transferred Employees based on injuries occurring after Closing.

(b)      Seller shall remain solely responsible in accordance with its employee welfare benefit plans for the satisfaction of all claims for medical, dental, life insurance, health, accident or disability benefits brought by or in respect of employees of the Business under any of Seller’s welfare benefit plans which claims relate to events or injuries incurred prior to the Closing regardless of when such claim was filed.

(c)      As of the Closing, with respect to former and retired employees of the Business who had terminated employment or retired on or prior to the Closing, Seller shall be liable for all Liabilities in connection with claims for benefits brought by or in respect of such former or retired employees of the Business under any of Seller’s welfare benefit plans with respect to medical, dental, life insurance, health, accident or disability benefits or otherwise.

ARTICLE VIII

Certain Other Agreements

8.1      Post Closing Access to Record.    Purchaser and Seller shall provide each other with such assistance as may reasonably be requested by the other in connection with the preparation of any return or report of Taxes, any audit or other examination by any Governmental Authority, any judicial or administrative proceedings relating to liabilities for Taxes, or for any other reasonable purpose (including any litigation or claim by or with any third party in respect of the Purchased Assets or the Business as conducted on or prior to the Closing Date). Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant Tax Returns and supporting material and available relevant documents, books and records. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing assistance. Purchaser and Seller will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

8.2      Consents Not Obtained at Closing.

(a)      Seller shall use all commercially reasonable efforts to obtain and deliver to Purchaser at or prior to the Closing such consents as are required to allow the assignment by Seller to Purchaser of the Seller’s right, title and interest in, to and under any Contract included in the Purchased Assets. To the extent any Contract or Government Contract is not capable of being assigned without the consent or waiver of the other party thereto or any third party (including any Governmental Authority), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Law or Order, neither this Agreement nor the Bill of Sale and Assignment Agreement shall constitute an assignment or an attempted assignment of such Contract.

(b)      Notwithstanding anything in this Agreement or the Bill of Sale and Assignment Agreement to the contrary, Seller is not obligated to transfer to Purchaser any of its rights and obligations in and to any Contract or Government Contract without first having obtained all necessary consents and waivers. After the Closing Date, Seller shall use all commercially reasonable efforts, and Purchaser shall cooperate with Seller at Seller’s expense, to obtain any consents and waivers necessary to convey to Purchaser all Contracts intended to be included in the Purchased Assets.

(c)      If any such consents and waivers are not obtained with respect to any Contract, the Bill of Sale and Assignment Agreement shall constitute an equitable assignment by Seller to Purchaser of all of Seller’s rights, benefits, title and interest in and to such Contract (excluding any Government Contract), to the extent permitted by Law, and Purchaser shall be deemed to be the Seller’s agent for the purpose of completing, fulfilling and discharging all of Seller’s rights and liabilities arising after the Closing Date under such Contract; provided that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent Purchaser would have been responsible therefor if such consent or approval had been obtained.

8.3      Novation of Government Contracts.

(a)      With respect to each Government Contract and Government Subcontract, promptly after the Closing Date, Purchaser and Seller shall use all reasonable efforts to obtain the written consent of the other parties to each such Government Contract and Government Subcontract for the assignment or novation thereof to Purchaser or written confirmation from such parties that such consent is not required. With respect to any Government Contracts or Government Subcontracts that are not assigned or novated to Purchaser on or before the Closing Date, the performance obligations of Seller thereunder shall, unless prohibited by such Government Contract or Government Subcontract, be performed by Purchaser in accordance with this Section 8.3, until such Contracts have been assigned or novated, including through a subcontract or similar arrangement; provided, however, that with respect to any Government Contract or Government Subcontract under which Seller must obtain prior consent to Purchaser’s performance thereunder, Purchaser and Seller shall use their best efforts to obtain such consent and, until such consent is obtained, shall cooperate in an arrangement reasonably satisfactory to Purchaser and Seller under which Purchaser would obtain, to the extent practicable, the claims, rights and benefits, including all contract revenue, and assume the corresponding obligations thereunder in accordance with this Agreement.

(b)      As soon as practicable but in any event within thirty (30) days after the Closing Date, Purchaser shall, in accordance with FAR Subpart 42.12, and with the cooperation of Seller, submit in writing to each Responsible Contracting Officer (as such term is defined in FAR 42.1202(a)), a request (the “Request”) for the United States Government to recognize Purchaser as Seller’s successor in interest to the Government Contracts, which are to be sold, assigned, transferred and conveyed to Purchaser in accordance with this Agreement. Seller shall promptly deliver to Purchaser such information as shall be required from Seller pursuant to FAR 42.1204(e)-(f) or otherwise reasonably requested by the Responsible Contracting Officer for the purpose of enabling Purchaser to submit the Request and prepare, execute and deliver to the United States Government a novation agreement (the “Novation Agreement”), as required by FAR 42.12, to effectuate the novation of the Government Contracts from Seller to Purchaser.

(c)      With respect to Government Contracts not held by the United States Government, Purchaser shall, with the cooperation of Seller and as soon as practicable but in any event within thirty (30) days after the Closing Date, submit in writing to each Contracting Officer any requests or notifications necessary for the Governmental Authority to recognize Purchaser as Seller’s successor in interest to the Government Contracts, which are to be sold, assigned, transferred and conveyed to Purchaser in accordance with this Agreement. Seller shall promptly deliver to Purchaser such information as shall be required from Seller or otherwise reasonably requested by the Governmental Authority for the purpose of enabling Purchaser to submit any request or notification, and to prepare, execute and deliver to the Governmental Authority a novation agreement, assignment, or other document to effectuate the novation, consent, waiver or confirmation of such Government Contracts from Seller to Purchaser.

(d)      With respect to each Government Subcontract, Purchaser shall, within thirty (30) days after the Closing Date and with the cooperation of Seller, submit documentation seeking the written waiver or approval of the other contracting party to the transfer and assignment of such Government Subcontract, as necessary.

(e)      Seller and Purchaser shall each use commercially reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the consents, Novation Agreements, and assignments described in this Section 8.3, including responding to any requests for information by the Governmental Authority or prime contractor with regard to the consents, Novation Agreements or assignments, as applicable.

8.4      Performance of Government Contracts Pending Novation.

(a)      The period between the Closing Date and the granting of novation and assignments of all Government Contracts or Government Subcontracts shall be known as the “Interim Period.”

(b)      During the Interim Period:

  (i)     Purchaser and Seller shall cooperate in a lawful and commercially reasonable manner to (A) enable Purchaser to receive the economic benefits under the Government Contracts or Government Subcontracts in connection with its performance of such Contracts during the Interim Period, and (B) enable Seller to be relieved from its obligations and burdens in connection with performance of the Government Contracts or Government Subcontracts during the Interim Period;

  (ii)     Seller shall not take any action or omit to take any action that would frustrate the intent of, or prevent Purchaser from performing its obligations under, or otherwise materially and adversely affect the Government Contracts and Government Subcontracts;

  (iii)    Neither party shall amend any Government Contract or Government Subcontract in any material respect without the consent of the other party, which consent shall not be unreasonably withheld or delayed in light of the intent and objectives of the parties as contemplated by this Section;

  (iv)    Seller will enforce, at the reasonable request of and for the benefit of Purchaser, any and all claims, rights, benefits of Seller against any third party arising from any Government Contract or Government Subcontract; and

  (v)    Seller will promptly pay to Purchaser, when received, all monies received by Seller under any Government Contract or Government Subcontract or any claim, right or benefit arising under any such Contracts.

8.5      Failure to Obtain Consent.      If any novation, consent, waiver or confirmation is not obtained with respect to any Government Contract or Government Subcontract, Purchaser and Seller shall cooperate in an arrangement reasonably satisfactory to Purchaser and Seller under which Purchaser would obtain, to the extent practicable and permitted, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Purchaser, or under which Seller would enforce for the benefit of Purchaser, with Purchaser assuming Seller’s obligations, any and all claims, rights and benefits of Seller against a third party thereto. Purchaser shall not be required to enter into any arrangement that would impose any additional cost, expense or liability upon Purchaser or that would deprive Purchaser of any benefits or profits arising out of the Purchased Asset in question.

8.6      Avoidance of Double Withholding Taxes. With respect to employment Tax matters (i) Purchaser shall assume Seller’s entire obligation to prepare, file and furnish IRS Form W-2s with respect to the Transferred Employees for the year including the Closing Date;

(ii) Seller and Purchaser shall agree to elect the “predecessor-successor” basis with respect to each Transferred Employee pursuant to the alternative procedure prescribed by Section 5 of Revenue Procedure 2004-53, 34 I.R.B 320; and (iii) Seller and Purchaser shall work in good faith to adopt similar procedures under applicable wage payment, reporting and withholding Laws for all Transferred Employees in all appropriate jurisdictions. Seller shall indemnify and hold Purchaser harmless from any Taxes incurred by Purchaser as a result of assuming Seller’s obligations to prepare and file IRS Form W-2s that result from Seller’s failure to comply with appropriate employment Tax matters.

8.7      Bulk Sale Waiver and Indemnity.   The parties hereto acknowledge and agree that no filings with respect to any bulk sales or similar laws have been made, nor are they intended to be made, nor are such filings a condition precedent to the Closing; and, in consideration of such waiver by Purchaser, Seller shall indemnify and hold Purchaser Indemnitees harmless against any Adverse Consequences (but not including any Current Liabilities included in the Final Net Working Capital) resulting or arising from such waiver and failure to comply with applicable bulk sales laws upon presentment of appropriate documentation.

8.8      Post-Closing Confidentiality.    From and after the Closing, the Seller Parties will treat and hold as confidential all of the Confidential Information and shall refrain from using any of the Confidential Information. In the event that any Seller Party is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigation demand, or similar process to disclose any Confidential Information, such Seller Party will notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 8.8. If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then such Seller Party may disclose the Confidential Information to the tribunal; provided, however, that it shall use all commercially reasonable efforts to obtain, at the request and expense of Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Purchaser shall designate.

8.9      Non-Competition; Non-Solicitation.

(a)      Non-Competition.    Each Seller Party hereby acknowledges that it is familiar with the trade secrets of the Business and other Confidential Information. Each Seller Party acknowledges and agrees that Purchaser and its Affiliates would be irreparably damaged if such Seller Party were to provide services or to otherwise participate in the business of any Person competing with the Business or in a similar business and that any such competition by such Seller Party would result in a significant loss of goodwill by Purchaser in respect of the Business. Each Seller Party further acknowledges and agrees that the covenants and agreements set forth in this Section 8.9 were a material inducement to Purchaser to enter into this Agreement and to perform its obligations hereunder, and that Purchaser and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if any Seller Party breached the provisions of this Section 8.9. Therefore, in further consideration of the Aggregate Purchase Price, each Seller Party agrees that for the period beginning on the Closing Date and ending on the five (5) year anniversary of the Closing Date such Seller Party shall not, and shall cause it or his Affiliates not to, directly or indirectly, either for himself, herself, itself or through any other Person, engage in, render service to, participate in, or permit such Person’s name to be used by any enterprise engaging in, any business or enterprise (including any division, group or franchise of a larger organization) that competes with the Business as conducted as of the Closing Date in the Geographical Area; provided, however, that this restriction shall not prohibit such Seller Party from (x) passive beneficial ownership of less than five percent (5%) of any class of securities of a publicly-held corporation whose stock is traded on a U.S. national securities exchange or traded in the over-the-counter market, (y) providing harbor, fleeting and towing services through MMS or (z) leasing barges owned by a Seller Party to third parties. For purposes of this Agreement, the term “participate” includes any direct or indirect interest in any enterprise, whether as a shareholder, member, partner, joint venturer, investor, lender, franchisor, franchisee, executive, consultant or otherwise or rendering any direct or indirect service or assistance to any Person. Each Seller Party agrees that this covenant is reasonably designed to protect the Purchaser’s substantial investment and is reasonable with respect to its duration, geographical area and scope.

(b)      Non-Solicitation/No Hire.    For so long as the Seller Parties have continuing obligations under Section 8.9(a), no Seller Party shall (and each Seller Party shall cause his or its Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of Purchaser (or any of its Affiliates) related to the Business to leave his or her employment, or in any way interfere with the relationship between Purchaser (or any of its Affiliates) and any such employee, (ii) hire any person who was an employee of Purchaser (or any of its Affiliates) related to the Business at any time during the six-month period immediately prior to the date on which such hiring would take place (except as a result of a general solicitation for employment not specifically targeted at such employee), or (iii) call on, solicit or service any customer, charterer, lessor, vendor, licensee or licensor of the Business in order to induce or attempt to induce such Person to cease doing or decrease their business with Purchaser and the Business or its Affiliates, or in any way interfere with the relationship between any such customer, charterer, lessor, vendor, licensee or licensor of the Business (including making any negative statements or communications about the Business, Purchaser or its Affiliates).

(c)      Modification.    If, at the time of enforcement of any of the provisions of this Section 8.9, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The parties further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by Law.

(d)      Extension of Restricted Period.    Notwithstanding anything to the contrary contained herein, the restricted periods set forth in Section 8.9(a) or (b), respectively, shall be extended with respect to any breaching party for a period equal to any time period that such breaching party is in violation of Section 8.9(a) or (b), respectively.

(e)      Irreparable Harm.    If any Seller Party or any of his or its Affiliates (the “Restricted Persons”) breaches, or threatens to commit a breach of, any of the provisions of

Section 8.8 or this Section 8.9 (the “Restrictive Covenants”), Purchaser shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser. Each of the rights and remedies set forth herein shall be independent of the others, severally enforceable, and in addition to, and not in lieu of, any other rights and remedies available to Purchaser at law or in equity.

8.10    Use of L.W. Matteson Name.   After the Closing, Seller may not, directly or indirectly, use the name “L.W. Matteson,” “Matteson Dredging” or any derivative thereof or any similar name to identify itself, except solely in connection with the performance of, and solely during the term of, the Subcontract Agreement. Seller shall be responsible for all filing fees required to be paid in connection with filing Seller’s change of name amendments in the State of Iowa and in each other state in which it is qualified to transact business. For avoidance of doubt, this restriction shall not prohibit the Shareholders from using the name “Matteson Marine Service” for the sole purposes of providing harbor, fleeting and towing services.

8.11    Shareholders’ Guarantee.   The Shareholders hereby, jointly and severally, unconditionally and irrevocably guarantee for the benefit of Purchaser, the Purchaser Indemnitees and their respective heirs, successors and assigns all of the obligations of Seller under this Agreement, including under Article VI, and under each other agreement, contract or instrument executed and delivered by Seller to Purchaser in connection with the transactions contemplated by this Agreement; provided, however, that (a) any Liability regarding any breach of Section 6.1(e) shall be several, and not joint and several and (b) the Shareholders’ maximum aggregate liability under this Section 8.11 for indemnification of Adverse Consequences under Sections 6.1(a), 6.1(c) and 6.1(d) shall not exceed an amount equal to the aggregate net after-tax proceeds received by the Seller under this Agreement (not taking into account any transaction fees and expenses paid by Seller).

8.12    Tax Allocation. For purposes of this Agreement, (i) liability for any Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or resulting from a transfer of assets incurred during a period beginning before and ending after the Closing Date shall be allocated between the portion of the period beginning prior to and ending on the Closing Date and the portion of the period ending after the Closing Date shall be based on the date on which such items accrued; (ii) liability for all other Taxes such as real property Taxes and personal property Taxes shall be pro rated between such periods on a per diem basis based on the number of days in the taxable period for which each party is liable for Taxes hereunder; and (iii) any interest, penalties, additions to tax or additional amounts that relate to Taxes for any period, or a portion of any period, ended on or before the Closing Date shall be treated as occurring on or prior to the Closing Date whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date.

8.13    Seller’s Insurance.   Seller shall cause all of its occurrence-based insurance policies to remain in full force and effect after the Closing in accordance with the terms thereof.

8.14    Property on Adjacent Parcel.    Within thirty (30) days after the Closing, Seller shall either (a) cause to be removed from the property adjacent to its Burlington, Iowa yard all property stored on such property and, in connection therewith, to remediate any and all damage caused by such storage, all at the sole cost and expense of Seller, or (b) obtain from the owner of such adjacent property written permission, in form and substance reasonably satisfactory to Purchaser, for such property to remain.

ARTICLE IX

Miscellaneous

9.1      Cost and Expenses.    Purchaser will pay its own costs and expenses (including attorneys’ fees, accountants’ fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the purchase of the Purchased Assets and the other transactions contemplated by this Agreement (except as otherwise specifically provided for herein); and Seller will pay its own costs and expenses (including attorneys’ fees, accountants’ fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the sale of the Purchased Assets and the other transactions contemplated by this Agreement (except as otherwise specifically provided for herein).

9.2      Entire Agreement.     The Disclosure Schedule, the Schedules and the Exhibits referenced in this Agreement are incorporated into this Agreement and together contain the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof, including the letter of intent dated November 2, 2010 between Purchaser and Seller; provided, however, that unless and until there is a Closing, the parties shall continue to be bound by that certain Confidentiality Agreement, dated September 2, 2010, between Purchaser and Seller. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

9.3      Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimiles or other electronic copies of signatures will be deemed to be originals.

9.4      Assignment, Successors and Assigns.      The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties; provided, however, that Purchaser may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to one or more of its Affiliates, in which event all the rights and powers of Purchaser and remedies available to it under this Agreement shall extend to and be enforceable by each such Affiliate. Any such assignment and delegation shall not release Purchaser from its obligations under this Agreement. In the event of any such assignment and delegation, the term “Purchaser” as used in this Agreement shall be deemed to refer to each such Affiliate of Purchaser where reference is made to actions to be taken with respect to the acquisition of the Business or Purchased Assets, and shall be deemed to include both Purchaser and each such Affiliate where appropriate, including with respect to all obligations of Purchaser under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

9.5      Severability.      If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

9.6      Headings.    The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

9.7      Risk of Loss.   Risk of loss, damage or destruction to the Purchased Assets shall be upon Seller until the Closing, and shall thereafter be upon Purchaser. In the event of any loss, damage or destruction to the Purchased Assets prior to the Closing, the proceeds of, or any claims or any loss payable under, any insurance policy of Seller, or judgment or award with respect thereto shall be payable to Seller, which, assuming Purchaser closes the transactions contemplated hereby, shall repair, replace or restore any such property to Purchaser’s reasonable satisfaction or make such other provision as the Seller and Purchaser may agree.

9.8      Governing Law.   The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Illinois, excluding the “conflict of laws” rules thereof.

9.9      Press Releases and Public Announcements.    Following the Closing, no Seller Party shall, and shall not cause his or its Affiliates or representatives to, issue any press release or other public statement regarding this Agreement or the transactions contemplated by this Agreement without the prior approval of Purchaser.

9.10    U.S. Dollars. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars.

9.11    Notices.

(a)      All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by facsimile or sent by reputable overnight delivery service and properly addressed as follows:

To Purchaser:

Great Lakes Dredge & Dock Company, LLC

2122 York Road

Oak Brook, IL 60523

Fax: (630) 574-3007

Attention: President

and

Great Lakes Dredge & Dock Company, LLC

2122 York Road

Oak Brook, IL 60523

Fax: (630) 574-3007

Attention: Assistant General Counsel

With a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Fax: (312) 558-5700

Attention: Patrick O. Doyle

To Seller:

L.W. Matteson, Inc.

P.O. Box 667

Burlington, IA 52601

Attention: Lawrence W. Matteson

With a copy to:

Duane Morris LLP

190 S. LaSalle Street, Suite 3700

Chicago, IL 60603

Fax: (312) 499-6701

Attention: Brian P. Kerwin

To Lawrence W. Matteson:

#1 South Point

Burlington, Iowa 52601

To Larry W. Matteson:

#1 South Point

Burlington, Iowa 52601

(b)      Any person may from time to time change its address for the purpose of notices to that person by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the person sought to be charged with its contents.

(c)      All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 9.11 if delivered personally or courier, shall be effective upon delivery; if sent by facsimile, shall be delivered upon receipt of proof of transmission.

9.12    SUBMISSION TO JURISDICTION; VENUE. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN IN PEORIA, ILLINOIS OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATED THERETO SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

9.13    WAIVER OF JURY TRIAL.   TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION WITH ANY SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.14    Waiver.   Any party hereto may waive compliance by or extend the time of performance of any obligation or act for any other party with respect to any provision of this agreement. No waiver of any provision or extension shall be construed as a waiver of any other provision or an extension of time for the performance of any other obligation or act hereunder. Any waiver or extension must be in writing.

9.15    No Third-Party Beneficiary.   This Agreement is being entered into solely for the benefit of the parties hereto, the Purchaser Indemnitees, the Seller Indemnitees, and the parties do not intend that any employee or any other person shall be a third-party beneficiary of the covenants by either Seller or Purchaser contained in this Agreement.

9.16    Enforcement Costs.    In the event that either party seeks to enforce its rights or remedies under this Agreement (whether for injunctive relief or damages or both) or seeks a declaration of costs or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorneys’ fees, costs and expenses.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

SELLER:	L.W. MATTESON, INC.

	By:	/s/ Lawrence W. Matteson

Name:	Lawrence W. Matteson

Title:	President

PURCHASER:	GREAT LAKES DREDGE & DOCK COMPANY, LLC

	By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

	Title:	President and Chief Financial Officer

SHAREHOLDERS:

/s/ Lawrence W. Matteson
Lawrence W. Matteson

/s/ Larry W. Matteson
Larry W. Matteson

Schedule 2.3(b)

Illustrative Calculation of Earnout Payments

Example:	Yr. 1	Yr. 2	Yr. 3
Business EBITDA	$8.0M	$8.5M	$15.0M
Hurdle EBITDA	$9.0M	$9.0M	$9.0M

Annual Total	($1.0M)	($0.5M)	$6.0M

Less Deficit		($1.0M)	($1.5M)

Cumulative EBITDA for Earn-Out	($1.0M)	($1.5M)	$4.5M

Earnout Payment	$0	$0	$825,000
Calculated as follows:
$ 3.0M x 15%			$450,000
$ 1.5M x 25%			$375,000

Total			$825,000

Schedule 2.9

Purchase Price Allocation Schedule

Pursuant to Section 2.9 of the Agreement, the Aggregate Purchase Price (and Assumed Liabilities and other relevant items) less a reduction in the Cash Purchase Price in an amount equal to $541,000 and less the amount of the Shareholder Assets Purchase Price shall be allocated, in the order in which such consideration is specified in Section 2.9, among the Purchased Assets (other than the Shareholder Assets) in the following manner:

1.         First, to accounts receivable (including construction contract receivable, costs and estimated earnings in excess of billings on uncompleted contracts and deposits) and prepaid expenses in an amount equal to their book value as of the Closing Date;

2.         Next, to equipment and other tangible assets (including parts and supplies) in an amount not in excess of $40.0 million; and

3.         Finally, any remaining Aggregate Purchase Price not allocated under items 1. and 2., to goodwill and going concern value.

With respect to the Cash Purchase Price, an amount equal to the Shareholder Assets Purchase Price shall be allocated to the Shareholder Assets.

With respect to the Cash Purchase Price, $541,000 shall be allocated to the covenants-not-to-compete under this Agreement and any ancillary agreements.

December 31, 2010

Great Lakes Dredge & Dock Company, LLC

2122 York Road

Oak Brook, IL 60523

Ladies and Gentlemen:

Attached hereto is the Disclosure Schedule referred to in that certain Asset Purchase Agreement, dated as of December 31, 2010 (the “Agreement”), by and among Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company (“Purchaser”), L.W. Matteson, Inc., an Iowa corporation (“Seller”), and Lawrence W. Matteson and Larry W. Matteson (each a “Shareholder” and together with Seller, the “Seller Parties”). Capitalized terms used but not defined herein have the respective meanings specified in the Agreement.

Unless otherwise indicated herein, all section references are to Sections of the Agreement. The disclosures contained in this Disclosure Schedule: (i) relate to certain matters concerning the disclosures required and the transactions contemplated by the Agreement, (ii) are qualified in their entirety by reference to specific provisions of the Agreement, and (iii) are not intended to constitute and shall not be construed as indicating that such matters are required to be disclosed herein, nor shall such disclosures be construed as admissions that such information is material with respect to Seller or any Shareholder, except to the extent required by the Agreement.

If and to the extent any information required to be furnished in any section of this Disclosure Schedule is contained in another section of this Disclosure Schedule, such information will be deemed to be included in all sections of this Disclosure Schedule in which such information is required to be included to the extent such information is clearly cross-referenced on the applicable section of this Disclosure Schedule. The following comprise the disclosures authorized and contemplated by the Agreement:

Section 4.1(a)

Foreign Qualifications

1.   State of Alabama

2.   State of Arizona

3.   State of Arkansas

4.   State of Florida

5.   State of Georgia

6.   State of Illinois

7.   State of Iowa

8.   State of Indiana

9.   State of Kansas

10. State of Louisiana

11. State of Michigan

12. State of Minnesota

13. State of Mississippi

14. State of Missouri

15. State of Nebraska

16. State of Oklahoma

17. State of Virginia

18. State of Wisconsin

Section 4.1(b)

Capitalization

Shares Owned
Lawrence W. Matteson	664
Larry W. Matteson	396
Total No. of Shares	1,060

Section 4.3

Required Consents and Approvals

Open Government Contracts and Subcontracts

1)	Title of Contract:	McClellan-Kerr Station Dredging
	Date of Award:	July 30, 2010
	Contract Number:	W9127S-10-D-0019
	Parties Involved:	U.S. Army Corps of Engineers (“USACE”), Little Rock / L.W. Matteson, Inc. (“LWM”)

2)	Title of Contract:	Chain of Rocks South Seepage Berms
	Date of Award:	August 25, 2010
	Contract Number:	W912P9-10-D-0529
	Parties Involved:	USACE, St. Louis District / A&H Contractors / LWM (sub for A&H)

3)	Title of Contract:	Iowa River - Flint Creek Levee District #16 (notice)
	Date of Award:	September 27, 2010
	Contract Number:	09-2916.101/00936-16
	Parties Involved:	Flint Creek Levee District #16 / Klingner & Associates / LWM

4)	Title of Contract:	Lake Decatur Dredging
	Date of Award:	March 31, 2010
	Contract Number:	W09-16
	Parties Involved:	City of Decatur, IL / Homer L. Chastain / LWM

5)	Title of Contract:	Pond A Bridgeway Acres Landfill
	Date of Award:	December 15, 2010
	Contract Number:	101-0048-CP(RM)
	Parties Involved:	Pinellas County, FL Utilities / LWM

6)	Title of Contract:	Lease of Cutterhead, Hydraulic, Pipeline Dredge (NLT 22-Inch Diameter) Fully Operated with Attendant Plant and Personnel, with a Draft NTE 11 Feet, for Construction and Maintenance Dredging within the Vicksburg and adjacent Districts
	Date of Award:	March 31, 2010
	Contract Number:	W912EE-10-C-0011
	Parties Involved:	USACE, Vicksburg / LWM

7)	Title of Contract:	Chain of Rocks, Berm #6
	Date of Award:	June 12, 2009
	Contract Number:	W912P9-07-D-0513
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H Contractors)

8)	Title of Contract:	Kaskaskia Dredging 2009 (pending modification)
	Date of Award:	July 20, 2009
	Contract Number:	W912P9-09-C-0415
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H)

9)	Title of Contract:	Henderson County Drainage District No. 1 Levee Repairs
	Date of Award:	August 28, 2009
	Contract Number:	W912EK-09-C-0094
	Parties Involved:	USACE, Rock Island District / LWM

10)	Title of Contract:	Louisa County Drainage District No. 11 Levee Repairs
	Date of Award:	September 24, 2009
	Contract Number:	W912EK-09-C-0106
	Parties Involved:	USACE, Rock Island District / LWM

Service Contracts

1.   WINOPS

2.   HYPACK

3.   Timberline Accounting

4.   ABRA HR / Payroll

5.   Bureau of National Affairs

Charter Agreement

Barge Charter Party dated February 10, 2010 between Serodino, Inc. and L.W. Matteson, Inc.

Team Agreement

Team Agreement dated May 27, 2009 between Newt Marine, Peterson Contractors, Inc. and L.W. Matteson, Inc.

Apartment Rental

Residential Lease Agreement dated February 17, 2010 between Longacre Ponds Apartments and L.W. Matteson, Inc.

Section 4.4

Brokers

McGladrey Capital Markets, LLC

1 S. Wacker Drive, Suite 800

Chicago, IL 60606-4650

Section 4.6

Related Party Transactions

1.	Matteson Marine Service

#1 South Point

Burlington, IA 52601

Owners:	Shares
Lawrence W. Matteson	6,264
Larry W. Matteson	3,736
10,000

Description of Business:

Matteson Marine Service, Inc. operates a harbor service in Burlington, IA and surrounding area.

2.	L.W. Matteson, Inc. Corporate Office

#1 South Point

Burlington, IA 52601

* Owned by Seller

3.	L.W. Matteson, Inc. Storage Building

1230 S. Main Street

Burlington, IA 52601

* Owned by Seller

4.	L.W. Matteson, Inc. Maintenance Yard

2815 – 91st Avenue

Burlington, IA 52601

* Owned by Seller

Section 4.7(c)(i)

Seller Personal Property

L.W Matteson, Inc.		12/24/10 9:00AM
Fixed Asset Listing - Non Marine
For the Period 1/28/81 to 12/31/10

Asset ID	Description	Serial Number
LWM000009	‘75 Trailer - Gooseneck	18579
LWM000014	MCELROY FUSION UNIT
LWM000018	FUSION UNIT ACCES
LWM000019	‘74 Trailer - Fusion Unit - Special	IA19004
LWM000049	5TH WHEEL TRAILER
LWM000050	3-CONCRETE BUCKETS
LWM000052	SWIVEL JOINT -BARGE
LWM000056	JD DOZER
LWM000065	BOOM FOR MANITOWOC
LWM000080	CLAM BUCKET
LWM000083	MANITOWOC REPAIRS
LWM000084	‘83 Chevy C-30 1 Ton	1GCHC34J8DJ149139
LWM000089	Crane-Manitowoc 3900 - 1970	39884
LWM000091	USED BOAT & TRAILER
LWM000092	1970 Grove TM120 10-Ton Barge Crane	3951
LWM000107	REPAIRS-BARGE TENDER
LWM000118	KEY CABINET
LWM000160	RUDDER ANGLE INDICTR
LWM000176	BOOSTER PUMP-ENG GON
LWM000185	VAN BOX
LWM000191	Crane-P&H Omega 18 All Terrain	44700
LWM000193	BALL JOINT ASSEMBLY
LWM000218	1971 Link-Belt LS108B 45-Ton Crawler Crane	9LG4160
LWM000226	WRECKING BALL
LWM000244	WINCH-GEARMATIC A22
LWM000245	WINCH-GEARMATIC A22
LWM000246	FUSION UNIT
LWM000247	Crane - Linkbelt 418 - 1967	4ER210
LWM000256	DRAGLINE BUCKET
LWM000257	DREDGE PIPE AN#200
LWM000258	CARGO CONTAINER
LWM000262	CARGO TOOL SHED
LWM000263	ROOT RAKE
LWM000275	PLASTIC PIPE AN#207
LWM000276	STEEL DREDGE PIPE
LWM000278	22”BOOSTER W/2 CAT E
LWM000287	22” PIPE AN#200
LWM000288	U TWN DISC CLTCH 207
LWM000289	GRATING FOR DREDGE
LWM000290	DISCHARGE HOSES 200
LWM000291	D6C CAT CRAWLER

LWM000296	USED PIPE AN#200
LWM000297	USED CEMENT BUCKETS
LWM000299	USED 435 CAT SCRAPPR
LWM000300	12”BOOSTER DETROIT-T
LWM000302	GEAR BOX AN#200
LWM000303	CUTTER HEAD AN#200
LWM000308	‘90 Chevy Pickup	2GCGK39N1L198167
LWM000309	USED HOSE
LWM000310	USED HOSE
LWM000311	NEW WINCH
LWM000312	NEW WINCH
LWM000313	NEW SHEANE
LWM000316	ANCHOR AN#313
LWM000317	PIPE ADDITION AN#
LWM000318	CAT 70 PULL SCRAPER
LWM000322	12” NEW PLASTIC PIPE
LWM000324	50B AM HOIST USED
LWM000354	40’ & 20’ CONTAINER
LWM000355	12” NEW PLASTIC PIPE
LWM000356	BARGE - Used
LWM000357	GAS BOY PUMP
LWM000358	DRIP PAN-FUEL TANK
LWM000359	FUEL PUMP - JAEGER 2X2
LWM000360	FUEL PUMP - JAEGER 2X2
LWM000361	DOZER - CATERPILLAR D7H
LWM000362	DOZER - CATERPILLAR D7H
LWM000363	CUTTER DRIVE - IOWA
LWM000364	SPARE SHAFT - IOWA
LWM000368	BLADE - CAT 7U FOR D7
LWM000369	22” Y VALVE
LWM000370	22” Y VALVE
LWM000371	22” Y VALVE
LWM000377	TUBULAR JIB & 20’EXT
LWM000383	TIMBERLINE SOFTWARE
LWM000385	Crane - Pettibone Hydraulic Multi - 1979	97-S-A16830
LWM000386	‘76 Trailer - Transcraft	TC9675
LWM000387	500 GAL TANK
LWM000390	ALUMACRAFT JOHN BOAT
LWM000391	‘92 Trailer - Wesco Boat	1W71611TON1000417
LWM000396	PIPELAYER - CAT 561 -U
LWM000419	Work Boat #1 - Plowboy
LWM000421	DREDGE LADDER - USED
LWM000423	Booster#1 18”w/ct399
LWM000434	JD PUMP SYSTEM NO 1
LWM000435	JD PUMP SYSTEM NO 2
LWM000437	Booster#2 16”w/Ct399
LWM000443	CLYDE DB DRAWN WINCH
LWM000444	TUG W/TRAILER
LWM000445	TUG W/TRAILER
LWM000452	‘90 CLARK 21’ WKBOAT

LWM000454	125KW GENSET-PIPEMOV
LWM000455	EXTENSION FOR GENSET
LWM000461	WINCH FOR CAT D6H
LWM000468	24” MCELROY FUSION U
LWM000469	‘66 MONARK 19’ WKBOA
LWM000478	HYSTER FORKLIFT
LWM000492	Dozer - CAT D6H LGP
LWM000493	Dozer - CAT D6H XL
LWM000494	Excavator - CAT 325L
LWM000495	Dozer - CAT D7H
LWM000507	20”SDR9.3 PIPE 45 FT
LWM000508	26 18SDR17 FLG ADPTR
LWM000512	WINCH - GEARMATIC
LWM000513	WINCH - GEARMATIC
LWM000515	WINCH - 10 TON MANUAL
LWM000516	WINCH - 10 TON MANUAL
LWM000520	20 FT CARGO CONTAINR
LWM000525	11X23 LOADING RAMP
LWM000526	7000 FT PIPE
LWM000532	SPUD PIPE
LWM000544	550gal Tank Lite Skd
LWM000553	TRANSFORMER	1E00334
LWM000568	PUMP IMPELLER SHAFT
LWM000573	1960 FT POLY PIPE
LWM000574	12 STUBENDS W/RINGS
LWM000582	CUMMINS GENERATR SET	F820625185
LWM000583	550 GAL TANK/FITTNGS
LWM000584	PWR DISTRIBTN SWITCH
LWM000585	5000’ POLY PIPE
LWM000586	10 12” FLANGE ADAPTR
LWM000587	10 BLACKUP RINGS
LWM000589	CUMMINS GENERATR SET
LWM000591	COMM SHEARNG DBL PMP
LWM000601	Crane - National 300A - 1996	16213
LWM000604	BLOCK
LWM000605	BLOCK
LWM000606	NAT’L CRANE BARGE
LWM000607	8 12” FLANGE ADAPTOR
LWM000610	1000 GAL SKID TANK
LWM000611	1000 GAL SKID TANK
LWM000614	PIPE - Used - 20” & 16”
LWM000618	SPUD FOR LW DREDGE
LWM000638	LADDER PUMP
LWM000640	WINCH FOR IA DREDGE
LWM000641	RADAR FOR BULL FROG
LWM000642	RADAR FOR MELISSA K
LWM000643	RADAR-COLEE
LWM000644	LADDER PUMP-STARTUP
LWM000721	RUBBER HOSE
LWM000724	STORAGE CONTAINR 40’

LWM000725	STORAGE CONTAINR 40’
LWM000729	22”BOOSTER W/ALCO EN
LWM000732	40 PONTOONS/PIPE CRA
LWM000733	PLASMA CUTTER/TORCH
LWM000735	ADD TO ALCO BOOSTER
LWM000737	Mobile Office, Turbo	43030698
LWM000740	Trailer - Boat	1Z9BB1622WA056022
LWM000743	PIPE MOVER
LWM000746	PUMP SHELL-LADDER PU
LWM000758	BEVEL MACHINE
LWM000762	‘94 Chevy K3500	1GBHK34N8RE194219
LWM000764	‘99 Ford F350 S/C	1FWDX37F4XEE02940
LWM000765	Fork Truck, Clark“C”
LWM000767	Crane, Terex RT 450
LWM000769	‘99 Chev K20 Ext Cab	1GCGK29U1XE221193
LWM000770	Srv Body-‘99 F350
LWM000773	Topper-‘99 Chev K20
LWM000785	Compressor, 5hp
LWM000786	Tank w/Stand
LWM000787	Engine,3406 LW Dredge
LWM000788	Booster #1 -Cat 3516	027Z00803
LWM000789	Booster #2 - Cat 3516	027Z00804
LWM000790	Booster #3 - Cat 3516	027Z00805
LWM000791	Engine&Pump-Sandpiper	027Z00806
LWM000792	Engine,Aux-Sandpiper	06TB18548
LWM000800	Engine Recond-AMMCO
LWM000801	Generator, @125KW
LWM000802	‘00 Ford F250 S/C	1FTNX21S6YEA03223
LWM000808	Water Server System
LWM000809	Tractor, Cat D6CLGP	069U00372
LWM000815	Storage Containr 20’
LWM000816	Storage Containr 20’
LWM000817	Tank, 9000 gal 8x24
LWM000818	Tank, 9000 gal 8x24
LWM000820	Generator, 100kw
LWM000821	Generator, Cat used
LWM000822	Tanks-40 @ 2350 gal
LWM000823	Tank, Upright
LWM000831	Hyd Tank-LW Drg-Repl
LWM000839	Anti 2 Block-GrovCrn
LWM000840	Tank-8x26’ Sngle Wal
LWM000841	Bucket-for Cat 345BL
LWM000842	‘00 Ford F350 S/C 4x4	1FDWX37F8YED03555
LWM000843	2-Compressors, 5hp
LWM000844	Compressor,3hp Horiz
LWM000855	‘00 Honda TRX350FMY
LWM000858	Truck Service Body
LWM000859	Compressor, Curtis
LWM000860	Compressor, Quincy
LWM000862	3 Compressors,Boostr

LWM000863	Fathometer
LWM000870	Tanks(20)-48”x12’Wht
LWM000878	Gen Set, Cat 3304
LWM000879	Gen Set, Cat 3304
LWM000899	Mobile Office, 8’x32’	00-21358T
LWM000902	Excavator, Cat 345BL	4SS00277
LWM000903	Valve System, Hofer 14”
LWM000908	Crane, OH Yard Bldg	S01542
LWM000910	‘99 GMC K2500	1GTGK29U5XE527541
LWM000915	Depth Sounder	172
LWM000916	End Dump - Morooka	3119
LWM000925	Crane Ext Section - 20’	9M2258
LWM000926	‘03 GMC Ext Cab	1GTHK29U93E185574
LWM000927	Paint System
LWM000933	GPS Receiver
LWM000934	Truck - ‘03 Ford F350	1FDWX37P13EC42454
LWM000936	Bevel Machine & Attachments	B4C5645
LWM000937	Compressor - Curtis-D-97	D97A45FO30044AP
LWM000938	Jib - Manitowoc Crane
LWM000939	Generator - Wacker G25	53401G62
LWM000942	Truck - ‘03 GMC Sierra	1GTHK29U63E368091
LWM000943	Truck - ‘03 GMC Sierra	2GTEK19T631371157
LWM000944	Winch	H4443
LWM000946	Spreader - Liquid Manure
LWM000947	Tractor - Agricultural	8858501
LWM000948	Winch - Pullmaster Hydraulic	69871
LWM000949	Copier/Printer
LWM000950	Computer - Sandpiper
LWM000953	Loader - Mod 4810 Positrack	ANC 00219
LWM000955	Air Compressor - 185CFM	319940
LWM000956	Air Compressor - 90CFM	220070
LWM000967	Dredge pipes and pontoons
LWM000968	Pipe - Steel (New)
LWM000969	Hose Assemblies - Rubber (Used)
LWM000970.1	Pipe (Steel) & Elbows - 12 3/4”
LWM000970.2	Pipe (Steel) & Elbows
LWM000971	Pipe (Steel) - 20”
LWM000972	Pipe (Steel) - 20”
LWM000973	Pipe (Steel) - 20”
LWM000975	Welder - Thermal Arc	N92103AK1707
LWM000976	Air Compressor - IR	37FU28X33
LWM000977	Pipe - Used Carbon Steel
LWM000978	Loader - Volvo, used	62161
LWM000979	Forks for loader
LWM000980	Engine Replaced - F250	1FTNX21S6YEA03223
LWM000981	Racks for Pipe
LWM000982	Loader - JD 644G Wheel	562219
LWM000983	Loader - JD Wheel	563337
LWM000984	Forks - Pair for FA#982
LWM000985	Forks for

LWM000986	Trailer - 2004 20’	5L3CX20224L001688
LWM000987	GPS System	TR040044,40001,40043,40042
LWM000988	Forklift - Hyster used	C007D01739E
LWM000989	Dredgepack software on LW
LWM000992	Winch, Hydraulic	71395
LWM000993	Crane - RT160 Terex	58213
LWM000994	Welder - Linc
LWM000995	Truck - ‘04 GMC Sierra	2GTEK19T241117625
LWM000996	Truck - ‘04 Chevy	1GCEK19T54E344158
LWM000998	Generator - Leroy-Sommer 60kw	LSA4326J6-04
LWM001004	GPS System	0224091410
LWM001009	Pipe - 22” x .375” Wall
LWM001010	Storage Container	GLDU020436-6
LWM001011	Storage Container	GLDU021405-0
LWM001012	Storage Container - Seacon	GLDU020847-0
LWM001013	Storage Container - Seacon	GLDU021857-0
LWM001014	Truck - ‘05 GMC Sierra	1GTEK19B55E151596
LWM001016	Refurbish - D6H LGP	03YG05718
LWM001020	Generator Set, DR50C4-JH	M02275
LWM001021	Topper - for Truck asset #832	096886
LWM001024	Booster Pump	99U1632
LWM001025	Generator Set, JD
LWM001026	Winch - 40 Ton Hydra-electric
LWM001032	Laptop Computer
LWM001033	Grove TM600 60 Ton Hydraulic Truck Crane
LWM001035	2 Float Tanks for Swamp Buggy
LWM001037	2004 GMC Envoy	1GKDT13SX42225178
LWM001041	John Deere Generator Set W/Lifting Bail	PE4045T517570
LWM001044	1998 GMC Sierra Pickup	2GTEK19R9W1515504
LWM001047	Kubota Generator	17058OR
LWM001048	Deere Base Engine PE4045DF150	PE4045D467830
LWM001050	Pipe 22” x .312”W x 23,285.20 L.F.
LWM001053	2006 GMC Sierra 1500 4WD Ext Cab #157953	1GTEK19Z157953
LWM001054	22”x.312x1277.5’ Used Pipe Beveled Ends
LWM001056	2006 GMC Sierra 1500 4WD Ext Cab Vin#244203	1GTEK19ZX6Z244203
LWM001057	Service Water Unit
LWM001062	2006 GMC Sierra 1500 4WD Est Cab Pickup Vin 4152	1GTEK19B26Z134152
LWM001063	2006 GMC Sierra 1500 4WD Ext Cab White	1GTEK19Z266009
LWM001064	2006 GMC Sierra 1500 4WD Ext Cab Grey	1GTEK19B661133935
LWM001065	Gen Set 300KW	30313408
LWM001067	Pump System 200 HP VFD 460
LWM001069	Standalone Survey Controller Software Office Software Trimble	TRM39843-30&TRM50559-00
LWM001071	John Deere 644J Wheel Loader	DW644JX594245
LWM001072	Electric-On-Frame Pump 16”	15672
LWM001074	Forks	QC600CUF
LWM001078	KJT270FSW Kubota Generator	1712768R

LWM001079	KJT270FSW Kubota Generator	1712768R
LWM001084	John Deere 644H Wheel Loader	DW644HX581727
LWM001085	Service Water Unit	10HT12 LM29923AA FR286
LWM001086	CK60DM-3 Generator Set	PE4045T574312
LWM001087	Grove 1982 RT980 80 Ton Rough Terrain Crain	49950
LWM001088	Toshiba E Studio 232 Digital Copier
LWM001091	20” Boom Insert for LS 418 Crane
LWM001092	CBA Containers (4)	CAXU2552595 CAXU6108547
LWM001093	Generator Set John Deer CK60DM-2	E4045T574313
LWM001096	Small Flatbed Trailer	0290LX12200601
LWM001097	Service Water Unit
LWM001100	Field Office Trailer W/Furniture
LWM001101	COE Office Trailer
LWM001102	Two (2) Kiewit Barges (135”x35’x7’)
LWM001104	Weeks Discharge Pontoons (45)
LWM001105	Fuel Tank
LWM001106	270 foot 20” Rubber Hose 30 Foot Section
LWM001107	680 Feet 20” Rubber Hose 40 Foot Sections
LWM001109	Hydrotec Survey Instrument	10970
LWM001110	Flowmeter 600/24”	35SH6H-999FC51A21A
LWM001111	Flowmeter 500/20”	35SH5H-999FC51A21A
LWM001112	Geramic Model Re-Man Spud Hoist	34-12-10-11-30/2200
LWM001113	Turbocharger Iowa Dredge	05SJ00226
LWM001114	1973 Grove Hydraulic Truck Crane TW275LP	22773
LWM001115	Hyster Forklift H100XL2 with sideshift	G005D14617W
LWM001116	4 CBA Containers	2353,0496,3815,0873
LWM001117	Hewlett Packard Laser Jet 5200TN Printer (Accounting)
LWM001119	4 Lincoln LN-25 Wire Feeders
LWM001120	American Model 75 Winch Powered by GM 3-71 Disel Engine
	M/V Davey Crockett Registration #269829 55x18 HP650	269829
LWM001126	Open Bay Office 20’	AS20MYW0416
LWM001127	3 Lincoln K1728-5 Welder w/K449LN25 Wire Feeder	U1070106983,U1070303758 & 761
LWM001128	Separator
LWM001131	3 CK Deere Power Engines for Winch Units	263968,625203, 625206
LWM001136	1964 Allis Chalmers Tractomotive	12453
LWM001137	1956 Allis Chalmers Tractomotive	1213
LWM001138	Krohne EMF electromagnetic flow
LWM001139	Berthold Nuclear Detector and Electronics
LWM001142	Iowa Traveling Spud System
LWM001143	Cat D6H XL Series II Crawler Tractor	9KJ014456
LWM001144	Cat D6HLGP Crawler Tractor	6FC00577
LWM001147	155 Dry Manifold Marine Engine CK606BT	PE6068T669446
LWM001148	Deere Prime Gen Set CKD40M	PE4045D634698
LWM001149	Deere Prime Gen Set CKMD40M	PE4045D634699
LWM001150	Rebuilt Gear Box	2019-0001C
LWM001151	Deere Prime Gen Set	PE5030T145893

LWM001152	1999 Cat D6R LGP Crawler Tractor	9PN01180
LWM001153	Cat D6R LGP Crawler Tractor	9PN00487
LWM001154	Cat D6R LGP Crawler Tractor	9PN00471
LWM001155	Cleveland Diesel Engine Type 16V278A
LWM001156	Kubota Generator SQ3250SW	G11087
LWM001157	Kubota Generator SQ3250SW	H09058
LWM001158	Lightsource Tower w/Kubota Generator	6676366979
LWM001159	2007 GMC Sierra Pickup	2GTEK19J971601228
LWM001160	Caterpillar Model 350L Excavator	3ML00924
LWM001161	Rebuilt Philadelphia Gear Unit Sandpiper Dredge
LWM001162	Repair Engine D6H Dozer	06FC00577
LWM001172	Booster Control Station
LWM001173	Water Canon
LWM001176	2007 Yamaha Motor 150HP 4 Stroke F150TRL	63PL1068214
LWM001178	Steel Pipe 20” DR 17 IPS HDBE 3408 AWWA 5000 L.F.
LWM001179	1999 Link Belt 3400 Q Excavator	EZ191637
LWM001180	20” Steel Pipe 2000 L.F.
LWM001182	20”x.312 Used Steel Pipe 2811.30 L.F.
LWM001183	72” Bucket EHD 400 Class W/Pins For Cat 345
LWM001184	Cat 3406BDITA Generator	02WB00913
LWM001185	Rimble R8 Mosel 2 GNSS System	4748K31256, 30874070,08145636,
LWM001186	2002 Ford F450 Pickup	1FDXF47F02EA32043
LWM001187	2 Maine Containers 20’ Grey	IMNU 210263-9 IMNU 210212-0
LWM001188	1966 Link Belt LS418 100 Ton Crawler Crane	4ER171
LWM001189	2 Crane Buckets
LWM001190	Trolley Hoist W/12 Ft Lift
LWM001191	2000 HP VFD Drive for Booster
LWM001192	Hydraulic Clamshell Bucket SMAG Model HZG2000-20
LWM001194	Rebuilt GE 45KVA Transformer 4160-208/120 Nem 1 Enclosure
LWM001195	1998 Morooka 2200 Track Dump	U10394
LWM001197	1995 Morooka MST2200 Track Dump	221263
LWM001198	Morooka MST2200 Crawler Dumper	22635
LWM001200	2004 Deere 644J Loader	594143
LWM001201	Hydraulic Clamshell Bucket w/Dual Rotation
LWM001203	2 DKDM45D Gen Sets	PE4045L36865 & PE4045L036866
LWM001204	Used Generator	S/N 7100036-8
LWM001205	Transformers
LWM001207	Morooka MST2000 Truck	20854
LWM001209	Morooka MST3300 s/n 33102	33102
LWM001212	Gen Set w/Battery CK125DM-12 125KW 3 Phase Skid Mounted
LWM001214	Cat D6R LGP Crawler Tractor	9PN00546
LWM001216	2008 GMC Sierra Pickup	1GTEK19098Z313502
LWM001217	2008 GMC Sierra Pickup	2GTEK19J281106287
LWM001218	2008 GMC Sierra Pickup	2GTEK190781215335
LWM001219	20I” Steel Pipe 2459 L.F., Ball Joints, Flanges,Beveling Machine
LWM001220	2002 Dodge Ram 1500 Quad Pickup Truck	509TX12200801
LWM001221	John Deere 644H	551884

LWM001222	Caterpillar320CLw/ Root Ripper	ANB01855
LWM001223	20” Steel Pipe 5250 L.F. 17IPS x 50’ Stick
LWM001230	5 Computers Dell 2.406HZ
LWM001231	12” Steel Pipe 2440 L.F.
LWM001233	Ingersoll Rand Light Source	394484
LWM001234	Ingersoll Rand Light Source	394485
LWM001235	Kubota Generator	F1238
LWM001236	Kubota Generator	F1240
LWM001237	Kubota Generator	F1242
LWM001238	Caterpillar D6R LGP Crawler Tractor w/winch	9PN01527
LWM001239	Caterpillar D6R LGP Crawler Tractor w/winch	9PN01420
LWM001240	Caterpillar C6R LGP w/winch	09PN00964
LWM001241	Caterpillar C6R LGP w/winch	09PN01582
LWM001242	2008 Chevrolet Silverado Pickup Truck
LWM001243	2008 Kubota RTV-1100 Large All Terrain	KU8257
LWM001244	20’ Open Bay Office	AS2OUYW0034
LWM001245	16 Cylinder 645E2 Marine EMD Engine (Used)	72-A1-1034
LWM001246	2008 Kubota RTV1100 All Terrain Vehicle	19872
LWM001247	2001 Caterpillar D6R LGP Tractor	9PN01638
LWM001248	2008 Kubota Large All Terrain Vehicle	18169
LWM001249	Caterpillar D6R LGP Tractor	9PN01046
LWM001253	Transformer 3000KVA Upgrade Asset#1205	12470-4160D
LWM001257	Ingersoll Rand Portable Compressor	6678108126
LWM001258	Ingersoll Rand Portable Compressor	6678108126
LWM001265	Morooka MST3300 S/N 33301	33301
LWM001266	Morooka MST 2600 Crawler Track Truck	26147
LWM001267	20” .312 Used Steel pipe 1399.8 L.F.
LWM001268	20” x .312 Used Steel Pipe 2806.6 L.F.
LWM001269	22” x .375 Used Steel Pipe 2553.10 L.F.
LWM001270	22”x.375 Used Steel Pipe 5185.10 L.F.
LWM001271	22” x .375 Used Steel Pipe 3111 L.F.
LWM001272	22” x .375 Used Steel Pipe 3187 L.F.
LWM001273	22”x.375 Used Steel Pipe 1553.7 L.F.
LWM001274	20” x .312” Used Steel Pipe 404.9 L.F.
LWM001275	22”x.312 Used Steel Pipe 2594.2 L.F.
LWM001276	12.75”x.5 Steel Pipe
LWM001277	12.75” x .5 Steel Pipe
LWM001278	Ingersoll Rand Light Source Kubota Diesel Powered	368740
LWM001279	Deere Gen Set CK125DM	PE4045L065434
LWM001280	John Deere Gen Set	PE4045L065465
LWM001281	1998 Caterpillar 330BL Excavator	6DR02722
LWM001282	2005 Caterpillar 325CL Excavator	CAT0325CLBMM00696
LWM001283	2003 Cat325CL Hydraulic Excavator	CAT0325CEBFF00921
LWM001285	2005 Link Belt 240LS Hydraulic Excavator	K4J59949
LWM001287	16 Cylinder EMD Marine Engine for Jolly Roger	62F-73
LWM001289	Trimble Survey Equipment	4835157026-4825154956
LWM001291	Bearing Assembly 9” Cartridge Little Rock Dredge
LWM001292	Cummins Engine For Morooka	46891757
LWM001293	Ck45T280-80B Power Units	PE4045L073253
LWM001294	Ck45T280-80B Power Units	PE4045L0732259

LWM001295	CK45T280-80B	PE4045L073260
LWM001296	30’ Barge
LWM001297	2002 Volvo L120E Wheel Loader	L120EV64047
LWM001298	20” A54 5/8 Wall Steel Pipe 739 L,.F.
LWM001299	Used American Model 70B double Drum Gasoline Powered Hoist
LWM001300	Used Terex RT175 Rough Terrain Crane
LWM001301	1986 Hyster H350B Forklift	B019D0-1727E
LWM001302	2004 Cat D6R Series II LGP Crawler Tractor	CAT00D6READE00564
LWM001303	2006 Cat D6N LGP Crawler Tractor	CAT00D6NKALY02087
LWM001304	2009 Ford F350 White Pickup	1FDWX37R79EA68741
LWM001305	2009 Ford F350 White Pickup	JFDWX37R29EA57999
LWM001306	Pipe Forks W/96” Tines	102-0609
LWM001307	John Deere Engine PE6068TF150	PE6068T763834
LWM001308	John Deere Engine PE6068TF150	PE6068T76835
LWM001309	2001 Dodge Ram3500 Passenger Van	2B5WB35Z91K548486
LWM001310	2009 Sierra 1500 4WD Est Cable SLE Sr.	1GTEK29049Z163886
LWM001311	Two Used Caterpillar 3306B Engines, Twin Disc Gears and #36” Thrusters
LWM001318	2009 Chevrolet Silverado 3500 4wd WTRKCHASSIS	1GBJK79629E131305
LWM001319	2009 Chevrolet Silverado P/U	1GBJK79669E131002
LWM001321	2009 GMC Sierra K1500 P/U	2GTEK290391131519
LWM001322	3 Drum Gas Hoist, 3 Drum Air Hoist, 2 Drum Electric Hoist, 2 Drum Diesel Hoist	H3534, H3975,H3593- 1,H3396
LWM001323	2009 Chevrolet Truck Silverado	1GCEK29019Z207116
LWM001324	2009 Chevrolet Silverado	2GCEK290X91126463
LWM001326	CatD25D 4x4 Articulate Dump Truck	1HK00121
LWM001327	Caterpillar D25D 4x4 Articulate Dump Truck	1HK00118
LWM001328	Genset Ck15068H285 150KW 120/208V 39H Gen Set W/ Battery 175 Gal Tank	PE6068L066578
LWM001329	Boom LS418 Crane	4ER171
LWM001330	2009 Chevy Sierra TK1500 SLE	1GTEK29J69Z18019
LWM001331	Fusion Machine
LWM001332	Knapheide Service Body	1GBJK79669E131002
LWM001333	Knapheide Service Body	1GBJK79629E1313333330 5
LWM001335	24” Steel Pipe .5 CS 163 L.F.
LWM001337	2009 GMC Sierra 4WD Club Cab	1GTHK49K29E145601
LWM001339	Two Twin Disc marine Transmission Type MG-514
LWM001340	Marine Water Evaporator System	BV10285e
LWM001341	2007 Used GMC Sierra Pickup	1GTHK29087E100620
LWM001346	Internal Radio 5800 Rover Kit and Range Pole	4913168781
LWM001349	16” Steel Pipe 135.92 L.F.
LWM001350	Honda BF135ALA Motor	BARJ-1300232
LWM001351	Honda BF135AXA	BARJ-1301583
LWM001352	Cummins Engine DR26225RX 94N14C	60533094
LWM001353	Cummins Engine DR26225RX 94N14C	60533110
LWM001354	Cummins Engine DR26225RX 94N14C	60533111
LWM001355	Cummins Engine DR26225RX 94N14C	60533109
LWM001358	3 Nabrico 40 Ton Hydra Electric Winch LW Spill Barge
LWM001359	Degasser
LWM001360	Little Rock Dredge Repairs 2009-2009

LWM001361	2009 Ford F450 Pickup
LWM001362	2008 ASV ST-50 Scout	CFA00349
LWM001363	HADU 1900 Series Top Input Gear Box Sandpiper	HDU 1900
LWM001364	Cat 3406CDITA 500 HP	03ER06330
LWM001372	2003 DSC 3508 Floating (Barge)Booster Pump Station
LWM001373	2003 DSC 3508 Land Booster Pump Station
LWM001374	Lufkin Gear Box w/Heat Exchanger
LWM001375	6 MAFCO 40’x10’x5’ Barges
LWM001376	Pullmaster Hydraulic Winch	094986
LWM001377	Pullmater Hydraulic Winch
LWM001381	20” Steel Pipe 3826 L.F.
LWM001382	Pullmaster Hydraulic Winch	092714
LWM001383	Pullmaster Hydraulic Winch	093836
LWM001384	2010 GMC Sierra	1GTSKVE37AZ157198
LWM001386	Trimble GPS System	K7696
LWM001387	Booster Stations

L.W. Matteson, Inc. Transferred Trucks and Trailers

Year	Make	Color	Model	VIN #

1982	Chevy	Gray/Red	K20	1GCGK24J4CJ127789

1983	Chevy	Red	C-30 1-Ton	1GCHC34J8DJ149139

1984	Chevy	White	K30	1GBHK3WXEV117449

1989	GMC	Red	Sierra C1500	2GTDC14Z1K1545784

1990	Chevy	Red/Black	K3500 1-Ton	2GCGK39N1L1198167

1991	Chevy	Wht/Silv	K3500	1GCHK34N8ME158387

1994	Chevy	White	K3500	1GBHK34N8RE194219

1995	Chevy	White	K3500	1GBJK34F1SE250047

1995	GMC	White	Sierra K2500	1GTGK29N6SE501323

1999	GMC	White	Sierra K2500	1GTGK29U5XE527541

1999	Chevy	Gray	K2500 Silverado	1GCGK29U1XE221193

1999	Ford	White	F350	1FDWX37F4XEE02940

2000	Ford	White	F350 Super Duty	1FDWX37FXYED89760

2000	Ford	White	F250 Super Duty	1FTNX21S6YEA03223

2000	Ford	White	F350 Super Duty	1FDWX37F8YED03555

2001	Dodge	Wht/Grn	Ram 3500 Van	2B5WB35Z91K548486

2002	Ford	Black	F450	1FDXF47F02EA32043

2002	Dodge	Grey	Ram 1500 Q-Cab	3D7HU18252G150710

2003	GMC	White	Sierra K2500 HD	1GTHK29U93E185574

2003	Ford	White	F350 Super Duty	1FDWX37P13EC42454

2003	GMC	White	Sierra K1500	2GTEK19T631371157

2003	GMC	Pewter	Sierra K2500 HD	1GTHK29U63E368091

2004	GMC	White	Sierra 1500	2GTEK19T241117625

2004	Chevy	White	Silverado	1GCEK19T54E344158

2004	GMC	Silver	Envoy SLE	1GKDT13SX42225178

2005	GMC	White	Sierra K1500	1GTEK19B75E344235

2005	Chevy	White	Silverado K2500	1GCHK29UX5E249205

2005	GMC	White	Sierra K1500	1GTEK19B55E151596

2006	GMC	Grey	Sierra K1500	1GTEK19Z36Z266009

2006	GMC	White	Sierra K1500	1GTEK19B26Z134152

2006	GMC	White	Sierra K1500	1GTEK19Z36Z266009

2006	GMC	White	Sierra K1500	1GTEK19ZX6Z244203

2007	GMC	White	Sierra K1500	2GTEK19J971601228

2007	GMC	White	Sierra K1500	1GTHK29U87E100620

2008	Chevy	White	Silverado K2500	1GCHK29K48E180174

2008	GMC	White	Sierra K1500	1GTEK19098Z313502

2008	GMC	White	Sierra K1500	2GTEK19J281106287

2008	GMC	White	Sierra K1500	2GTEK190781215335

2009	GMC	Silver	Sierra K1500	1GTEK29049Z163886

2009	Ford	White	F350	1FDWX37R79EA68741

2009	Chevy	White	Silverado 3500	1GBJK79669E131002

2009	Chevy	White	Silverado 3500	1GBJK79629E131305

2009	GMC	White	Sierra K1500	2GTEK290391131519

2009	Chevy	White	Silverado 1500	1GCEK29019Z207116

2009	Chevy	White	Silverado 1500	2GCEK290X91126463

2009	GMC	White	Sierra K1500	1GTEK29J69Z180195

2009	GMC	White	Sierra K1500	1GTHK49K29E145601

1974	SPC	Black	Trailer	IA 19004

1975	SPC	Black	Trailer	18579

1984	SPC	Black	Boat Trailer	NONE

1992	Wesco	N/A	Trailer	1W71611T0N1000417

1995	Kann	Black	Boat Trailer	1K9BM2022SK009937

1998	Turbo	Grn.White	Office Trailer	43030698

1998	Oquawka	Gray	Boat Trailer	1Z9BB1622WA056022

2002	Special	Silver	Regular Trailer	NONE

2004	T-Man	Silver	20’ Car Trailer	5L3CX20224L001688

2007	Clark	Black	Boat Trailer	1C9BB22297B766511

2008	Oquawka	Silver	Flatbed Trailer	1Z9AF20248A056191

Section 4.8

Condition of Assets

L.W Matteson, Inc.
Fixed Asset Listing - Non Marine
For the Period 1/28/81 to 12/31/10

Asset ID	Description	Serial Number	Seller’s Comments	Repair Cost Estimate
LWM000247	Crane - Linkbelt 418 - 1967	4ER210	Change out swing brakes, needs new injectors	$4,000±

LWM000300	12”BOOSTER DETROIT-T		Not used; needs work	For parts only

LWM001087	1982 Grove RT980 Crane	49950	Needs body work	$6,000 - $8,000

LWM001104	Weeks Discharge Pontoons (45)		Needs bottom skin	$60,000±

LWM001115	Hyster Fork Truck		Needs fuel system work	$2,000 - $3,000

LWM001188	1966 Link Belt LS418 100 Ton Crawler Crane	4ER171	Needs transmission work	$8,000 - $12,000
LWM001198	Morooka MST 2200 Crawler Dumper	22635	Needs drive train work	$3,000 - $6,000

LWM001209	Morooka MST 3300	33102	Needs drive train work	$3,000 - $6,000

LWM001265	Morooka MST 3300	33301	Needs drive train work	$3,000 - $6,000

LWM001266	Morooka MST 2600 Crawler Track Truck	26147	Needs engine work (have engine)	$1,000 - $3,000
LWM0001301	1986 Hyster Fork Truck		Needs engine work (have replacement engine)
LWM001322	American Model 120B Double Drum Winch System (anchor winch system)	H3396	Needs drum re-attached and bearing work	$3,000 - $6,000
LWM001326	Caterpillar D25 4 x 4 Articulate Dump Truck	1HK00121	May need tires and transmission work	$3,000 - $6,000
LWM001327	Caterpillar D25 4 x 4 Articulate Dump Truck	1HK00118	May need tires and transmission work	$2,000 - $3,000

Note:      Some company pickup trucks may need brakes and transmission work.

Section 4.9(a)

Facilities

1.	L.W. Matteson, Inc. Corporate Office

#1 South Point

Burlington, IA 52601

2.	L.W. Matteson, Inc. Maintenance Yard (North Bottoms, Des Moines County, IL)

2815 – 91st Avenue

Burlington, IA 52601

3.	L.W. Matteson, Inc. Maintenance Yard

6501 Fourche Dam Pike

Little Rock, AR 72206

4.	L.W. Matteson, Inc. Storage Building

1230 S. Main Street

Burlington, IA 52601

5.	L.W. Matteson, Inc. Rock Island County, IL Yard

Drury Township – Parcel No. 455-1

PIN No. 19-02-400-001

12.3 acres

Section 4.9(b)
Owned Real Property

1.	L.W. Matteson, Inc. Corporate Office

#1 South Point

Burlington, IA 52601

2.	L.W. Matteson, Inc. Maintenance Yard (North Bottoms, Des Moines, County, IL)

2815 – 91st Avenue

Burlington, IA 52601

3.	L.W. Matteson, Inc. Storage Building

1230 S. Main Street

Burlington, IA 52601

4.	L.W. Matteson, Inc. Rock Island County, IL Yard

Drury Township – Parcel No. 455-1

PIN No. 19-02-400-001

12.3 acres

Note:

Shareholders have various personal items stored on L.W. Matteson’s property i.e. boats, motorcycles, motorcycle parts, and miscellaneous collectibles. Matteson Marine Service has boats, propellers, shafts, rudders, engines, generators, pumps, packing, and boat-related supplies stored onsite.

Section 4.9(c)

Leasehold Interests

Property:

Maintenance Yard

6501 Fourche Dam Pike

Little Rock, AR 72206

Lessee:

L.W. Matteson, Inc.

Lessor:

WB Isgrig & Sons, Inc.

1615 N. Palm

Little Rock, AR 72206

(i)	None

(ii)	None

(iii)	None

(iv)	None

(v)	None

(vi)	None

Section 4.10(a)

Vessels and Marine Assets

L.W Matteson, Inc.

Fixed Asset Listing - Marine

For the Period 1/28/81 to 12/31/10

Asset ID	Description	Serial Number

Farmboy

LWM000028	BOAT-MELISSA K

LWM000058	MELISSA K REPAIRS

LWM000095	BARGE-CORPS OF ENG

LWM000146	DREDGE-SANDPIPER

LWM000172	FUEL BARGE WATERBOY

LWM000202	DREDGE-IOWA

LWM000220	DREDGE- LW

LWM000231	BULLFROG

LWM000242	87 ALWELD JON BOAT

LWM000243	MARSH BUGGY - H-5

LWM000253	BARGE, Pat Bark

LWM000254	BARGE, Pat Bark

LWM000266	MARSH BUGGY

LWM000314	TOWBOAT “COLEE I”

LWM000325	Barge 40x12x5

LWM000326	Barge 40x12x5

LWM000327	Barge 40x12x5

LWM000328	Barge 40x12x5

LWM000419	Plowboy	5002

LWM000484	16’ JON BOAT OQUAWKA

LWM000501	DCK BARGE 37x175x8.5

LWM000502	DCK BARGE 37x175x8.5

LWM000503	DCK BARGE 37x175x8.5

LWM000564	95 OQUAWKA JON BOAT	OQBZ32I2F595

LWM000565	95 OQUAWKA JON BOAT	OQBZ32I3F595

LWM000566	95 OQUAWKA JON BOAT	OQBZ32I4F595

LWM000567	95 OQUAWKA JON BOAT	OQBZ32I5F595

LWM000752	‘99 Oquawka Jon Boat

LWM000753	‘99 Oquawka Jon Boat

LWM000774	Dredge-LP Dredge

LWM000775	Barge, UniV #10404-3

LWM000776	Barge, UniV #10404-4

LWM000777	Barge,UniV #10404-6

LWM000778	Barge, UniV #10404-7

LWM000779	Barge,UniV #10404-10

LWM000780	Barge,UniV #10404-13

LWM000781	Spudwell, 22” #SW6

LWM000782	Spudwell, 22” #SW7

LWM000783	Spud 20’x22” #S1

LWM000784	Spud 20’x22” #S2

LWM000851	Boat-Oquawka 1660LD

LWM000852	Boat-Oquawka 1660LD

LWM000853	Boat-Oquawka 1660LD

LWM000861	Barge, Univessel

LWM000877	Refurbish-LW Dredge

LWM000882	Barge, Univ 10x40x4

LWM000883	Barge, Univ 10x40x4

LWM000884	Barge, Univ 10x40x4

LWM000885	Barge, Univ 10x40x4

LWM000886	Barge, Univ 10x40x4

LWM000887	Barge, Univ 10x40x4

LWM000888	Barge, Univ 10x40x4

LWM000889	Barge, Univ 10x40x4

LWM000890	Barge, Univ 10x40x4

LWM000891	Barge, Univ 10x40x4

LWM000892	Barge, Univ 10x20x4

LWM000893	Barge, Univ 10x20x4

LWM000894	Spudwell, Univ -Used

LWM000895	Barge, Porta 10x40x5

LWM000896	Barge, Porta 10x40x5

LWM000900	Dredge, Chris L

LWM000911	Barge 20x10x4 Raked Univessel	M-10204R-03

LWM000912	Barge, 20x10x4 Raked Univessel	M-10204R-04

LWM000930	Sandpiper Side-tanks deepened

LWM000940	Traveling Spud for Sandpiper

LWM001001	Boat - Oquawka	OQB Z32B3 K405

LWM001002	Boat - Oquawka	OQB Z32B4 K405

LWM001003	Boat - Oquawka	OQB Z32B5 K405

LWM001017	Boat - Choreboy	IBW247

LWM001029	Lake Lady Improvements

LWM001073	Barge & Sliding Spud

LWM001094	Oquawka Boat Model 1660 Flat Bottom Flat Bow

LWM001103	Flat Deck Barge (70’x27’x6’)

LWM001121	Barge 12’x24’x3’

LWM001125	Dredge Jolly Roger and Auxiliary Dredging Equipment

LWM001125	Louis I 60x20 760 HP	269771

LWM001125	Captain Zed 54x19 HP650	514106

LWM001129	Walking Spud Barge: 4 Unit

LWM001132	Starter Traveling Spud

LWM001134	Clark Boat Company 22’ Vee Bow Boat 2 90 HP Mercury Motors

LWM001163	Poseidon 10’x40’x5’ Sectional Barge	P101Q

LWM001164	Poseidon 10’x40’x5’ Sectional Barge	P103Q

LWM001165	Poseidon 10”x40’x5’ Sectional Barges	P1040

LWM001166	Poseidon 10’x40’x5’ Sectional Barges	P105Q

LWM001167	Poseidon 10’x40’x5’ Sectional Barge	P107Q

LWM001168	Poseidon 10’x40’x5’ Sectional Barges	P109Q

LWM001169	2 Poseidon ISpud Pockets	PA262 PA229

LWM001170	Poseidon Used Spud	SP262 SP229

LWM001171	44 Poseidon Hairpin Connectors

LWM001179	1999 Link Belt 3400 Q Excavator	EZ191637

LWM001193	3 10’x40’x5’ Barges, 20 Hairpins, 2 Spud Pockets, 2 20’ Spuds

LWM001196	7 10’x40’x5’ Barges/Pins, Spudwells	P-114-M P-110F P-107F

LWM001210	Inshore Aluminum 1994 Crew Boat

LWM001215	Widgeon 1970 Crew Boat Anne Elizabeth	NYZP7875D303

LWM001224	Betty Sue Steel Boat Twin 855’s Length 49.5’

LWM001225	1988 Spill Barge 26’x70’x5’

LWM001226	Anchor Barge 26’x40’x4’ 3 Drum Winch

LWM001227	Deck Barge 20’x50’x4’

LWM001228	0987 Fuel Barge w/8000 Gal. Tank 26’x50’x4’

LWM001229	Little Rock Dredge

LWM001232	4 Oquawka Boat Model 1660 Flat Bottom Flat Bow

LWM001250	1985 40 Foot Aluminum Landing Craft Work Boat	WNZ2361CJ585

LWM001251	Oquawka Model 2096FB Flat Bed Tandem Axle Trailer	1Z9AF20248A056191

LWM001254	Oquawka Boat Model 1660 Flat Bottom Flat Bow	OQBZ32I9J809

LWM001255	Oquawka Boat Model 1660 Flat Bottom Flat Bow	OQBZ3210K809

LWM001290	M/V” Decatur” Work Boat 38.5’x12.5’x4.4’ w.2/671 GMC HP

LWM001342	(1) Flat Barge 20’Lx91’Wx24”H (1) Flat Barge (1) Flat Barge 20’Lx111”Wx24”H

LWM001344	Steel Inland Push Boat 25”9”x16’0”x5’6” Hull Number IBW321

LWM001345	Hull#134 350 HP Truckable Boat

LWM001347	Survey Boat

LWM001365	Dredge Ladder/Gearbox

LWM001366	Fort Smith Twin Screw Tow Boat	10673027 10673028

LWM001367	Monark 22’ Boat, Aluminum Hull, Trailer	DUR8943274

LWM001368	2003 DSC 16” Shark Hydraulic Cutter Head Dredge

LWM001369	2003 DSC Traveling Spud Carriage

LWM001370	1993 Anchor Boat W/A-Frame Hoist

LWM001371	2003 Onsite Marine 3000 Gallon Fuel Barge w/ hydraulic controls

LWM001375	6 MAFCO 40’x10’x5’ Barges

LWM001378	Work Barge 20’Lx91”Wx24”H

LWM001379	Working Barge 20’Lx91”Wx24”H

LWM001380	Working Barge 20”Lx91”Wx24”H

LWM001385	Davey Crockett 55x18 HP650	269829

Lawrence	Barge 110’x50’x7’	LWM160-Harry White

Lawrence	Barge 100’x40’x6.5’	BR102

Lawrence	Barge 120’x32’x8’	BR103

Lawrence	Barge 100’x45’x6.5’	PC1128

Lawrence	Barge 80’x45’x6.5’	PC529

Lawrence	Barge 100’x45’x7’	LWM104

Registered Vessels

L.W Matteson, Inc.

Marine Assets - USCG Documented

For the Period 1/28/81 to 12/31/10

Asset ID	Description	Registration Number

	Farmboy	1224790

LWM000028	BOAT-MELISSA K	255365

LWM000231	Bullfrog	240269

LWM000314	TOWBOAT “M/V COLEE I”	277527

LWM000419	Plowboy	1225873

LWM001017	Boat – Choreboy	1170704

LWM001125	Louis I 60x20 760 HP	269771

LWM001125	Captain Zed 54x19 HP650	514106

LWM001215	Widgeon 1970 Crew Boat (M/V Anne Elizabeth)	1216169

LWM001224	Betty Sue Steel BoatTwin 855’s Length 49.5’	290154

LWM001229	Little Rock Dredge	531592

LWM001290	M/V” Decatur” Work Boat 38.5’x12.5’x4.4’ w.2/671 GMC HP	574110

LWM001344	Steel Inland Push Boat 25”9”x16’0”x5’6” Hull Number IBW321 (M/V White River)	1225351

LWM001345	Hull#134 350 HP Truckable Boat (M/V Uniserve)	1225870

LWM001366	Fort Smith Twin Screw Tow Boat *	598562

LWM001385	Davey Crockett 55x18 HP650	269829

Lawrence	Sheely barge #103	267617

Lawrence	Sheely barge #106	267620

Lawrence	Sheely barge #109	267623

	LM-145 Barge	680868

	M/V Henry J II	257117

	M/V John B	280019

	Workboat #1	1047004

*	Documentation of this vessel previously listed in the name of Arkansas Valley Dredging Company expired November 30, 2008. We are in the process of getting it documented under L.W. Matteson, Inc.

Section 4.10(b)

Chartered Vessels

1.	Hopper Barge – 200’ x 35’ x 12’ $180.00 / day

Owner:

Serodino, Inc.

P.O. Box 4539

Chattanooga, TN 37405-0539

Charterer:

L.W. Matteson, Inc.

Barge Charter Party dated February 10, 2010 between Serodino, Inc. and L.W. Matteson, Inc.

Section 4.10(c)

Deficiencies with Regard to Marine Assets and Chartered Vessels

L.W Matteson, Inc. -Fixed Asset Listing – Marine For the Period 1/28/81 to 12/31/10

Asset ID	Description	Seller’s Comments	Repair Cost Estimate

LWM000095	BARGE-CORPS OF ENG	May need repair	$5,000 - $10,000

LWM00172	FUEL BARGE WATERBOY	Single hull will need double hull	$90,000 - $120,000

LWM000146	DREDGE-SANDPIPER	Some side tank work	$30,000 – $50,000 (repair) $115,000 (replace)

LWM000202	DREDGE-IOWA	Repairs already discussed	$68,000 - $80,000

LWM000231	BULLFROG	Needs generators, plumbing work & toilets, and prop & shaft work	$65,000 – $70,000
LWM000314	TOWBOAT “M/V COLEE I”	Thin skin, needs new generator, change cutlass bearings	$11,000 - $15,000

	Crane Barge w/ Deck-Mounted Grove Crane 24’x45’x3’	Needs bottom skin	$25,000 - $40,000

LWM000501	DCK BARGE 37x175x8.5	Knuckles	$30,000 - $45,000

LWM000502	DCK BARGE 37x175x8.5	Knuckles	$30,000 - $45,000

LWM000503	DCK BARGE 37x175x8.5	Knuckles	$30,000 - $45,000

LWM000774	Dredge-LP Dredge	Two (2) extension barges have stress cracks	$4,000 - $6,000

LWM000900	Dredge, Chris L	Planning on replacing pump and overhauling engine	$40,000 - $60,000
LWM001029	Lake Lady Improvements *	Needs major refurbishing; engine, gear, pump, ladder (have parts)

LWM001125	Dredge Jolly Roger and Auxiliary Dredging Equipment	Engine replacement (have engine)	$20,000 - $40,000

LWM001125	Louis I 60x20 760 HP	New engines (in stock), fan tail leaks	$20,000 - $30,000

LWM001125	Captain Zed 54x19 HP650	New engines (in stock)	$20,000 - $30,000

LWM001210	Inshore Aluminum 1994 Crew Boat	May need outboard engine

LWM001215	Widgeon 1970 Crew Boat Anne Elizabeth	New engine	$6,000 - $8,000

LWM001224	Betty Sue Steel Boat Twin 855’s Length 49.5’	Needs gear box ratio changes (have parts)	$6,000 - $8,000

LWM001229	Little Rock Dredge	Needs hull (have plate)	$150,000 - $190,000

LWM001290	M/V” Decatur” Work Boat 38.5’x12.5’x4.4’ w.2/671 GMC HP	Replacing engines and some hull work (have engines)	$3,000 - $8,000
LWM001385	Davey Crockett 55 x 18 HP650 *	Salvaged; no engines or transmissions, super structure damage

Lawrence	Barge 80’x45’x6.5’ PC529 *	Needs new bottom (we have the steel)

*	THIS EQUIPMENT IS ON LAND AND IS NOT BEING SOLD AS TO BE IN USABLE CONDITION

Note:	Several small barges on land in Burlington, IA and Little Rock, AR are in need of repair and are not being sold as usable equipment.

Section 4.10(d)

Exceptions to U.S. Documentation with Coastwise Trade Endorsements

Clauses (ii) and (iii)

1.	M/V Willow Bill – No U.S. Coast Guard certification

2.	M/V Fort Smith – No U.S. Coast Guard certification *

Note:	No Vessels eligible on any coastwise trade endorsements.

*	Documentation of this vessel previously listed in the name of Arkansas Valley Dredging Company expired November 30, 2008. We are in the process of getting it documented under L.W. Matteson, Inc.

Section 4.10(g)

Pending Maritime Claims

See Section 4.11 of the Disclosure Schedule

Section 4.10(h)

List of Vessels Under Construction

None

Section 4.10(i)

List of Marine Personnel

1.	J.T. White – Licensed Pilot - Operator of uninspected towing vessel Western Rivers

License No. 2015426

2.	James Trachta – Coast Guard Tankerman

License No. 191205

Note:	Currently only the two individuals listed are employed. Additional personnel hired on as-needed basis; “at will” employee

Section 4.10(j)

List of Actual or Alleged Violations

See Section 4.11(c) of the Disclosure Schedule

Section 4.11

Litigation and Compliance with Laws

1.	Case Number:	0-09-14271CV

	Description of Claim:	Employee Litigation/Personal Injury Claim/Jones Act Claim

	District Court:	Brooks County, TX / 79th Judicial District

	Claimant:	Alfonso Rivera

2.	Case Number:	LALA005656

	Description of Claim:	On 1/19/2010, Mr. Todd R. Pardall, a Matteson Marine Service employee was driving an L.W. Matteson, Inc. truck and struck a van broadside, killing the driver, Mr. Bernard Boyle.

	District Court:	Iowa District Court / Lee County, IA

	Defendants:	L.W. Matteson, Inc. / Todd Pardall / Allied Insurance / National Mutual Insurance

	Plaintiffs:	Deanna Boyle (administrator of the estate of Bernard A. Boyle, deceased), Andrew Boyle, and Danielle Boyle

3.	District Court:	New York State District Court

	Defendants:	Sevenson Environmental / TN Valley Authority

	Plaintiff:	L.W. Matteson, Inc.

Section 4.11(c)

Coast Guard Violations

June 23, 2008

On June 23, 2008, L.W. Matteson, Inc. were notified by the South Dakota Department of Environment and Natural Resources that there was a sheen surrounding the LW dredge moored in Charlie’s cove at the Lewis and Clark jobsite. An investigation found that a 5 gallon diesel can had been tipped over and a small amount of diesel fuel had entered the water.

Outcome:  All deficiencies were rectified to the satisfaction of the Environmental Protection Agency (“EPA”). L.W. Matteson, Inc. was fined a total of $500, which was wired to the appropriate department at the U.S. EPA to settle the fine for the fuel spill.

March 5, 2010

On March 5, 2010, L.W. Matteson, Inc. received a “Notice of Violation” relating to the actual violation date of December 24, 2009.

Outcome:    The documentation received on March 5, 2010 was determined to be a warning. No fines were paid in connection with this incident.

March 17, 2010

On March 17, 2010, L.W. Matteson, Inc. received a “Violation Notification Letter” along with documentation relating to the actual violation date of October 7, 2009.

Outcome:    All deficiencies were rectified to the satisfaction of the U.S. Coast Guard. L.W. Matteson, Inc. was fined a total of $11,650.00, which was wired to the appropriate department of the U.S. Coast Guard, and the restriction order placed on the UTV Louis I was cancelled.

April 13, 2010

On April 13, 2010, L.W. Matteson, Inc. received a “Violation Notification Letter” along with documentation relating to the actual violation date of February 10, 2010.

Outcome: The deficiency was rectified to the satisfaction of the U.S. Coast Guard. L.W. Matteson, Inc., was fined a total of $5,000, which was paid in full by check # 158839 dated April 22, 2010, to the U.S. Coast Guard.

Section 4.12

Intellectual Property

1.	WINOPS – Dredge positioning software (Great Lakes does not use)

2.	HYPACK – Surveying software (Great Lakes already has support contract)

3.	Timberline Accounting – (Great Lakes does not use)

4.	Primavera – Scheduling software

5.	AutoCad – 3-D design software

Domain Names

Domain Name	Registrar

LWMATTESON.COM	TUCOWS, INC.

LWMATTESONINC.COM	TUCOWS, INC.

Section 4.13

Contracts

Service Contracts	Annual Payment

1. WINOPS	$ 1,400.00
2. HYPACK	$ 2,500.00
3. Timberline Accounting	$2,956.10
4. ABRA HR / Payroll	$1,452.30
6. Bureau of National Affairs	$1,161.76

Apartment Rental	Monthly Payment
Longacre Ponds	$1,875.00

Residential Lease Agreement dated February 17, 2010 between Longacre Ponds Apartments and L.W. Matteson, Inc.

Service Agreement

Commercial Service Agreement dated October 9, 2010 between Waste Management and L.W. Matteson, Inc.

Charter Agreement

Barge Charter Party dated February 10, 2010 between Serodino, Inc. and L.W. Matteson, Inc.

Union Contracts

Collective Bargaining Agreement dated August 11, 1989 between Local 150 International Union of Operating Engineers and L.W. Matteson, Inc.

Collective Bargaining Agreement dated December 9, 1998 between International Union of Operating Engineers Local No. 649

Collective Bargaining Agreement dated December 2, 2010 between Laborers Local No. 397 and L.W. Matteson, Inc.

Collective Bargaining Agreement dated December 4, 2009 between Laborers Local No. 459 and L.W. Matteson, Inc.

Collective Bargaining Agreement dated November 4, 2008 between Local 513 International Union of Operating Engineers

Collective Bargaining Agreement dated February 6, 2009 between International Union of Operating Engineers Local 520

Holcim Contract

Proposal for additional dredging work for Holcim (US), Inc. relating to Agreement No. 0001-05 dated July 12, 2010 between Holcim (US), Inc. and L.W. Matteson, Inc.

        Open Government Contracts and Subcontracts

1)	Title of Contract:	McClellan-Kerr Station Dredging
	Date of Award:	July 30, 2010
	Contract Number:	W9127S-10-D-0019
	Parties Involved:	USACE, Little Rock / L.W. Matteson, Inc. (LWM)

2)	Title of Contract:	Chain of Rocks South Seepage Berms
	Date of Award:	August 25, 2010
	Contract Number:	W912P9-10-D-0529
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H Contractors)

3)	Title of Contract:	Iowa River - Flint Creek Levee District #16
	Date of Award:	September 27, 2010
	Contract Number:	09-2916.101/00936-16
	Parties Involved:	Flint Creek Levee District #16 / Klingner & Associates / LWM

4)	Title of Contract:	Lake Decatur Dredging
	Date of Award:	March 31, 2010
	Contract Number:	W09-16
	Parties Involved:	City of Decatur, IL / Homer L. Chastain / LWM

5)	Title of Contract:	Pond A Bridgeway Acres Landfill
	Date of Award:	December 15, 2010
	Contract Number:	101-0048-CP(RM)
	Parties Involved:	Pinellas County, FL Utilities / LWM

6)	Title of Contract:	Lease of Cutterhead, Hydraulic, Pipeline Dredge (NLT 22-Inch Diameter) Fully Operated with Attendant Plant and Personnel, with a Draft NTE 11 Feet, for Construction and Maintenance Dredging within the Vicksburg and adjacent Districts
	Date of Award:	March 31, 2010
	Contract Number:	W912EE-10-C-0011
	Parties Involved:	USACE, Vicksburg / LWM

7)	Title of Contract:	Chain of Rocks, Berm #6
	Date of Award:	June 12, 2009
	Contract Number:	W912P9-07-D-0513
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H Contractors)

8)	Title of Contract:	Kaskaskia Dredging 2009 (pending modification)
	Date of Award:	July 20, 2009
	Contract Number:	W912P9-09-C-0415
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H Contractors)

9)	Title of Contract:	Henderson County Drainage District No. 1 Levee Repairs
	Date of Award:	August 28, 2009
	Contract Number:	W912EK-09-C-0094
	Parties Involved:	USACE, Rock Island District / LWM

10)	Title of Contract:	Louisa County Drainage District No. 11 Levee Repairs
	Date of Award:	September 24, 2009
	Contract Number:	W912EK-09-C-0106
	Parties Involved:	USACE, Rock Island District / LWM

Section 4.14(f)

Financial Statements; Backlog

Estimated Work in process schedule through December 31, 2010

	Remaining
Based on FIELD COST	Revenue	Costs	Margin	Billings
Total project life
Decatur Lake	9,650,000	4,705,560	4,944,440	9,713,250
Chain of Rocks Berm #6, 2007	49,600	200,000	(150,400)	55,658
Chain of Rocks South Berm 2010	3,371,796	1,837,848	1,533,948	3,336,796
McClellan Kerr 2010 - Base year	2,362,960	1,000,000	1,362,960	2,312,960
Ouachita River- Option year	4,831,265	2,300,000	2,531,265	4,831,265
Pond A, Pinellas Co. FL	3,962,926	2,307,007	1,655,919	3,962,926
Flint Creek	598,900	550,000	48,900	441,000

	24,827,447	12,900,415	11,927,032	24,653,855
Not Awarded
Kaskaskia River	2,254,602	1,131,697	1,122,905	2,254,602
McClellan Kerr 2010 -Option year	3,924,440	1,700,000	2,224,440	3,924,440
Holcim- dredge rental *

* Request for Proposal was issued. We supplied a cost for dredge rental. Have yet to hear back.

Section 4.14(g)

Financial Statements; Non-Recurring Contracts

1.	Chain of Rocks, Berm #6 – Sub to A&H Contractors 8A Program

2.	Chain of Rocks, South Seepage Berms – Sub to A&H Contractors 8A Program

3.	Kaskaskia River – Sub to A&H Contractors 8A Program (pending modification)

4.	McClellan-Kerr Station Dredging – Small Business Set-A-Side $33.5 Million*

5.	Ouachita River – Partially funded by ARRA ($1,864,691.05)

6.	Henderson County Levee Repair Contract with U.S. Army Corps of Engineers – Total HubZone Set Aside, Size Standard $33.5 Million **

* Met requirements of Small Business Set Aside at time of letting

** Met requirements of HubZone Small Business Set Aside at time of letting

Note:	L.W. Matteson, Inc. no longer qualifies as a Small Business under the Dredging or Excavation and Grading codes or as a HubZone Set Aside.

Section 4.14(h)

Financial Statements; Capital Expenditures

Equipment	Repair Cost Estimate

1. Dredge Iowa – hull repairs (necessary)	$68,000 – $75,000

2. Idler Barge – hull repairs (necessary)	$75,000 – $85,000

3. Crane Barge – spud wells repair (necessary)	$ 8,000 – $13,000

4. Dredge Iowa – 24” upgrade (optional)	$50,000 – $60,000

Section 4.14(i)

Financial Statements; Indebtedness

None

Section 4.15

Changes Since the Interim Balance Sheet Date

Machinery and Equipment was increased by $1,069,688.00 for Capitalization of two Booster Pumps and improvements to LW Dredge. A portion of this amount was from Construction in Progress.

Bonuses of $430,335 were paid to employees on December 20, 2010.

Section 4.16

Insurance

L.W. MATTESON, INC.

2010 – 2011

BUSINESS AUTO

Allstate Insurance Company

Policy #: 048747009BAP

11/1/10 to 11/1/11

INLAND MARINE EQUIPMENT

Fireman’s Fund Ins. Co.

Policy #: MZI97707726*

11/4/09 to 11/4/10*

* Old Policy still in place – new paper policy has not been issued yet.

MARINE GENERAL LIABILITY

Continental Insurance Company – MOAC

Policy #: ML0872774

6/30/10 to 6/30/11

HULL and P & I

Continental Insurance Company – MOAC

Policy #: H0864101

6/30/10 to 6/30/11

WORKER’S COMPENSATION

Commerce and Industry Insurance Company

Policy #: WC ###-##-####

6/14/10 to 6/14/11

MARINE EXCESS LIABILITY

AGCS Marine Insurance (50%)

Policy #: OXL92003348

6/30/10 to 6/30/11

New York Marine & General Insurance Company (50%)

Policy #: ML10142510

6/30/10 to 6/30/11

LLOYDS EXCESS MARINE LIABILITY

Policy #: LCX-016302

6/30/10 to 6/30/11

COMMERCIAL PROPERTY & SHOP BUILDING

Peerless Insurance Company

Policy #: CBP 8668552

5/15/10 to 5/5/11

Continental Insurance Company – MOAC

Policy #: MP0863880

7/3/10 to 7/3/11

VESSEL POLLUTION

Lloyds of London

Policy #: 04917-08

5/8/10 to 5/8/11

EMPLOYERS MUTUAL ERISA BOND*

Employers Mutual Casualty Co.

Policy #: T233938

*Employee Theft & Forgery (401k)

EMPLOYEE DISHONEST BOND POLICY*

Employers Mutual Insurance Company

Policy #: T221872

*Employee Theft & Forgery (401k)

Charles L. Crane Agency

Insurance Agents & Brokers

100 North Broadway, Ste. 900

St. Louis, MO 63102

Agent Code: 3201165

Section 4.17

Licenses and Permits

1.	Type:	FCC Radio License

	Callsign:	WNBM588

	File Number:	0002011272

	Expires:	2/23/2015

2.	Type:	General Contractor’s License

	State / No.	Arkansas / License No. 0200240411

Iowa / License No. C000254

Florida / License No. QB62307 / Qualifying Agent – CGC1515848

Louisiana / License No. 51264

Virginia / License No. 2705 031710A

3.	Type:	NRC Nuclear Permit

	License No.	14-25212-01

	Expires:	2/28/2013

Section 4.18(b)

Environmental Matters; Hazardous Materials—Properties

Seller is working with the landowner, Burlington River Terminal, to get an easement for Seller property stored on Burlington River Terminal’s parcel adjacent to the Burlington, Iowa facility.

Section 4.18(d)

Environmental Matters; Storage Tanks

Excavation has been done and contaminated soil is in D25 off road truck. We are considering our options in dealing with situation henceforth. Above ground used oil tank is not able to be tested at this time. However, it is scheduled to be pumped after first of the year by our waste oil disposal service.

Section 4.19(a)

Employee Benefits

1.	Wellmark Blue Cross Blue Shield of Iowa - Group No. 20577-0272

2.	Delta Dental of Iowa - Group No. 01049

3.	Matteson 401(k) Plan invested through Charles Schwab Company

4.	Vacation policy – Office

5.	Vacation policy – Field

6.	Disability policy – AFLAC (employee paid)

7.	Midwest Operating Engineers Pension Trust (Local 150)

8.	Central Pension Fund of the International Union of Operating Engineers and Participating Employers (Local 649)

9.	Central Laborers Pension Fund (Local 459)

10.	Local Union 513 Pension Fund (Local 513)

11.	Employer and Operating Engineers Local 520 Pension Fund (Local 520)

12.	Laborers Locals 100 and 397 Pension Fund (Local 397)

Employment Contracts

Employment Contract dated February 25, 2009 between Tony Strickland and L.W. Matteson, Inc.

Employment Contract dated April 11, 2007 between Kevin Burke and L.W. Matteson, Inc.

Employment Contract dated June 9, 2010 between Timothy Cantwell and L.W. Matteson, Inc.

Employment Contract dated August 16, 2004 between Mark Erickson and L.W. Matteson, Inc.

Employment Contract dated September 5, 2005 between Brad Callison and L.W. Matteson, Inc.

Employment Contract dated February 28, 2001 between Tina Snyder and L.W. Matteson, Inc.

Note: These need to be terminated upon closing of the transaction per the Purchase Agreement (Section 7.1(a))

Section 4.19(c)

Certain Benefit Plan Matters

Items 7 – 12 in the Disclosure Schedule for Section 4.19(a) are multi-employer pension plans.

Section 4.19(d)

COBRA Coverage

Former L.W. Matteson Employees on COBRA Coverage

1.	Ron Lawton

2.	David Blair

Section 4.20

Employee and Labor Matters

(b)	None

(d)	Collective Bargaining Agreement dated August 11, 1989 between Local 150 International Union of Operating Engineers and L.W. Matteson, Inc.

Collective Bargaining Agreement dated December 9, 1998 between International Union of Operating Engineers Local No. 649

Collective Bargaining Agreement dated December 2, 2010 between Laborers Local No. 397 and L.W. Matteson, Inc.

Collective Bargaining Agreement dated December 4, 2009 between Laborers Local No. 459 and L.W. Matteson, Inc.

Collective Bargaining Agreement dated November 4, 2008 between Local 513 International Union of Operating Engineers

Collective Bargaining Agreement dated February 6, 2009 between International Union of Operating Engineers Local 520

Section 4.21

Taxes

None

Section 4.22(a)

Suppliers

Thru 12/31/09

1.	Hagler Systems, Inc.	$981,329.90

2.	Charles L. Crane Agency	$973,285.78

3.	Altorfer, Inc.	$666,690.10

4.	W.W. Transport, Inc.	$648,503.17

5.	County Contractors, Inc.	$541,564.83

6.	Green & Chapman, Inc.	$534,082.20

7.	Yazoo River Towing, Inc.	$522,672.33

8.	Weymiller Marine, Inc.	$437,946.38

9.	Wellmark Blue Cross	$423,527.42

10.	AIG American Int’l Co.	$331,497.00

Thru 9/30/10

1.	County Contractors, Inc.	$1,658,219.10

2.	Altorfer, Inc.	$663,505.86

3.	Delta Fuel Company	$632,771.67

4.	Charles L. Crane Agency	$617,383.85

5.	Heritage Petroleum Co. LLC	$542,302.10

6.	Yazoo River Towing, Inc.	$415,885.29

7.	Green & Chapman, Inc.	$409,773.23

8.	Hagler Systems, Inc.	$393,336.55

9.	Richards Electric Motor Co.	$388,766.72

10.	Wellmark Blue Cross	$368,537.60

Note:	These suppliers are utilized on an as-needed basis; therefore purchases from individual supplies can and do change based on the needs of the Business.

Section 4.22(b)

Customers

Thru 12/31/09

1.	USACE, Rock Island District	$12,100,331.83

2.	USACE, St. Paul District	$4,839,908.43

3.	USACE, Little Rock District	$4,761,202.40

4.	Newt Marine	$4,208,916.48

5.	Sevenson Environmental Services	$3,601,497.82

6.	Mike Hooks, Inc.	$2,719,946.93

7.	City of North Little Rock	$2,704,837.75

8.	Iowa Department of Natural Resources	$2,498,648.16

9.	USACE, Memphis District	$1,404,057.00

10.	A&H Contractors, Inc.	$960,200.00

Thru 9/30/10

1.	A&H Contractors, Inc.	$14,521,990.14

2.	USACE, Vicksburg District	$6,078,481.90

3.	USACE, Rock Island District	$3,479,184.45

4.	USACE, Little Rock District	$3,268,955.37

5.	Sevenson Environmental Services	$2,752,264.60

6.	Mike Hooks, Inc.	$2,247,780.63

7.	City of Decatur, IL	$2,036,750.00

8.	Holcim US, Inc.	$1,896,155.57

9.	USACE, Memphis District	$1,885,112.00

10.	Flint Creek Levee District #16	$1,157,900.00

Note: Given the nature of the Business customers can and do change from year to year.

Section 4.23(a)

Government Contracts and Subcontracts

1)	Title of Contract:	McClellan-Kerr Station Dredging
	Date of Award:	July 30, 2010
	Contract Number:	W9127S-10-D-0019
	Parties Involved:	USACE, Little Rock / L.W. Matteson, Inc. (LWM)

2)	Title of Contract:	Chain of Rocks South Seepage Berms
	Date of Award:	August 25, 2010
	Contract Number:	W912P9-10-D-0529
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H)

3)	Title of Contract:	Iowa River - Flint Creek Levee District #16
	Date of Award:	September 27, 2010
	Contract Number:	09-2916.101/00936-16
	Parties Involved:	Flint Creek Levee District #16 / Klingner & Associates / LWM

4)	Title of Contract:	Lake Decatur Dredging
	Date of Award:	March 31, 2010
	Contract Number:	W09-16
	Parties Involved:	City of Decatur, IL / Homer L. Chastain / LWM

5)	Title of Contract:	Pond A Bridgeway Acres Landfill
	Date of Award:	December 15, 2010
	Contract Number:	101-0048-CP(RM)
	Parties Involved:	Pinellas County, FL Utilities / LWM

6)	Title of Contract:	Lease of Cutterhead, Hydraulic, Pipeline Dredge (NLT 22-Inch Diameter) Fully Operated with Attendant Plant and Personnel, with a Draft NTE 11 Feet, for Construction and Maintenance Dredging within the Vicksburg and adjacent Districts
	Date of Award:	March 31, 2010
	Contract Number:	W912EE-10-C-0011
	Parties Involved:	USACE, Vicksburg / LWM

7)	Title of Contract:	Chain of Rocks, Berm #6
	Date of Award:	June 12, 2009
	Contract Number:	W912P9-07-D-0513
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H Contractors)

8)	Title of Contract:	Kaskaskia Dredging 2009 (pending modification)
	Date of Award:	July 20, 2009
	Contract Number:	W912P9-09-C-0415
	Parties Involved:	USACE, St. Louis / A&H Contractors / LWM (sub for A&H)

9)	Title of Contract:	Henderson County Drainage District No. 1 Levee Repairs
	Date of Award:	August 28, 2009
	Contract Number:	W912EK-09-C-0094
	Parties Involved:	USACE, Rock Island District / LWM

10)	Title of Contract:	Louisa County Drainage District No. 11 Levee Repair
	Date of Award:	September 24, 2009
	Contract Number:	W912EK-09-C-0106
	Parties Involved:	USACE, Rock Island District / LWM

Section 4.23(i)

Government Contracts – Technical Data

None

Section 4.23(k)

Government Contracts – Liquidated Damages

1)	Title of Contract:	McClellan-Kerr Station Dredging
	Liquidated Damages:	None
	Indemnification Clause:	None

2)	Title of Contract:	Chain of Rocks South Seepage Berms
	Liquidated Damages:	Per Contract Specs – Section 00700, Clause 52.211-12(a)
	Indemnification Clause:	None

3)	Title of Contract:	Iowa River - Flint Creek Levee District #16
	Liquidated Damages:	Per Specs – Section 005200 Contract Agreement, Para. 2.
	Indemnification Clause:	Per Specs – “Standard General Conditions of the Construction Contract”, Article 6.20

4)	Title of Contract:	Lake Decatur Dredging
	Liquidated Damages:	Per “ILDOT Standards and Specs for Road and Bridge Construction”, Article 108.09
	Indemnification Clause:	Per “ILDOT Standards and Specs for Road and Bridge Construction”, Article 107.26

5)	Title of Contract:	Pond A Bridgeway Acres Landfill
	Liquidated Damages:	Per Specs – Section B Special Conditions, Para. 21(B)
	Indemnification Clause:	Per Specs – Section H Agreement, Para. 1(J)

6)	Title of Contract:

Lease of Cutterhead, Hydraulic, Pipeline Dredge (NLT 22-Inch Diameter) Fully Operated with Attendant Plant and Personnel, with a Draft NTE 11 Feet, for Construction and Maintenance Dredging within the Vicksburg and adjacent Districts.

	Liquidated Damages:	None
	Indemnification Clause:	None

7)	Title of Contract:	Chain of Rocks, Berm #6
	Liquidated Damages:	Per Contract Specs – Section 00700, Clause 52.211-12(a)
	Indemnification Clause:	None

8)	Title of Contract:	Kaskaskia Dredging 2009 (pending modification)
	Liquidated Damages:	Per Contract Specs – Section 00700, Clause 52.211-12(a)
	Indemnification Clause:	Per Contract Specs – Section 00700, Clause 52.250-1

9)	Title of Contract:	Henderson County Drainage District No. 1 Levee Repairs
	Liquidated Damages:	Per Contract Specs – Section 00700, Clause 52.211-12(a)
	Indemnification Clause:	None

10)	Title of Contract:	Louisa County Drainage District No. 11 Levee Repairs
	Liquidated Damages:	Per Contract Specs – Section 00700, Clause 52.211-12(a)
	Indemnification Clause:	None

Section 4.23(p)

Certain Government Contracts

1)	Title of Contract:	McClellan-Kerr Station Dredging *
	Date of Award:	July 30, 2010
	Contract Number:	W9127S-10-D-0019
	Parties Involved:	USACE, Little Rock / L.W. Matteson, Inc.

2)	Title of Contract:	Henderson County Drainage District No. 1 Levee Repairs **
	Date of Award:	August 28, 2009
	Contract Number:	W912EK-09-C-0094
	Parties Involved:	USACE, Rock Island District / L.W. Matteson, Inc.

* Met requirements of Small Business Set Aside at time of letting

** Met requirements of HubZone Small Business Set Aside at time of letting

Schedule 1.1

Certain Permitted Liens

None

Schedule 2.1

Certain Retained Assets

1.	Straddle crane located in Burlington, IA Maintenance Yard

2.	LM145 – 45’ x 95’ x 5’ spud barge (#680868)

3.	LS418 Crane located in Burlington, IA Maintenance Yard

4.	Fiberglass deck boat located in Burlington, IA Maintenance Yard

5.	Any and all motorcycles located anywhere on L.W. Matteson controlled property and any motorcycle parts, and paraphernalia

6.	Any collectibles located on Matteson-controlled property (model cranes, boats, etc.) that are not used in the Business

7.	Antique diving gear

8.	Anything designated as Matteson Marine service items by Seller located at 2815 – 91st Avenue or #1 South Point, Burlington, IA

9.	Anything that isn’t or hasn’t been used in the normal operation of the business of L.W. Matteson, Inc.

10.	Cash

11.	Any scrap metal (excluding pipe)

12.	2002 GMC Yukon Denali LX

13.	Any anchor weighing in excess of 3,000 lbs.

14.	Two new 40-ton Nabrico winches located at 2815 – 91st Avenue in Burlington, IA

15.	Two new 30-ton Patterson winches located at 2815 – 91st Avenue in Burlington, IA

16.	1971 Link-Belt LS108B 45-Ton Crawler Crane – S/N 9LG4160

17.	2010 Silver GMC Sierra K1500 VIN: *************7198

18.	Sheely barges 103 (#267617), 106 (#267620), and 109 (#267623)

Schedule 2.7

Certain Retained Liabilities

None

Schedule 3.2(f)

Certain Required Consents and Approvals

Lease, dated January 1, 2007, between W.B. Isgrig & Sons, Inc. and L.W. Matteson, Inc.

Subcontract Agreement for Chain of Rocks South Seepage Berm, dated November 23, 2010, between A&H Contractors and L.W. Matteson, Inc.

Subcontract Agreement for Kaskaskia River, dated August 21, 2009, between A&H Contractors and L.W. Matteson, Inc.

Subcontract Agreement No. LES-IL/NBD-001, for Contract No.: W912P9-07-D-0513, Dredging of Chain of Rock Berm #6, Madison County, Illinois, dated August 31, 2007, between Lakeshore Engineering and L.W. Matteson, Inc.